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Exhibit 4.1

EXECUTION COPY

QWEST SAVINGS & INVESTMENT PLAN
Amended and Restated, Effective December 31, 2001
(Unless Otherwise Indicated)

i

1.47	"Period of Severance"	10
1.48	"Personal Choice Retirement Account" or "PCRA"	10
1.49	"Plan"	10
1.50	"Plan Design Committee"	10
1.51	"Plan Year"	10
1.52	"QAM"	10
1.53	"QCI"	10
1.54	"Qualified Domestic Relations Order" or "QDRO"	10
1.55	"Qualified Non-Elective Contributions" or "QNEC"	10
1.56	"Qwest Shares"	10
1.57	"Qwest Shares Fund"	11
1.58	"Reemployment Commencement Date"	11
1.59	"Required Beginning Date"	11
1.60	"Rollover Contribution"	11
1.61	"Severance From Service Date"	11
1.62	"Specified Minimum Employer Contribution"	11
1.63	"Spouse"	11
1.64	"Stock"	11
1.65	"Taxable Year"	11
1.66	"Top-Paid Group"	11
1.67	"Trust Agreement"	12
1.68	"Trustee"	12
1.69	"Trust Fund"	12
1.70	"Valuation Date"	13
ARTICLE II	Participation	12
2.1	Eligibility—Participant Contributions, Matching and Company Discretionary Contributions	12
2.2	Eligibility—Rollover	14
2.3	Enrollment—Procedure	14
ARTICLE III	Contributions	14
3.1	Participant Contributions	14
3.2	Company Matching Contributions	16
3.3	Miscellaneous Company Contributions	17
3.4	Company Discretionary Contributions	18
3.5	Contributions Contingent on Deductibility	18
3.6	Rollover Contributions, Direct Transfers, and Other Contributions by Participants	18
3.7	Return of Contributions	20
3.8	Limitation on Annual Additions	20
3.9	Contribution Limits for Highly Compensated Employees (ADP Test)	21
3.10	Contribution Limits for Highly Compensated Employees (ACP Test)	22
3.11	Contribution Limits for Highly Compensated Employees (Multiple Use)	23
3.12	QNECs	24
3.13	Military Service	24
3.14	Specified Minimum Employer Contribution	24
ARTICLE IIIA	ESOP Provisions	25
3A.1	ESOP Portion of the Plan	25
3A.2	Participating Company Contributions	26

3A.3	Investment of Participating Company Contributions	26
3A.4	Investment of ESOP Accounts	26
3A.5	Acquisition Loans	26
3A.6	Allocations to ESOP Accounts	28
3A.7	Distribution of Dividends	28
3A.8	Provision for Allocation of ESOP Shares in Connection with Change in Control	28
3A.9	ESOP Diversification	30
ARTICLE IV	Interests in the Trust Fund	30
4.1	Participants' Accounts	30
4.2	Valuation of Trust Fund	31
4.3	Allocation of Increase or Decrease in Net Worth	32
4.4	Fees	32
ARTICLE V	Amount of Benefits	33
5.1	Vesting Schedule—Forfeitures	33
5.2	Forfeitures	34
5.3	Restoration of Forfeitures	34
5.4	Method of Forfeiture Restoration	35
5.5	Allocation of Forfeitures	35
5.6	Transfers—Portability	35
ARTICLE VI	Distribution of Benefits	35
6.1	Beneficiaries	35
6.2	Consent	36
6.3	Distributable Amount	37
6.4	Manner of Distribution	37
6.5	Time of Distribution	37
6.6	In-Service Withdrawals	39
6.7	Direct Rollover Election	41
6.8	Direct Rollovers of Plan Distributions Effective January 1, 2002	42
6.9	Installments	42
6.10	Deferred Withdrawals	43
6.11	Return of Basis	43
ARTICLE VII	Loans	43
7.1	Availability	43
7.2	Loan Amount	44
7.3	Repayment	44
7.4	Administration	45
ARTICLE VIII	Allocation of Responsibilities—Named Fiduciaries	45
8.1	No Joint Fiduciary Responsibilities	45
8.2	The Participating Companies	45
8.3	The Company	45
8.4	The Committee	46
8.5	The Investment Committee	46
8.6	Plan Design Committee	46
8.7	Delegation	46
8.8	The Trustee	46
8.9	Allocation of Fiduciary Responsibilities	46

8.10	Organization of the Committee	48
8.11	Agent for Process	48
8.12	Plan Expenses	48
ARTICLE IX	Trust Agreement—Investments	48
9.1	Trust Agreement	48
9.2	Expenses of Trust	48
9.3	Investments	49
9.4	Investment Funds	50
9.5	Special Rules Regarding PCRA	51
9.6	Requirements for Participant Elections	51
ARTICLE X	Termination and Amendment	52
10.1	Termination of Plan or Discontinuance of Contributions	52
10.2	Allocations Upon Termination or Discontinuance of Company Contributions	52
10.3	Procedure Upon Termination of Plan or Discontinuance of Contributions	52
10.4	Amendment by QCI	53
10.5	Amendment to Vesting Schedule	53
ARTICLE XI	Plan Adoption by Affiliates	53
11.1	Adoption of Plan	53
11.2	Agent of Affiliate	54
11.3	Disaffiliation and Withdrawal from Plan	54
11.4	Effect of Disaffiliation or Withdrawal	54
11.5	Distribution Upon Disaffiliation or Withdrawal	54
ARTICLE XII	Top-Heavy Provisions	55
12.1	Application of Top-Heavy Provisions	55
12.2	Determination of Top-Heavy Status	55
12.3	Special Vesting Rule	56
12.4	Special Minimum Contribution	56
12.5	Change in Top-Heavy Status	56
12.6	Top-Heavy Rules Effective December 31, 2002	56
ARTICLE XIII	Miscellaneous	57
13.1	Right to Dismiss Employees—No Employment Contract	57
13.2	Claims Procedure	58
13.3	Source of Benefits	61
13.4	Exclusive Benefit of Employees	61
13.5	Forms of Notices	61
13.6	Failure of Any Other Corporation to Qualify	61
13.7	Notice of Adoption of the Plan	61
13.8	Plan Merger	61
13.9	Inalienability of Benefits—Domestic Relations Orders	61
13.10	Payments Due Minors or Incapacitated Persons	65
13.11	Disposition of Unclaimed Payments	65
13.12	Pronouns: Gender and Number	65
13.13	Applicable Law	65

APPENDIX A—Provisions Applicable to Supernet, Inc. 401(k) Profit Sharing Plan

APPENDIX B—Provisions Applicable to LCI International 401(k) Savings Plan

APPENDIX C—Provisions Applicable to Lightwave Spectrum, Inc. 401(k) Plan

QWEST SAVINGS & INVESTMENT PLAN
amended and restated, effective December 31, 2001
PREAMBLE

        QWEST COMMUNICATIONS INTERNATIONAL INC., a Delaware corporation ("QCI"), established a profit sharing plan that includes a cash or deferred arrangement (the "Classic Qwest Plan"), effective January 1, 1999.

        U S WEST, Inc. sponsored a profit sharing plan that included both a cash or deferred arrangement and a match that was an ESOP (the "Classic U S WEST Plan") until U S WEST, Inc. was merged with QCI on June 30, 2000. QCI was the surviving corporation and therefore became the sponsor of the Classic U S WEST Plan, although its employees did not participate in such plan. The Classic U S WEST Plan was later renamed the Qwest Savings & Investment Plan.

        The Classic Qwest Plan is hereby merged into the Qwest Savings & Investment Plan effective December 31, 2001. On that date, the trust(s) for the Classic Qwest Plan became trust(s) for the merged plan. As soon as administratively practicable following December 31, 2001, the assets of the Classic Qwest Plan shall be transferred to the Qwest Savings & Investment Plan. The merged plan will retain the name Qwest Savings & Investment Plan, and will be referred to in this document as the "Plan."

        The merged plan is hereby amended and restated as of December 31, 2001, unless otherwise provided herein. The Plan and its assets held in the trust(s) are intended to comply with the provisions of the Code (as defined herein) and ERISA (as defined herein), to qualify as a profit sharing plan for all purposes of the Code, except for the match which is intended to qualify as an employee stock ownership plan under Code section 4975(e)(7). The Plan is also intended to provide a cash or deferred arrangement that satisfies the requirements of Code section 401(k).

** end of the Preamble **

ARTICLE I

Definitions

        The following words and phrases shall have the meaning set forth below:

        1.1    "Account"    means the aggregate of all the sub-accounts identified in section 4.1 of a particular Account Owner.

        1.2    "Account Owner"    means a Participant who has an Account balance, an Alternate Payee who has an Account balance, or a beneficiary who has obtained a present interest in the Account of the previous Account Owner because of the previous Account Owner's death.

        1.3    "Acquisition Loan"    means a loan or other extension of credit used by the Trustee to finance the acquisition of Stock or to repay and finance, to the extent permitted by law, a prior Acquisition Loan.

        1.4    "Affiliate"    means any member of the Controlled Group except QCI. For purposes of determining the limit on Annual Additions under section 3.8, the term "Affiliate" shall also include those legal entities that would be members of the Controlled Group if the Controlled Group were determined by using the modification discussed in Code section 415(h).

        1.5    "After-Tax Contribution"    means the contributions provided for in section 3.1 that are not Before-Tax Contributions.

        1.6    "Alternate Payee"    means any Participant's Spouse, former spouse, child, or other dependent who is recognized by a Qualified Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under this Plan with respect to such Participant.

        1.7    "Annual Addition"    means the allocations to a Participant's account(s) for any Plan Year, as described in detail below.

            (a)   Annual Additions shall include: (i) Company Contributions to this Plan (and any other defined contribution plan maintained by any Affiliate); (ii) after-tax contributions to this Plan and any other defined contribution plan maintained by any Affiliate; (iii) salary deferral contributions to this Plan and before-tax contributions to any other defined contribution plan maintained by any Affiliate; (iv) forfeitures allocated to a Participant's account(s) in this Plan and any other defined contribution plan maintained by any Affiliate (except as provided in paragraph (b)(iii) below); (v) all amounts paid or accrued to a welfare benefit fund as defined in Code section 419(e) and allocated to the separate account (under such welfare benefit fund) of a Key Employee to provide post-retirement medical benefits; and (vi) contributions allocated on the Participant's behalf to any individual medical account as defined in Code section 415(l)(2).

            (b)   Annual Additions shall not include: (i) Rollover Contributions to this Plan or rollover contributions, made pursuant to Code section 402(c), 403(a)(4), 403(b)(8), 405(d)(3), 408(d)(3), or 409(b)(3)(C) to any other defined contribution plan maintained by any Affiliate; (ii) repayments of loans made to a Participant from a qualified plan maintained by the Company or any Affiliate; (iii) repayments of forfeitures for rehired Participants, as described in Code sections 411(a)(7)(B) and 411(a)(3)(D); (iv) direct transfer of employee contributions from one qualified plan to this Plan or any other qualified defined contribution plan maintained by any Affiliate; (v) deductible employee contributions within the meaning of Code section 72(o)(5); (vi) employee contributions to a simplified employee pension, if such contributions are deductible under Code section 219(a); or (vii) catch up contributions made pursuant to section 3.1(c) or similar contributions to other qualified plans maintained by any Affiliate.

        1.8    "Applicable Tax Year"    shall mean the Taxable Year in which a Plan Year commences.

        1.9    "AT&T Shares Fund"    means a fund invested primarily in AT&T Corp. common stock and any other securities issued as result of holding such shares of AT&T Corp. Effective July 14, 2000, dividends and other distributions received in cash with respect to shares of AT&T Corp. common stock held in the AT&T Shares Fund shall be reinvested in the AT&T Shares Fund. Dividends and other distributions received in the form of AT&T Corp. common stock, with respect to common stock of AT&T Corp. held in the AT&T Shares Fund, shall be held in the AT&T Shares Fund. Effective prior to July 14, 2000, subject to section 3A.7, dividends and other distributions received in cash or in the form of common stock of MediaOne Group, Inc. held in the AT&T Shares Fund (or the MediaOne Group Shares Fund) shall be reinvested in the Qwest Shares Fund.

        1.10    "Before-Tax Contribution"    means the contributions provided for in section 3.1 that are intended to be excluded from the Employee's income for federal income tax purposes pursuant to Code sections 401(k) and 402(e)(3).

        1.11    "Break in Service"    means a period that begins on the Severance From Service Date. A one-year Break in Service begins on the Severance From Service Date and ends on the first anniversary of such date provided that the Employee does not perform at least one Hour of Service during such twelve-month period. A leave of absence in a non-paid status that is approved in writing by the Company shall not constitute a Break in Service.

        1.12    "Code"    means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and rulings in effect thereunder from time to time.

        1.13    "Committee" or "Employee Benefits Committee"    means the administrative Committee described in section 8.4.

        1.14    "Company"    means Qwest Communications International Inc., a Delaware corporation, any successor thereto. If the context so warrants, the term "Company" shall also include any Participating Company.

        1.15    "Company Contributions"    means all contributions to the Plan made by the Company pursuant to Article III for the Plan Year.

        1.16    "Company Discretionary Contribution Account"    means the Account that is credited with Company Discretionary Contributions to the Plan in accordance with section 3.4, together with investment earnings (or losses) thereon.

        1.17    "Company Discretionary Contributions"    means an amount contributed to the Plan by a Participating Company in accordance with section 3.4.

        1.18    "Company Matching Contributions"    means contributions to the Plan made by the Company pursuant to subsection 3.2(a) for the Plan Year.

        1.19    "Compensation"    means:

          (a)    Code Section 415, Highly Compensated Employee Determination and Company Discretionary Contributions.    "Compensation" for purposes of Section 3.8 (relating to limitations under Code Section 415), Section 3.4 (relating to Company Discretionary Contributions) and Section 1.30 (relating to Highly Compensated Employee) shall mean the wages, within the meaning of Code section 3401(a), which are paid by the Company or an Affiliate to or for an Employee (including amounts paid to the Employee under the Management Separation Plan), all other compensatory payments to an Employee by the Company or an Affiliate (in the course of its trade or business) for which the Company or an Affiliate is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3) and 6052, and any amounts excluded from the Employee's income under Code sections 125, 402(e)(3) or 132(f)(4).

          (b)    Before-Tax, After-Tax and Matching Contributions for Occupational Employees.    For purposes of determining and allocating Company Matching Contributions under section 3.2(a) and for purposes of determining the amount of Participant Contributions under subsection 3.1(a) for Occupational Employees, Compensation shall include the amounts specified in subsection (b)(i) below and exclude the amounts specified in subsection (b)(ii) below.

            (i)    Included Items.    Compensation shall include the following amounts:

              (A)  base pay for Occupational Employees (including any elective salary deferrals that are excluded from federal taxable income pursuant to Code sections 402(e)(3) or 125 or pre-tax payments pursuant to Code section 132(f)(4));

              (B)  annual lump sum merit awards;

              (C)  merit awards for performance on specific job projects;

              (D)  annual lump sum team incentives and gain share awards;

              (E)  retroactive wage increases;

              (F)  incentive compensation including marketing and team incentive compensation, as determined from payroll records;

              (G)  short-term disability benefits paid to a Covered Employee under the Qwest Disability Plan or under the terms of a Participating Company's predecessor Sickness and Accident Disability Benefit Plan received by a Participant who is absent on account of disability;

              (H)  effective January 1, 1997, all amounts received by a Participant who is on a leave of absence, including a military or political leave of absence, approved by the Participating Company with which the Participant is employed;

              (I)   commissions;

              (J)   imputed base pay for non-paid union time solely related to the Participating Company's business, and any other payments similar in nature bargained for by the Employee's collective bargaining representative;

              (K)  lump sum or biweekly payments under the Reassignment Pay Protection Allowance; and

              (L)  amounts received pursuant to the Qwest Bonus Plan.

            (ii)    Excluded Items.    Compensation shall not include the following amounts:

              (A)  overtime;

              (B)  shift differentials;

              (C)  personal vehicle reimbursements;

              (D)  compensation received from a non-qualified deferred compensation plan;

              (E)  other premium pay including awards associated with any type of Employee suggestion plan or special community service project;

              (F)  payments received from redeployment plans;

              (G)  differentials based on geographic location;

              (H)  pay in lieu of unused vacation;

              (I)   workers' compensation payments;

              (J)   foreign service premiums, differentials, or housing allowances;

              (K)  moving and relocation expenses, including, but not limited to relocation pay and bonuses;

              (L)  amounts realized from the exercise of non-qualified stock options and amounts realized from the sale, exchange or other disposition of stock acquired under incentive stock options;

              (M) severance payments under any severance plan or severance bonus payment (other than amounts under the Qwest Bonus Plan) and amounts paid in connection with the settlement of a claim or release;

              (N)  amounts paid in connection with health and welfare benefits, including, but not limited to life insurance allowances;

              (O)  amounts received from any tax qualified plan or a plan intended by the Company to constitute a qualified plan; and

              (P)   amounts earned while the Occupational Employee is not a Covered Employee or an Occupational Employee.

          (c)    Before-Tax, After-Tax and Matching Contributions for Management Employees    For purposes of determining and allocating Company Matching Contributions under section 3.2(a) and for purposes of determining the amount of Participant Contributions under Section 3.1(a) for Management Employees, Compensation shall mean amounts specified in subsection (c)(i) below and excluding amounts specified in (c)(ii) below.

            (i)    Compensation shall include the following amounts:

              (A)  The Management Employee's salary, wages, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company or an Affiliate to the extent the amounts are includable in gross income, including overtime, commissions, compensation based on profits, tips, bonuses, all foreign earned income as defined in Code section 911(b) (whether or not excludable from gross income under Code section 911), and any amounts that are excluded from income under Code sections 931 or 933; and

              (B)  Elective deferrals (as defined in Code section 402(g)(3)) and amounts that are contributed or deferred by the Company or an Affiliate at the election of the Management Employee and that are not includable in gross income of the Management Employee by reason of Code sections 125 or 132(f).

            (ii)   Compensation shall not include the following amounts:

              (A)  Contributions made by the Company or an Affiliate to a plan of deferred compensation, to the extent that, before the application of the limitations of Code section 415 to such plan, such contributions are not includable in the gross income of the Management Employee for the taxable year in which such contributions were contributed;

              (B)  Contributions made by the Company or an Affiliate on behalf of a Management Employee to a simplified employee pension plan described in Code section 408(k), to the extent such contributions are not excludable in the Management Employee's gross income;

              (C)  Any distributions from a plan of deferred compensation, regardless of whether such amounts are includable in the gross income of the Management Employee;

              (D)  Amounts realized from the exercise of a non-qualified stock option;

              (E)  Amounts realized when restricted stock or property held by the Management Employee becomes freely transferable or is no longer subject to a substantial risk of forfeiture, as described in Code section 83;

              (F)  Amounts realized from the sale, exchange, or other disposition of stock acquired under an incentive stock option;

              (G)  Other amounts that receive special tax benefits, including premiums for group term life insurance, to the extent that the premiums are not includable in the Management Employee's gross income;

              (H)  Contributions made by the Company or an Affiliate (whether or not pursuant to a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not such contributions are excludable from the gross income of the Management Employee);

              (I)   Reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits; and

              (J)   Amounts earned while the Management Employee is not a Covered Employee or a Management Employee.

          (d)    Time Period for Measuring Compensation.    For purposes of subsections (b) and (c) above, the following applies for purposes of determining Compensation.

              (A)    General.    Compensation shall only include amounts paid to a Covered Employee, except as provided in paragraph (B) below. Compensation shall only include amounts paid after the Employee has satisfied the participation requirements described in Article II, and for purposes of calculating the match, shall only include amounts paid after the Employee has become eligible to receive a match.

              (B)    Trailing Pay.    Compensation shall also include amounts that are paid in the month in which the Covered Employee terminates employment with the Company and Controlled Group members or in any of the following three months.

          (e)    414(s) Compensation.    For purposes of ADP, ACP and multiple use tests and for purposes of QNECs under sections 3.9, 3.10, 3.11 and 3.12, "Compensation" means any definition of compensation for a Plan Year, as selected by the Committee, that satisfies the requirements of Code section 414(s) and the regulations promulgated thereunder. The definition of Compensation used in one Plan Year may differ from the definition used in another Plan Year.

          (f)    Limitation on Compensation.    The annual Compensation of each employee taken into account under the Plan shall not exceed the OBRA "93 annual compensation limit. The OBRA "93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA "93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

        If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA "93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA "93 annual compensation limit is $150,000.

          (g)    Limit on Compensation Effective December 31, 2002.    The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning on or after December 31, 2002, shall not exceed $200,000, as adjusted for cost of living increases in accordance with section 401(a)(17)(B) of the Code. Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost of living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

        1.20    "Controlled Group"    means QCI and all the entities that are treated as a single employer with QCI pursuant to Code sections 414(b), 414(c), 414(m), or 414(o).

        1.21    "Covered Employee"    means:

          (a)    General.    A Covered Employee shall mean an Employee of a Participating Company who is: (i) a regular or regular-term Employee in active service (on a full-time or part-time basis); (ii) a regular flexible Employee; or (iii) except as set forth in section 1.21(b), a person classified as a temporary Employee, incidental Employee or an intern.

          (b)    Exclusions.    A Covered Employee shall not include any Employee of a non-Participating Company. Anyone classified as an "occasional employee" or "ETC Employee" shall not be a Covered Employee. A Covered Employee shall not include any Leased Employees or any individuals who would be Leased Employees but for their length of service with the Company and Affiliates. A Covered Employee, who is a Management Employee, shall not include any individual who enters into an agreement with the Participating Company stating that he is not to participate in the Plan. A Covered Employee shall not include any person who becomes a temporary Management Employee on or after January 1, 2001. A temporary Employee is any Employee (without respect to titles or job descriptions such as temporary work, project work, term assignment, temporary assignment, etc.) who is performing an assignment which is not intended to be ongoing and which is intended to have a specified end date (by reference to a calendar end date or the project end date).

          (c)    Collectively Bargained Employees.    A Covered Employee does not include an Employee included in a unit of Employees covered by a collective bargaining agreement that does not provide for such Employee's participation in the Plan, provided that retirement benefits were the subject of good faith bargaining during the negotiation of such collective bargaining agreement.

          (d)    Independent Contractors.    A Covered Employee does not include an individual (i) who provides services to the Controlled Group under an agreement, contract, or any other arrangement pursuant to which the individual is initially classified as an independent contractor or (ii) whose remuneration for services has not been treated initially as subject to the withholding of federal income tax pursuant to Code section 3401 and (iii) has been subsequently reclassified as a common law employee by the Company or as a result of a final decree of a court of competent jurisdiction or the settlement of an administrative or judicial proceeding.

          (e)    Non-resident Aliens.    Any non-resident alien who either (i) receives from the Company or an Affiliate no earned income (within the meaning of Code section 911(d)(2)) that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) or (ii) receives from the Company or an Affiliate earned income that constitutes income from sources within the United States, but such income is exempt from United States income tax by an income tax treaty or convention, shall not be a Covered Employee.

        1.22    "Domestic Relations Order"    means any judgment, decree or order (including approval of a property settlement agreement) that relates to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child, or other dependent of the Participant and is made pursuant to a state domestic relations law (including a community property law).

        1.23    "Employee"    means:

            (a)   Any individual employed as a common law employee by any Participating Company on a full-time or part-time basis who receives compensation other than a pension, retainer, or fee under contract.

            (b)   An individual shall not be an "Employee" if he meets any of the following: (i) the individual was performing services for any Participating Company under an agreement, contract, or any other arrangement pursuant to which the individual is characterized or classified by the Participating Company as an independent contractor (or an employee of an independent contractor), (ii) the individual's payments for services for any Participating Company have not been initially treated by any Participating Company as subject to wage withholding under the Code and applicable state law, (iii) any individual who was not initially classified by a Participating Company as a common law employee of a Participating Company, (iv) any individual who was initially classified as a Leased Employee or (v) any other individual who was leased by a Participating Company from an entity that is the individual's employer of record. Notwithstanding paragraph (a) above, if the Company determines or agrees that the classification or treatment was incorrect and that the individual was or is in fact a common law employee, such an individual shall not be an Employee (or Covered Employee or Participant) either retroactively or prospectively; however, if the Company informs the individual in writing that he is an Employee for purposes of the Plan, he shall be an Employee with respect to service after the date specified in such writing. Notwithstanding the foregoing, if an individual files a claim with the Committee in accordance with section 13.2 within 60 days of such initial classification, and the Committee determines that such classification is incorrect, the determination by the Committee shall be given retroactive effect.

            (c)   Solely for purposes of the requirements of Code Section 414(n)(3) (but only to the extent they relate to this Plan), including counting service for eligibility to participate and vesting, "Employee" shall also mean (i) any individual described in the preceding paragraph (b) who is in fact a common law employee and (ii) Leased Employees. Notwithstanding the foregoing, if such Leased Employees constitute less than 20% of the Participating Companies' non-highly compensated work force within the meaning of Code section 414(n)(5)(C)(ii), "Employee shall not include Leased Employees covered by a plan described in Code section 414(n)(5) unless otherwise provided in the Plan.

            (d)   By way of example, assume a technician is leased from an entity (or hired as an independent contractor) on May 1, 2002. The Company later determines or agrees that the individual has in fact always been a common law employee and reclassifies him as such (including subjecting him to wage withholding) on June 1, 2004; however, he continues as a technician. Solely for the purposes of the requirements of Code section 414(n)(3) (but only to the extent they relate to this Plan), including counting service for eligibility to participate and vesting, this individual will be treated as an Employee on and after May 1, 2002. However, the individual shall not be an Employee (or Covered Employee or Participant) for any other purpose with respect to employment either prior or subsequent to June 1, 2004, even though other technicians of the Company are treated as Employees. The individual shall not become an Employee (or Covered Employee or Participant) unless and until the Company informs the individual in writing that he is an Employee for purposes of the Plan.

        1.24    "Employment Commencement Date"    means the date on which an Employee first performs an Hour of Service.

        1.25    "ERISA"    means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings in effect thereunder from time to time.

        1.26    "ESOP Account"    means the account that is credited with payments to the ESOP by a Participating Company in accordance with sections 3.2 and 3.4, together with the investment earnings (or losses) thereon. The ESOP Account shall be comprised of various subaccounts, including the Matching Contribution Account, the Company Discretionary Contribution Account, and any other subaccounts established by the Committee.

        1.27    "Financed Shares"    means stock acquired by the Plan with the proceeds of an Acquisition Loan.

        1.28    "First Day Participant"    shall mean any Employee who is an eligible Employee of a Participating Company on the first day through the last day of the Applicable Tax Year and who is employed for the last six months of the Applicable Tax Year by the Participating Company who has made an irrevocable commitment to make a Specified Minimum Employer Contribution which includes such eligible Employee.

        1.29    "Five-Percent Owner"    means:

            (a)   With respect to a corporation, any person who owns (either directly or indirectly according to the rules of Code section 318) more than 5% of the value of the outstanding stock of the corporation or stock possessing more than 5% of the total combined voting power of all stock of the corporation.

            (b)   With respect to a non-corporate entity, any person who owns (either directly or indirectly according to rules similar to those of Code section 318) more than 5% of the capital or profits interest in the entity.

A person shall be a Five-Percent Owner for a particular year if such person is a Five-Percent Owner at any time during such year.

        1.30    "Highly Compensated Employee"    means:

            (a)   Any Employee who, at any time during the Plan Year or the Look-Back Year, was a Five-Percent Owner, or

            (b)   Any Employee who earned at least $80,000 (as adjusted by the Secretary of the Treasury) during the Look-Back Year and was a member of the Top-Paid Group.

        1.31    "Hour of Service"    means each hour for which an Employee is paid or entitled to payment by the Controlled Group for the performance of duties for the Controlled Group. Hours of Service shall be credited to the Employee when the duties are performed, regardless of when the Employee is paid for such duties.

        1.32    "Investment Committee"    means the Plan Investment Committee referred to in section 8.5.

        1.33    "Key Employee"    means an individual described in Code section 416(i) and the regulations promulgated thereunder.

        1.34    "Leased Employee"    means any person (other than an employee of the recipient) who pursuant to an agreement between the recipient and any other person ("Leasing Organization") has performed services for the recipient (or for the recipient and related persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the recipient's primary direction or control.

        1.35    "Limitation Year"    means the Plan Year.

        1.36    "Look-Back Year"    means the twelve months immediately preceding the Plan Year.

        1.37    "Management Employee"    means an Employee who is not an Occupational Employee.

        1.38    "Matching Contribution Account"    means the subaccount of the ESOP Account that is credited with payments to the ESOP by a Participating Company in accordance with section 3.2, together with the investment earnings (or losses) thereon.

        1.39    "Non-Highly Compensated Employee"    means an Employee who is not a Highly Compensated Employee.

        1.40    "Non-Key Employee"    means any Employee who is not a Key Employee.

        1.41    "Normal Retirement Age"    means age 65.

        1.42    "Occupational Employee"    means an Employee who is represented for collective bargaining purposes by a labor organization within the meaning of the Labor Management Relations Act.

        1.43    "Participant"    means an individual who has an Account under the Plan because the individual is or was an Employee. The term "Participant" shall also include any Employee who has satisfied the eligibility requirements of section 2.1, but who does not yet have an Account balance.

        1.44    "Participant Contributions"    means Before-Tax and After-Tax Contributions.

        1.45    "Participating Company"    means QCI, Qwest Services Corporation ("QSC") and all wholly owned subsidiaries of QCI and QSC that, with the consent of the Plan Design Committee, participate in the Plan.

        1.46    "Period of Service"    means the duration of employment, in general. A Period of Service prior to December 31, 2001 shall be measured according to the Plan provisions then in effect. Beginning December 31, 2001, an Employee's Period of Service commences on the Employee's Employment Commencement Date or Reemployment Commencement Date (or, if later, December 31, 2001) and ends on the Severance From Service Date. The Period of Service shall include all service performed for the Controlled Group, except for those periods that may be disregarded under the rules of Code section 410(a)(5) or 411(d)(4). A Period of Service shall also include service with AT&T and certain other companies spun off from AT&T effective on or about January 1, 1985, and certain other related companies, but only to the extent required by law or by mutual agreement of such companies.

        1.47    "Period of Severance"    means the period commencing on the Severance From Service Date and ending on the Reemployment Commencement Date.

        1.48    "Personal Choice Retirement Account" or "PCRA"    means a Participant directed brokerage account as described in sections 9.4 and 9.5.

        1.49    "Plan"    means the Qwest Savings and Investment Plan set forth herein, now in effect or hereafter amended.

        1.50    "Plan Design Committee"    means the committee described in section 8.6.

        1.51    "Plan Year"    means the period on which the records of the Plan are kept, which is the period commencing on December 31 and ending on the following December 30.

        1.52    "QAM"    means Qwest Asset Management Company.

        1.53    "QCI"    means Qwest Communications International Inc., a Delaware corporation, and any successor thereto.

        1.54    "Qualified Domestic Relations Order" or "QDRO"    means a Domestic Relations Order that creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee the right to, receive all or a portion of the benefits payable with respect to a Participant under the Plan and with respect to which the requirements of subsection 13.9(c) are met.

        1.55    "Qualified Non-Elective Contributions" or "QNEC"    means any contribution to the Plan made by the Company pursuant to subsection 3.3(c) for the Plan Year. Qualified Non-Elective Contributions shall be fully vested when made and shall be subject to the distribution restrictions of Code section 401(k)(2)(B).

        1.56    "Qwest Shares"    means the common shares of the Company.

        1.57    "Qwest Shares Fund"    means a fund to be invested, as set forth in section 3A.4, primarily in Qwest Shares. The Trustee shall purchase any Qwest Shares required for the Plan, or cause such shares to be purchased, in accordance with the Trust Agreement. Subject to section 3A.7, dividends and other distributions received in cash with respect to common stock of the Company held in the Qwest Shares Fund shall be reinvested in the Qwest Shares Fund. Dividends and other distributions received in the form of Qwest Shares, with respect to common stock of the Company held in the Qwest Shares Fund, shall be held in the Qwest Shares Fund.

        1.58    "Reemployment Commencement Date"    means the date on which an Employee first performs an Hour of Service for the Controlled Group after incurring a one-year Break in Service.

        1.59    "Required Beginning Date"    means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant terminates employment with the Controlled Group; provided however, that the Required Beginning Date for a Participant who is a Five Percent Owner is April 1 of the calendar year following the calendar year in which the Participant attains 70 1/2.

        1.60    "Rollover Contribution"    means a contribution to the Plan by an Employee pursuant to section 3.6(a).

        1.61    "Severance From Service Date"    means the earlier of the date determined under subsection (a) or (b):

          (a)   the last day an Employee performs service for the Controlled Group if the Employee resigns, is discharged, retires, or dies, or

          (b)   the first anniversary of the day a former Employee is absent from the Controlled Group for any reason other than resignation, discharge, retirement, or death (such as vacation, holiday, sickness, disability, leave of absence, or temporary layoff), with the following exceptions:

            (i)    If the former Employee is absent from the Controlled Group because of parental leave on the first anniversary of the day the former Employee was first absent, the Severance From Service Date shall be the second anniversary of the day the Employee was first absent. Parental leave shall include only the pregnancy of the former Employee, the birth of the former Employee's child, the placement of a child with the former Employee in connection with the adoption of the child by the former Employee, or the caring for such child immediately following the birth or placement.

            (ii)   If the former Employee is absent from the Controlled Group for more than one year because of an approved leave of absence (with or without pay) for any reason (including but not limited to jury duty and military leave), and the former Employee returns to work at or prior to the leave of absence, no Severance From Service Date shall occur.

        1.62    "Specified Minimum Employer Contribution"    shall mean an amount contributed by the Company to the Plan pursuant to section 3.14 of the Plan.

        1.63    "Spouse"    means the person of the opposite sex to whom a Participant is lawfully married according to the law of the state of the Participant's domicile.

        1.64    "Stock"    means the $0.01 par value common stock of QCI.

        1.65    "Taxable Year"    means the accounting period of QCI for federal income tax purposes.

        1.66    "Top-Paid Group"    means the top 20% of Employees ranked on the basis of Compensation received during the applicable year. For purposes of this section only, a Leased Employee (as defined in Code section 414(n)(2)) shall be treated as an Employee unless he is either covered by a safe-harbor plan (described in Code section 414(n)(5)) maintained by the leasing organization or covered by a qualified plan maintained by the Employer or an Affiliate. For purposes of determining the number of Employees in the Top-Paid Group, the following Employees may be excluded:

          (a)   any Employee who has not completed six months of service before the end of the applicable year;

          (b)   any Employee who normally works less than 17 1/2 hours per week, as defined in the regulations under Code section 414(q);

          (c)   any Employee who normally works less than six months during the applicable year, as defined in the regulations under Code section 414(q);

          (d)   any Employee who has not had his 21st birthday by the end of the applicable year; and

          (e)   any Employee who is a non-resident alien and who receives no earned income (within the meaning of Code section 911(d)(2)) from the Controlled Group that constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)) during the applicable year.

Notwithstanding the foregoing, the Committee may elect, on a consistent and uniform basis, to modify the permissible exclusions set forth above by substituting any shorter period of service or lower age. The Committee may elect not to exclude any Employees in determining the size of the Top-Paid Group.

        1.67    "Trust Agreement"    means the agreement or agreements entered into between the Company and one or more Trustees to provide for the custody and investment of the assets of the Plan.

        1.68    "Trustee"    means the individual or entity that has been appointed by the Company to maintain the custody of the assets of the Plan and to provide for the investment of the assets of the Plan and that has entered into a Trust Agreement with the Company pursuant to which such individual or entity has agreed to provide for the custody and the investment of the assets of the Plan. The Company may appoint more than one Trustee. The Company may enter into one or more Trust Agreements with one or more Trustees. In this Plan document, the term Trustee shall refer to all Trustees appointed by the Company unless the context requires otherwise.

        1.69    "Trust Fund"    means the assets of the Plan that are held by one or more Trustees pursuant to one or more Trust Agreements.

        1.70    "Valuation Date"    means each day the New York Stock Exchange is open for business, the last day of each Plan Year and any other dates as specified in section 4.2 as of which the assets of the Trust Fund are valued at fair market value and as of which the increase or decrease in the net worth of the Trust Fund is allocated among the Participants' accounts. For purposes of Article XII only, the term "Valuation Date" means the date as of which the account balances are valued, which is the last day of the prior Plan Year.

**end of Article I**

ARTICLE II

Participation

        2.1    Eligibility—Participant Contributions, Matching and Company Discretionary Contributions.

          (a)    Occupational.    This subsection applies only to Occupational Employees.

            (i)    General.    Except as provided in paragraph (ii), each Covered Employee is eligible to make Before-Tax and After-Tax Contributions to the Plan as soon as administratively practicable following the later of the date his Period of Service is three months or the date he became a Covered Employee. Each Covered Employee may receive an allocation of Company Discretionary Contributions based on his Compensation paid while he is eligible to make Before-Tax and After-Tax Contributions. Each Covered Employee becomes eligible to receive an allocation of Company Matching Contributions as soon as administratively practicable after the later of the date his Period of Service is one year or the date he became a Covered Employee.

            (ii)    Dex.    This paragraph applies only to a Participant employed by Qwest Dex, Inc. Each Covered Employee is eligible to make Before-Tax and After-Tax Contributions to the Plan, and is eligible to receive an allocation of Company Matching Contributions as soon as administratively practicable following the later of the date his Period of Service is three months, the date he became employed by Qwest Dex, Inc., or the date he became a Covered Employee.

          (b)    Management.    This subsection applies only to Management Employees. Each Covered Employee is eligible to make Participant Contributions as soon as administratively practicable after the Participant's Employment Commencement Date. Each Covered Employee may receive an allocation of Company Discretionary Contributions based on his Compensation paid while he is eligible to make Before-Tax and After-Tax Contributions. Each Covered Employee is eligible to receive an allocation of Company Matching Contributions as soon as administratively practicable after the Participant's Employment Commencement Date.

          (c)    Retroactive Participation.    If the Covered Employee is not provided with enrollment materials before he became eligible to make contributions to the Plan, then once the enrollment materials are provided to the Covered Employee, he has 30 days to "enroll retroactively." By enrolling retroactively, the Covered Employee shall be given the opportunity to make the Before-Tax and After-Tax Contributions he could have made if he had enrolled as early as he could have, and those contributions shall be matched according to the matching formula in effect when the make-up contributions are made (or, if greater, according to the matching formula in effect when the original contributions could have been made). The make-up contributions shall be subject to the limits described in Article III for the Plan Year in which they were made (rather than the Plan Year in which they could have been made).

          (d)    Misclassification.    If a Covered Employee is wrongly classified as a Management Employee instead of an Occupational Employee, and is retroactively classified as an Occupational Employee, the Covered Employee shall continue to be eligible to make Participant Contributions (even if he has less than three months of Service). If a Covered Employee is wrongly classified as an Occupational Employee instead of a Management Employee, the Covered Employee shall be given the opportunity make the Before-Tax and After-Tax Contributions he could have made if he had enrolled as early as he could have, and those contributions shall be matched according to the matching formula in effect for Management Employees when the make-up contributions are made (or, if greater, according to the matching formula in effect when the original contributions could have been made). The make-up contributions shall be subject to the limits described in Article III for the Plan Year in which they were made (rather than the Plan Year in which they could have been made).

          (e)    Rehires.    This subsection applies only to rehires who are Occupational Employees. A rehired Employee who has less than three months of prior Service shall become eligible to make Participant Contributions from his first paycheck in the calendar month following the later of: (i) the completion by the Covered Employee of three months of Service after rehire; or (ii) the date he becomes a Covered Employee, provided that he is then a Covered Employee. An Employee who is rehired at a time when he has more than three months of prior Service shall become eligible to make Participant Contributions from his first paycheck in the calendar month after he became a Covered Employee.

        2.2    Eligibility—Rollover.

        A Covered Employee is able to make a rollover to this Plan pursuant to section 3.6 on any date on which he is a Covered Employee, including any date prior to his satisfaction of section 2.1. A former Employee who is a vested Account Owner may make a rollover contribution in accordance with procedures approved by the Committee and in accordance with section 3.6.

        2.3    Enrollment—Procedure.

        A Covered Employee who is eligible to participate in the Plan may enroll by completing the procedures established by the Committee and communicated to the Employees from time to time. Effective December 31, 2001, a Management Employee who is a Covered Employee will be automatically enrolled in the Plan, pursuant to subsection 3.1(g) unless the Management Employee affirmatively elects otherwise.

**end of Article II**

ARTICLE III

Contributions

        3.1    Participant Contributions.

          (a)    General Rules.    A Participant may elect to defer the receipt of a portion of his Compensation during a Plan Year and contribute such amount to the Plan as Participant Contributions. Participant Contributions, if any, shall be made in whole percentages of Compensation received in a payroll period. Before-Tax Contributions shall be allocated to Before-Tax accounts; After-Tax Contributions shall be allocated to After-Tax accounts.

          (b)    Plan Design Limits.    A Participant's Participant Contributions in a Plan Year shall be at least 1% and shall not exceed 18% of Compensation for each pay period with respect to Management Employees and shall not exceed 16% of Compensation for each pay period with respect to Occupational Employees. A Participant may only elect to make Participant Contributions from his Compensation, subject to Code section 401(a)(17) limitations, for the Plan Year that he receives while eligible to make Participant Contributions.

          (c)    Catch-up Contributions.    Effective January 1, 2002, and implemented as soon as administratively available thereafter, all Participants who are eligible to make Before Tax Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of sections 402(g) and 415 of the Code or the limitations set forth in section 3.1(b) of the Plan. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of section 401(k)(3), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up contributions. Participants who are eligible to make catch-up contributions shall make an election to that effect in accordance with Section 3.1(f) of the Plan.

          (d)    Legal Limits.    The sum of the Participant's Before-Tax Contributions to this Plan in a calendar year and similar contributions to any other plan containing a qualified cash or deferred arrangement that is maintained by the Controlled Group shall not exceed the limit for that calendar year specified in Code section 402(g)(1) except to the extent permitted under section 3.1(c). The Company shall inform the Committee if such limit has been exceeded; the excess amount (less any amount already returned pursuant to other corrective actions described in this Article) shall be returned as soon as administratively possible, and in no event later than April 15 of the succeeding calendar year. If the sum of the Participant's Before-Tax Contributions, similar contributions to any qualified plan maintained by the Controlled Group, and any similar contributions to a qualified plan maintained by an unrelated entity exceeded the Code section 402(g)(1) limit in a calendar year, and the Participant informs the Committee of the amount of the excess allocated to this Plan, then such excess (less any amount already returned pursuant to other corrective actions described in this Article) shall be returned to the Participant as soon as administratively practicable, and in no event later than April 15 of the succeeding calendar year. The amount returned shall be adjusted to reflect the net increase or decrease in the net worth of the Trust Fund attributable to such amount for the Plan Year. The Committee may use any reasonable method to allocate this adjustment. Company Matching Contributions attributable to such returned amounts shall be forfeited. Unmatched Participant Contributions shall be returned first. The Committee reserves the right, but is not required, to suspend Before-Tax Contributions or After-Tax Contributions for any Participant if it believes any limit set forth in this Article III may be violated if such suspension is not made.

          (e)    Suspension of Before-Tax Contributions.    If a Participant's Before-Tax Contributions are halted during a Plan Year because of a limit prescribed by the Plan or the law (as opposed to the Participant's voluntarily suspending his contributions), the Committee shall establish procedures regarding the reactivation of the Participant's election for the next Plan Year. Until changed by the Committee, the procedure will be to (i) automatically increase the Participant's After-Tax Contribution rate, to the extent possible, by the amount of Before-Tax Contributions that the Participant is precluded from making, (ii) if the Participant does not thereafter change his contribution rate, the Committee will reactivate the Participant's Before-Tax Contribution election at the beginning of the next Plan Year, and (iii) if the Participant changes his contribution rate, his election will not be reactivated the next Plan Year.

          (f)    Participant Elections.    Participant Contributions shall be made according to rules prescribed by the Committee, and may only be made after the Participant has authorized the deduction of such contributions from his Compensation. Such authorization shall remain in effect until revoked or changed by the Participant. The Participant may change such authorization as of the first day of any payroll period; however, a Participant may make only one change per day. If an Employee makes a hardship withdrawal from his Before-Tax account under section 6.6, his contribution rate shall be immediately reduced to 0%, and shall remain at 0% for the length of time set forth in section 6.6(d)(ii). To be effective, any authorization, change of authorization, or notice of revocation must be made according to such restrictions and requirements as the Committee prescribes.

          (g)    Default Compensation Reduction Authorization.    This subsection applies to Management Employees only. Each individual who is both a Covered Employee and Management Employee on his Employment Commencement Date or Reemployment Commencement Date and who satisfies the requirements of section 2.1 will be deemed to have authorized a 3% Before-Tax Contribution, effective for the first full pay period after such Covered Employee satisfies the requirements of section 2.1. However, no Compensation reduction authorization shall be deemed to have been made if, at least seven days prior to the pay date, the Covered Employee affirmatively elects, in a form approved by the Committee (including, if applicable, by means of telephone, computer or other paperless media) to authorize no Compensation reduction under the Plan.

          (h)    Revocation or Change of Compensation Reductions; Required Notices.    A Participant may elect to increase, decrease, or revoke his Compensation reduction authorization, or provide a new Compensation reduction authorization, effective for Compensation not yet paid to the Participant. Any such change, revocation or new authorization shall be made in a form prescribed or approved by the Committee (including, if applicable, by means of telephone, computer, or other paperless media). The Committee may require that any new or changed Compensation reduction authorization be made a minimum period of time before it is effective. In addition, within 30 days after the date an individual becomes a Covered Employee, each individual described in subsection (g) shall be given a notice by the Committee explaining the deemed Compensation reduction authorization provided for in subsection (g) above and his right to have no such Compensation reduction occur, or to alter the amount of Compensation reduction, including the manner in which that election may be made and the time by which it must be made. If a Participant who is an Occupational Employee terminates employment with a Participating Company and is reemployed within 30 days by another Participating Company, any previous elections to make Before-Tax Contributions or After-Tax Contributions, as the case may be, shall remain in effect. If a Participant who is a Management Employee terminates employment with a Participating Company and is reemployed within 30 days by another Participating Company, any previous elections to make Before-Tax Contributions or After-Tax Contributions, as the case may be, shall not remain in effect. With respect to such Management Employee the provisions of paragraph (g) above shall apply upon his reemployment with a Participating Company. In the event a Management Employee terminates employment with a Participating Company and is rehired as an Occupational Employee, any previous elections shall not remain in effect and such employee may enroll in the Plan pursuant to the rules pertaining to Occupational Employees. In the event an Occupational Employee terminates employment with a Participating Company and is rehired as a Management Employee, any previous election shall not remain in effect and such employee shall be subject to the rule set forth in subsection (g) above.

        3.2    Company Matching Contributions.

          (a)    Amount of Company Matching Contribution.

            (i)    General.    The Participating Companies shall make sufficient Company Matching Contributions to the Plan, in cash or Stock, so that the Matching Contribution Account of each Participant will be allocated with an amount required by (and limited to) the matching formula set forth in subsections (b) and (c) below. Such allocations shall be provided through a combination of (A) Financed Shares released as a result of Company Matching Contributions used to repay an Acquisition Loan, as specified in section 3A.5 and/or (B) Company Matching Contributions not used to repay an Acquisition Loan and/or (C) forfeitures that are treated as Company Matching Contributions.

            (ii)    Additional Match.    If the value of Financed Shares released pursuant to sections 3A.5 and 3A.6 for the Plan Year and the Company Matching Contributions not used to repay an Acquisition Loan exceed the aggregate value of required allocations under this section, such excess amount shall be allocated as of the last day of the Plan Year to each Participant who is a Covered Employee on the last day of the Plan Year, in proportion to his allocation of Company Matching Contributions for the Plan Year (determined prior to the application of this sentence).

          (b)    Matching Formula.    Subject to the limitations set forth later in this Article III, and except as provided in subsection (c) below, a Participant shall receive an allocation only with respect to Participant Contributions from each paycheck that is received by a Covered Employee after having satisfied the eligibility requirements of Article II. If a Participant makes both Before-Tax and After-Tax Contributions for a pay period, the Before-Tax Contributions will be matched first. Catch-up contributions made pursuant to section 3.1(c) shall not be matched. Subject to the foregoing, the matching formula is as follows:

            (i)    Occupational.    This paragraph applies only to Occupational Employees.

              (A)    General.    Except as provided in subparagraph (B), each Participant shall receive an allocation equal to 81% of the Before-Tax Contributions and After-Tax Contributions made during such pay period by such Participant; provided, however, that the allocation for any such Participant for any pay period shall not exceed 4.86% of such Participant's Compensation for that pay period. The maximum allocation for the Plan Year for a Participant is equal to 4.86% of the dollar limit under Code section 401(a)(17) for the Plan Year.

              (B)    Customer Service Agents.    This subparagraph applies only to customer service agents. Effective on and after January 1, 2002, each such Participant shall receive an allocation equal to 65% of his Before-Tax and After-Tax contributions made during such pay period by such Participant; provided, however, that the allocation for any such Participant for any pay period shall not exceed 6% of his Compensation for that pay period. The maximum allocation for the Plan Year for a customer service agent is equal to 6% of the dollar limit under Code section 401(a)(17) for the Plan Year. Effective prior to January 1, 2002, the matching formula for customer service agents shall be determined in accordance with the Plan documents then in effect.

            (ii)    Management.    This paragraph applies only to Management Employees. Each Participant shall receive an allocation equal to 100% of the Before-Tax Contributions and After-Tax Contributions made during such pay period by such Participant; provided, however, that the allocation for any such Participant for any pay period shall not exceed 3% of such Participant's Compensation for that pay period. The maximum allocation for the Plan Year for such a Participant is equal to 3% of the dollar limit under Code section 401(a)(17) for the Plan Year.

          (c)    Special Matching Provisions.

            (i)    Dex Occupational Employees.    In the case of a Participant who is an Occupational Employee employed by Qwest Dex, Inc., the maximum matching allocation under subsection (b) is $4,860, or such other amount as is agreed upon as a result of collective bargaining.

            (ii)    Suspension After In-Service Withdrawal.    The match shall be suspended in certain situations, as described in Article VI, following a distribution or withdrawal.

            (iii)    Retroactive Application.    The matching formula may be applied retroactively in certain situations as described in section 2.1(d).

        3.3    Miscellaneous Company Contributions.

          (a)   The Participating Companies may make additional contributions to the Plan to satisfy the minimum contribution required by section 12.4. The Company may elect to use any portion of forfeitures occurring during the Plan Year for this purpose, pursuant to section 5.5. For Non-Highly Compensated Employees, this contribution shall be allocated to Before-Tax accounts; for Highly Compensated Employees, this contribution shall be allocated to ESOP Accounts.

          (b)   The Participating Companies may make additional contributions to the Plan to restore the forfeited benefits, pursuant to section 5.3. This additional contribution shall be required only when the forfeitures occurring during the Plan Year are insufficient to restore such forfeited amounts, as described in section 5.4.

          (c)   The Participating Companies may make QNECs to the Plan to enable the Plan to satisfy the ADP, ACP, and multiple use tests of Article III. QNECs shall be allocated to Before-Tax accounts.

        3.4    Company Discretionary Contributions.

          (a)   Each Participating Company may make a Company Discretionary Contribution to the Trust Fund for any Plan Year in such amounts as the board of directors of the Participating Company shall determine in its sole discretion. Notwithstanding the foregoing, Company Discretionary Contributions shall be subject to the limitations of section 3.5 and section 3.8. The Company may direct in its sole discretion that Company Discretionary Contributions may be used to repay an Acquisition Loan.

          (b)   As of the last day of each Plan Year, there shall be allocated from the Company Discretionary Contribution under section 3.4(a) for the Plan Year and/or the financed shares released as a result of such Company Discretionary Contribution to the Company Discretionary Contribution Account of each Participant who is employed on the last day of the Plan Year, an amount equal to that portion of the total allocable amount that the Participant's Compensation bears to the total Compensation of all such Participants. A Participant's Compensation taken into account for this purpose shall be limited to Compensation received during the Plan Year while eligible to make Before-Tax and After-Tax Contributions. If Company Discretionary Contributions are used to repay an Acquisition Loan, only those shares released as a result of such payment shall be allocated under this section 3.4(b).

        3.5    Contributions Contingent on Deductibility.

        The Company Contributions and Before-Tax Contributions for a Plan Year shall not exceed the amount allowable as a deduction for the Taxable Year ending with or within a Plan Year pursuant to Code section 404, including carry forwards of unused deductions for prior Taxable Years. Company Contributions and Before-Tax Contributions are conditioned expressly on their deductibility pursuant to Code section 404. Company Contributions and Before-Tax Contributions shall be paid to the Trustee not later than the due date (including any extensions) for filing QCI's Company's federal income tax return for such year, except that QNECs may be paid to the Trustee within 12 months after the end of the Plan Year to which they relate. Company Contributions and Before-Tax Contributions for a Plan Year may be made without regard to current or accumulated earnings and profits.

        3.6    Rollover Contributions, Direct Transfers, and Other Contributions by Participants.

          (a)    Rollovers.    Effective January 1, 2002, the Plan shall accept the following types of Rollover Contributions from Covered Employees and former Employees in accordance with section 2.2.

            (i)    Direct Rollovers.    The Plan will accept a direct rollover of an eligible rollover distribution from a qualified plan described in section 401(a) or 403(a) of the Code, including after-tax employee contributions; an annuity contract described in section 403(b) of the Code; or an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state.

            (ii)    Rollover Contributions From Other Plans.    The Plan will accept a Covered Employee's or former Employee's contribution of an eligible rollover distribution from: a qualified plan described in section 401(a) or 403(a) of the Code; an annuity contract described in section 403(b) of the Code; an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of state.

            (iii)    Rollover Contributions From IRAs.    The Plan will accept a Covered Employee's or former Employee's rollover contribution of the portion of a distribution from an individual retirement account or annuity described in section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

            (iv)    Rollover Accounts.    Rollover Contributions may be made by any Covered Employee or former Employee; however, such Covered Employee shall not be entitled to receive an allocation of any Company Contributions until he has satisfied the applicable eligibility and participation requirements of section 2.1. Rollover Contributions shall be allocated to Rollover Contributions accounts. Any rollover amounts representing after-tax contributions (and earnings) shall be accounted for separately in a subaccount of the Covered Employee's After-Tax account. If the Plan accepts a Rollover Contribution and subsequently determines that it was not a valid Rollover Contribution, the Plan shall distribute the invalid contribution (adjusted to reflect investment experience) to the Covered Employee or former Employee, as soon as administratively practicable, without the Covered Employee's or former Employee's consent. A Covered Employee who has not met the requirements of section 2.1 who maintains a Rollover Account shall be entitled to direct the investment of his Rollover Account pursuant to Article IX, but shall not be permitted to take a loan from the Rollover Account until he has satisfied the requirements of section 2.1.

          (b)    Direct Transfers.    The Committee may authorize the Trustee to accept the direct transfer of assets from the trustee or funding agent of another qualified retirement plan (the "Transferor Plan") attributable to the participation under the Transferor Plan of a Covered Employee. Nevertheless, no amount may be transferred to this Plan, directly or indirectly, from a plan required to provide automatic survivor benefits pursuant to Code section 401(a)(11). Direct transfers may be made on behalf of any Covered Employee; however, such Covered Employee shall not be entitled to receive an allocation of Company Contributions or to make Participant Contributions until he has satisfied the applicable eligibility and participation requirements of section 2.1. The Committee shall authorize such a direct transfer only if the Transferor Plan is a plan qualified under Code section 401(a); the Committee may require such proof of qualified status from the Covered Employee as it considers necessary. Unless a transfer of assets in kind is specifically authorized by the Committee, all direct transfers shall be made in cash pursuant to such procedures, rules, and regulations as the Committee may adopt from time to time. No amounts representing "qualified voluntary employee contributions" within the meaning of Code section 219(e) may be directly transferred to this Plan. All amounts transferred to this Plan pursuant to this section shall be fully vested at all times. The Covered Employee shall provide adequate documentation establishing the appropriate designation(s) of the amounts directly transferred to this Plan. Amounts subject to the distribution rules of Code section 401(k)(2)(B)(i) shall be allocated to the Covered Employee's Before-Tax account. Amounts attributable to rollover contributions or employer contributions (other than amounts subject to the distribution rules of Code section 401(k)(2)(B)(i)) shall be allocated to the Covered Employee's Rollover account. Such amounts shall thereafter share in the increase or decrease in the net worth of the Trust Fund, and shall be subject to the individual's investment directions in accordance with the Trust Agreement.

          (c)    Direct Rollovers.    Prior to January 1, 2002, the Committee may authorize the Trustee to accept "direct rollovers" from Covered Employees. A "direct rollover" is a voluntary, direct transfer of assets to this Plan from another qualified retirement plan that is nontaxable under Code sections 402(c) and 401(a)(31). Direct rollovers may be made by any Covered Employee who is eligible to make Salary Deferral Contributions; however, such Covered Employee shall not be entitled to receive an allocation of any Company Contributions until he has satisfied the applicable eligibility and participation requirements of section 2.1. Direct rollovers shall be allocated to Rollover Contributions accounts.

        3.7    Return of Contributions.    Upon request of the Company, the Trustee shall return:

          (a)   To the Company, any Company Contribution or Participant Contribution made under a mistake of fact. The amount that shall be returned shall not exceed the excess of the amount contributed (reduced to reflect any decrease in the net worth of the Trust Fund attributable thereto) over the amount that would have been contributed without the mistake of fact. Appropriate reductions shall be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts. However, no contribution shall be returned to the extent that such reduction would reduce the account of a Participant to an amount less than the balance that would have been credited to his account had the contribution not been made. Any contribution made under a mistake of fact shall be returned within one year after the date of payment.

          (b)   To the Company, any Company Contribution or Before-Tax Contribution that is not deductible under Code section 404. The Company shall pay any returned Before-Tax Contribution to the appropriate Participant as soon as administratively practicable, subject to any required withholding. All contributions under the Plan (except After-Tax Contributions and contributions discussed in section 3.1) are expressly conditioned upon their deductibility for federal income tax purposes. The amount that shall be returned shall be the excess of the amount contributed (reduced to reflect any decrease in the net worth of the Trust Fund attributable thereto) over the amount that would have been contributed if there had not been a mistake in determining the deduction. Appropriate reductions shall be made in the accounts of Participants to reflect the return of any contributions previously credited to such accounts. However, no contribution shall be returned to the extent that such reduction would reduce the account(s) of a Participant to an amount less than the balance that would have been credited to his account(s) had the contribution not been made. Any contribution conditioned on its deductibility shall be returned within one year after it is disallowed as a deduction.

        3.8    Limitation on Annual Additions.

          (a)    Code section 415 Limit.

            (i)    For 2001 Limitation Year.    This paragraph applies only for the Limitation Year beginning on December 31, 2001. Except to the extend permitted under section 3.1(c) of the Plan and section 414(v) of the Code, if applicable, the Annual Additions to a Participant's account(s) in this Plan and any other defined contribution plan maintained by the Controlled Group for the Limitation Year shall not exceed in the aggregate the lesser of (i) 25% of such Employee's Compensation or (ii) $35,000.

            (ii)    Limitation Years After 2001.    This paragraph applies for Limitation Years beginning on and after December 31, 2002. Except to the extent permitted under section 3.1(c) of the Plan and section 414(v) of the Code, if applicable, the annual addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

              (A)  $40,000, as adjusted for increases in the cost of living under section 415(d) of the Code, or

              (B)  100% of the Participant's Compensation, within the meaning of section 415(c)(3) of the Code, for the Limitation Year.

        The compensation limit referred to in (B) shall not apply to any contribution for medical benefits after separation from service (within the meaning of section 401(h) or section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

          (b)    Correction.    If, as a result of a reasonable error in estimating Compensation, or as a result of the allocation of forfeitures, or as a result of other facts and circumstances as provided in the regulations under Code section 415, the Annual Additions to a Participant's Account(s) in this Plan would, but for this subsection, exceed the foregoing limits, the Annual Additions shall be reduced, to the extent necessary, in the following order: (i) unmatched After-Tax Contributions, (ii) unmatched Before-Tax Contributions, (iii) matched After-Tax Contributions (and the corresponding match), and (iv) matched Before-Tax Contributions (and the corresponding match). The Company shall pay any reduction in Participant Contributions to the Participant as soon as administratively practicable, subject to any required withholding. The amount of any reduction of Company Contributions shall be placed in a suspense account in the Trust Fund and used to reduce Company Contributions to the Plan. The following rules shall apply to such suspense account: (i) no further Company Contributions may be made if the allocation thereof would be precluded by Code section 415; (ii) any increase or decrease in the net value of the Trust Fund attributable to the suspense account shall not be allocated to the suspense account, but shall be allocated to the remainder of the Trust Fund; and (iii) all amounts held in the suspense account shall be allocated as of each succeeding allocation date on which forfeitures may be allocated pursuant to section 5.5 (and may be allocated more frequently if the Committee so directs), until the suspense account is exhausted.

          (c)    Other Plans.    The Controlled Group may also maintain other defined contribution plans. If any refunds or reductions are required to satisfy the limit of subsection (a), the Participant's Annual Additions under the other defined contribution plan shall be reduced to the extent necessary. If further reduction is necessary, the Participant's Annual Additions under this Plan shall be reduced, in the order specified in subsection (b), to the extent necessary.

          (d)    Special ESOP Rules.    Any dividend paid with respect to Stock is not treated as an annual addition.

        3.9    Contribution Limits for Highly Compensated Employees (ADP Test).

          (a)    Limits on Contributions.    Notwithstanding any provision in this Plan to the contrary, the actual deferral percentage ("ADP") test of Code section 401(k)(3) shall be satisfied. Code section 401(k), the regulations issued thereunder, and Internal Revenue Service guidance issued thereunder are hereby incorporated by reference. The ADP test shall be performed using the current year testing method.

          (b)    Permissible Variations of the ADP Test.    To the extent permitted by the regulations under Code sections 401(m) and 401(k), Before-Tax Contributions and QNECs may be used to satisfy an ACP test of section 3.10 if they are not used to satisfy the ADP test. The Committee may elect to exclude from the ADP test those Non-Highly Compensated Employees who, at the end of the Plan Year, had not attained age 21 and/or whose Period of Service was for less than one year.

          (c)    Advance Limitation of Before-Tax Contributions or Company Matching Contributions.    The Committee may limit the Before-Tax Contributions of any Highly Compensated Employee (or any Employee expected to be a Highly Compensated Employee) at any time during the Plan Year (with the result that his share of Company Matching Contributions may be limited). This limitation may be made, if practicable, whenever the Committee believes that any of the limits of this Article will not be satisfied.

          (d)    Corrections to Satisfy Test.    If the ADP test is not satisfied, the Committee shall decide which one or more of the following methods shall be employed to satisfy the ADP test:

            (i)    The Company may make QNECs to the Plan within 2 1/2 months after the close of the Plan Year if possible, and in no event later than 12 months after the close of the Plan Year.

            (ii)   Before-Tax Contributions of Highly Compensated Employees may be returned to Highly Compensated Employees, without the consent of either a Highly Compensated Employee or his Spouse, subject to the rules of subsection (e). Any such return shall be made within 2 1/2 months after the close of the Plan Year if possible, and in no event later than 12 months after the close of the Plan Year. Any match attributable to such returned amounts shall be forfeited. Unmatched Before-Tax Contributions shall be returned first.

          (e)    Determining Amounts Returned.    If the ADP test is not satisfied and the Committee elects to return or recharacterize contributions pursuant to paragraph (d)(ii) or (d)(iii) above, the following procedure shall be applied to determine the amounts returned or recharacterized. First, the aggregate excess contribution for all Highly Compensated Employees as a group shall be determined by calculating the amount by which the Before-Tax Contributions of the Highly Compensated Employee(s) with the highest actual deferral ratio (as defined in Code section 401(k)) must be reduced until the actual deferral ratio for such Highly Compensated Employee(s) is reduced to the greater of (i) the actual deferral ratio that causes the ADP test to be satisfied or (ii) the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio. The calculation described in the preceding sentence shall be continued until the ADP test is satisfied. The aggregate excess contribution shall be equal to the sum of the amounts by which the Highly Compensated Employees' Before-Tax Contributions must be reduced to cause the ADP test to be satisfied. Next, the Highly Compensated Employee(s) with the largest dollar amount of Before-Tax Contributions shall have an amount returned equal to the lesser of (i) the amount that will cause the dollar amount of such Highly Compensated Employee(s)' Before-Tax Contributions to equal the dollar amount of Before-Tax Contributions of the Highly Compensated Employee(s) with the next lowest amount of Before-Tax Contributions or (ii) the amount of the aggregate excess contribution. Highly Compensated Employees who have contributed the same dollar amount of Before-Tax Contributions shall have an equal dollar amount of Before-Tax Contributions returned. This procedure shall be repeated until the aggregate excess contribution is exhausted. The amounts returned shall be reduced by any amounts previously returned. The amounts returned shall be adjusted to reflect any increase or decrease in the net worth of the Trust Fund attributable to such contributions for the Plan Year. The Company may use any reasonable method to calculate the adjustment.

        3.10    Contribution Limits for Highly Compensated Employees (ACP Test).

          (a)    Limits on Contributions.    Notwithstanding any provision in this Plan to the contrary, the actual contribution percentage ("ACP") test of Code section 401(m)(2) shall be satisfied. Code section 401(m), the regulations issued thereunder, and Internal Revenue Service guidance issued thereunder are hereby incorporated by reference. The ACP test shall be performed using the current year testing method. To the extent Company Matching Contributions are made to the ESOP portion of the Plan, the Plan will perform one ACP test for the After-Tax Contributions and a separate ACP test for the Company Matching Contributions. To the extent Company Matching Contributions are made, but not under the ESOP portion of the Plan, the ACP test will include both After-Tax Contributions and Company Matching Contributions in the same ACP test.

          (b)    Permissible Variations of the ACP Test.    To the extent permitted by the regulations under Code sections 401(m) and 401(k), Before-Tax Contributions and QNECs may be used to satisfy one ACP test if not used to satisfy the ADP test or the other ACP test. The Committee may elect to exclude from either or both ACP tests those Non-Highly Compensated Employees who, at the end of the Plan Year, had not attained age 21 and/or whose Period of Service was for less than one year.

          (c)    Corrections to Satisfy Test.    If an ACP test is not satisfied, the Committee shall decide which one or more of the following methods shall be employed to satisfy the ACP test. The corrections shall be made with 2 1/2 months after the close of the Plan Year if possible, and in no event later than 12 months after the close of the Plan Year.

            (i)    The Company may make QNECs to the Plan, pursuant to section 3.12.

            (ii)   The vested match allocated to any Highly Compensated Employee for the Plan Year may be paid to such Highly Compensated Employee, without the consent of either the Highly Compensated Employee or his Spouse, subject to the rules of subsection (d).

            (iii)  Those After-Tax Contributions that are taken into account for this ACP test for any Highly Compensated Employee may be returned to such Highly Compensated Employee, without the consent of either the Highly Compensated Employee or his Spouse, subject to the rules of subsection (d). Unmatched After-Tax Contributions shall be returned first. If any matched contribution is returned, then the associated match shall be forfeited (unless it has already been paid to the Highly Compensated Employee pursuant to paragraph (ii)).

          (d)    Determining Amount Returned.    If the ACP test is not satisfied and the Committee elects to return the match or Participant Contributions pursuant to paragraph (c) above, the following procedure shall be applied to determine the amounts returned. First, the total excess aggregate contribution for all Highly Compensated Employees as a group shall be determined by calculating the amount by which the amounts subject to this test for the Highly Compensated Employee(s) with the highest actual contribution ratio (as defined in Code section 401(m)) must be reduced until the actual contribution ratio for such Highly Compensated Employee(s) is reduced to the greater of (i) the actual contribution ratio that causes the ACP test to be satisfied or (ii) the actual contribution ratio of the Highly Compensated Employee with the next highest actual contribution ratio. The calculation described in the preceding sentence shall be continued until the ACP test is satisfied. The total excess aggregate contribution shall be equal to the sum of the amounts by which the Highly Compensated Employees' match (and other contributions subject to this test) must be reduced to cause the ACP test to be satisfied. Next, the Highly Compensated Employee(s) with the largest dollar amount of contributions subject to this test shall have an amount returned equal to the lesser of (i) the amount that will cause the dollar amount of such Highly Compensated Employee(s)' contributions subject to this test to equal the dollar amount of Company Matching Contributions or After-Tax Contributions of the Highly Compensated Employee(s) with the next lowest amount of contributions subject to this test or (ii) the amount of the total excess aggregate contribution. Highly Compensated Employees who have the same dollar amount of contributions subject to this test shall have an equal dollar amount returned. This procedure shall be repeated until the total excess aggregate contribution is exhausted. The amounts returned shall be adjusted to reflect any increase or decrease in the net worth of the Trust Fund attributable to such contributions for the Plan Year. The Company may use any reasonable method to calculate the adjustment.

        3.11    Contribution Limits for Highly Compensated Employees (Multiple Use).

          (a)    Limits on Contributions.    Notwithstanding any provision in this Plan to the contrary, the multiple use test described in the regulations under Code section 401(m) shall be satisfied. Code section 401(m) and the regulations thereunder are hereby incorporated by reference.

          (b)    Corrections to Satisfy Multiple Use Test.    If the multiple use test is not satisfied, the Company shall cause the contributions to the accounts of the Highly Compensated Employees to be adjusted using one or more of the methods described in subsections 3.9(d) and 3.10(c). The

  Company shall apply such methods to all Highly Compensated Employees. The Company may also use any other correction method permitted in the regulations under Code section 401(m).

          (c)    Repeal of Multiple Use Test.    The multiple use test described in Treasury Regulation section 1.401(m)-2 and this section 3.11 shall not apply for Plan Years beginning on and after December 31, 2002.

        3.12    QNECs.

        QNECs shall satisfy all of the following requirements:

          (a)   QNECs shall be made within 2 1/2 months after the close of the Plan Year to which they apply, if possible, and in no event later than 12 months after the close of such Plan Year. QNECs shall be nonforfeitable and subject to the restrictions of Code section 401(k)(2)(B) and (C) when made.

          (b)   As of the last day of each Plan Year, the Committee shall allocate the QNECs for such Plan Year. These amounts shall be allocated to the Before-Tax accounts of those Non-Highly Compensated Employees who made Participant Contributions as follows:

            (i)    QNECs shall be allocated to the Before-Tax accounts of such Non-Highly Compensated Employee(s) with the least Compensation, until either the QNECs are exhausted or the limit of section 3.8 is reached for such Non-Highly Compensated Employee(s).

            (ii)   Any remaining QNECs shall be allocated to the Before-Tax accounts of such Non-Highly Compensated Employee(s) with the next lowest Compensation, until either the QNECs are exhausted or the limit of section 3.8 is reached for such Non-Highly Compensated Employee(s).

            (iii)  The procedure in paragraph (ii) shall be repeated until all QNECs have been allocated.

        3.13    Military Service.

        Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with section 414(u) of the Code.

        3.14    Specified Minimum Employer Contribution.

          (a)    Frequency and Eligibility.    For each Plan Year, the Company shall make a discretionary Specified Minimum Employer Contribution on behalf of the First Day Participants. The Specified Minimum Employer Contribution shall be based on Compensation earned by the First Day Participants in the Applicable Tax Year. The Specified Minimum Employer Contribution for each Plan Year shall be an amount determined by QCI on or before the last day of the Applicable Tax Year.

          (b)    Allocation Method.    Each First Day Participant's share of the Specified Minimum Employer Contribution shall be determined as follows:

            (i)    First, the Specified Minimum Employer Contribution shall be allocated during the Plan Year, as Before-Tax Contributions, described in section 3.1 of the Plan and Company Matching Contributions, described in section 3.2 of the Plan, to the Before-Tax account and ESOP Account or Matching Contribution Account of each First Day Participant who has elected or has been deemed to have elected to make Before-Tax Contributions. Such Company Matching Contribution shall be made without regard to any last-day employment requirement, or any other service requirement.

            (ii)   Second, if any of the Specified Minimum Employer Contribution remains after the allocation in paragraph (i), the remainder shall, to the extent allowable under Code section 415, be allocated as an additional Company Matching Contribution on the last day of the Plan Year to each First Day Participant's Participant account, in the ratio that such First Day Participant's Before-Tax Contributions during the Plan Year bears to the Before-Tax Contributions of all First Day Participants during the Plan Year.

            The Specified Minimum Employer Contribution allocated as an additional Company Matching Contribution under this paragraph shall be treated in the same manner as Company Matching Contributions for all purposes of the Plan.

            (iii)  Third, any balance of the Specified Minimum Employer Contribution remaining unallocated after the allocations in paragraphs (i) and (ii) shall be allocated as a non-elective contribution to each individual who is not a Highly Compensated Employee and who is a First Day Participant at any time during the Plan Year, in the ratio that the First Day Participant's Compensation during the Plan Year bears to the total Compensation of all First Day Participants during the Plan Year.

            (iv)  The Committee shall reduce the proportionate allocation under paragraphs (i), (ii), and (iii) to Participants who are Highly Compensated Employees to the extent necessary to comply with the provisions of Code section 401(a)(4) and the regulations thereunder. Any such amount will be allocated and reallocated to the remaining Participants to the extent allowed under Code section 415.

          (c)    Timing, Medium and Posting.    The Company shall make the Specified Minimum Employer Contribution in cash or stock, in one or more installments without interest, at any time during the Plan Year, and for purposes of deducting such contribution, not later than the federal tax filing date, including extensions, for QCI's Tax Year that ends within such Plan Year. The Trustee shall post such amount to each First Day Participant's Before-Tax Account, ESOP Account or Matching Contribution account once the allocations under subsection (b) are determined.

  The Specified Minimum Employer Contribution shall be held in a suspense account until posted. Such suspense account shall not participate in the allocation of investment gains, losses, income, and deductions of the trust as a whole, but shall be invested separately. All gains, losses, income, and deductions attributable to such suspense account shall be applied to reduce Plan fees and expenses. In no event will amounts remain in the suspense account after the end of the Plan Year.

          (d)    Deduction Limitation.    In no event shall the Specified Minimum Employer Contribution, when aggregated with other Company and Participant contributions for QCI's Taxable Year that ends within such Plan Year, exceed the amount deductible by the Company for federal income tax purposes for such Taxable Year.

**end of Article III**

ARTICLE IIIA

ESOP Provisions

        3A.1    ESOP Portion of the Plan.

        This Article IIIA sets forth special provisions applicable only to the ESOP portion of the Plan. The ESOP is an employee stock ownership plan within the meaning of Code section 4975(e)(7). The ESOP is maintained as a portion of the Plan as authorized by Treasury Regulations section 54.4975-11(a)(5). Except as provided in section 3A.4, the ESOP shall be comprised of the ESOP Accounts established under the Plan. Except as provided in section 3A.4, any reference in this

Article to the ESOP portion of the Plan shall mean the ESOP Accounts established under the Plan. Unless otherwise specifically stated therein or unless the context otherwise requires, all other Articles of this Plan apply to the Plan as a whole.

        3A.2    Participating Company Contributions.

        Each Participating Company shall contribute to the ESOP such amounts as are required under Article III. Such contributions may be made in cash or Stock or a combination thereof.

        3A.3    Investment of Participating Company Contributions.

  All contributions to the ESOP shall be invested primarily in Stock or used to repay Acquisition Loans.

        3A.4    Investment of ESOP Accounts.

        The ESOP is designed to invest primarily in qualifying employer securities, as defined in Code section 409(l). Moreover, notwithstanding any provision of the Plan to the contrary, all amounts transferred to the ESOP or held in the ESOP shall be invested in Stock except for the following amounts:

          (a)   Dividends awaiting distribution in accordance with section 3A.7;

          (b)   Amounts needed to discharge Acquisition Loan installments due in the short term; and

          (c)   Cash balances as set forth in the Trust Agreement.

        Amounts in ESOP Accounts which are invested in investment vehicles other than the Qwest Shares Fund or qualifying employer securities pursuant to section 3A.9 shall not be considered as amounts held under the ESOP portion of the Plan. In the event amounts held in the ESOP Account are invested in vehicles other than the Qwest Shares Fund and are subsequently invested in the Qwest Shares Fund, such amounts shall be held in the ESOP portion of the Plan to the extent they are invested in the Qwest Shares Fund.

        3A.5    Acquisition Loans.

        The Plan may incur Acquisition Loans from time to time to finance the acquisition of Financed Shares or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Stock shall constitute an Acquisition Loan.

          (a)   An Acquisition Loan shall be for a specific term, shall bear a reasonable rate of interest and shall not be payable on demand except in the event of default. An Acquisition Loan shall provide for full payment immediately upon a Change in Control (as defined in section 3A.8).

          (b)   An Acquisition Loan may be secured by a collateral pledge of the Financed Shares so acquired, provided that such pledge does not violate regulations promulgated by the Federal Reserve Board or any other applicable law or regulation. No other Trust Fund assets may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against Trust Fund assets other than any Financed Shares remaining subject to pledge. Any pledge of Financed Shares must provide for the release of shares so pledged under either the General Rule or the Special Rule (as defined in paragraphs (f) and (g) below).

          (c)   Within a reasonable time after receipt by the Trustee of the proceeds of an Acquisition Loan, the Trustee shall, as directed by the Committee, apply the loan proceeds to acquire Stock from either Qwest or by open market purchases, or to repay an Acquisition Loan.

          (d)   Payments of principal and interest on any Acquisition Loan during a Plan Year shall not exceed an amount equal to the sum of Company Matching Contributions and Trust Fund earnings in or attributable to the ESOP during or prior to such Plan Year, less payments with respect to the

  Acquisition Loan in prior Plan Years. For this purpose, Trust Fund earnings in or attributable to the ESOP shall include dividends on Financed Shares held in a loan suspense account, as such term is defined in subsection (e), earnings on such dividends, earnings on the proceeds of Acquisition Loans awaiting investment in Stock, earnings on Company Matching Contributions, and such other amounts as may be permitted by law.

          (e)   Any Financed Shares acquired by the Trustee shall initially be credited to a "loan suspense account" and shall be allocated to the ESOP Accounts with respect to a Plan Year on the basis of payments on the Acquisition Loan made by the Trustee during the Plan Year. The number of Financed Shares to be released from a loan suspense account for allocation to ESOP Accounts for each Plan Year shall be determined in accordance with the General Rule or the Special Rule as defined in subsections (f) and (g) below. With respect to each Acquisition Loan, the Committee shall determine whether the General Rule or the Special Rule is to apply.

          (f)    General Rule: The General Rule is based upon the payment of principal and interest on the Acquisition Loan. For each Plan Year during the duration of the Acquisition Loan, the Committee shall release from the loan suspense account a number of shares equal to the total number of shares held in the loan suspense account immediately prior to the release, multiplied by a fraction in which:

            (i)    the numerator is the amount of principal and interest paid for the Plan Year; and

            (ii)   the denominator is the sum of the numerator plus the principal and interest to be paid for all future Plan Years.

          (g)   Special Rule: The Special Rule is based solely on principal payments. For each Plan Year during the duration of the Acquisition Loan, the Committee shall release from the loan suspense account a number of shares equal to the total number of such shares held in the loan suspense account immediately prior to the release, multiplied by a fraction in which:

            (i)    the numerator is the amount of principal paid for the Plan Year; and

            (ii)   the denominator is the sum of the numerator plus the principal to be paid for all future Plan Years.

          (h)   The Committee may apply the Special Rule only if the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate which is not less rapid at any time than level annual payments of such amounts for ten years, and only if the interest included in any payment is disregarded to the extent that it would be determined to be interest under standard loan amortization tables. The Special Rule shall not be applicable from the time that, by reason of a renewal, extension or refinancing, the sum of the expired duration of the Acquisition Loan, the renewal period, the extension period and the duration of a new Acquisition Loan exceeds ten years.

          (i)    In determining the number of shares to be released for any Plan Year under either the General Rule or the Special Rule:

            (i)    the number of future years under the Acquisition Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods; and

            (ii)   if the Acquisition Loan provides for a variable interest rate, the interest to be paid for all future Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year for which the determination is being made.

        3A.6    Allocations to ESOP Accounts.

          (a)   The ESOP Account maintained for each Participant shall be allocated with an amount set forth in section 3.2.

          (b)   Financed Shares shall be released from a loan suspense account and allocated to ESOP Accounts pursuant to section 3.2. The shares will be released under the General Rule or the Special Rule (whichever is applicable), the number released based on the sum of (i) loan payments already made during such Plan Year, and (ii) Trust Fund assets (subject to the limitation in section 3A.5(d)) that have been designated by the Committee to be used for loan payments during such Plan Year.

        3A.7    Distribution of Dividends.

        Dividends on the Stock held in each ESOP Account shall be deposited in an interest bearing account and distributed in cash to such individuals as determined by the Committee. Such dividends may be distributed in cash and will be distributed no later than 90 days after the last day of the Plan Year in which such dividends were paid. Interest earned on the dividends will be allocated to the ESOP Account as reinvested earnings on Company Matching Contributions. Dividends on the Stock held in the loan suspense account described in section 3A.5 shall be used to repay any outstanding Acquisition Loans. See section 13.11 for missing Account Owners and subsection 5.2(f) uncashed checks.

        Effective January 1, 2002, Participants may elect to receive a cash distribution attributable to dividends paid with respect to Stock held in their ESOP Accounts or to have such dividends reinvested in Stock. In the absence of an election, dividends shall be reinvested in Stock. The Committee may establish non-discriminatory rules and procedures pertaining to the payment and reinvestment of dividends including, but not limited to, the establishment of a de minimis amount eligible to be distributed in cash without Participant consent.

        3A.8    Provision for Allocation of ESOP Shares in Connection with Change in Control.

          (a)    Application.    Notwithstanding any other provisions of this Plan, the provisions of this section 3A.8 shall apply.

          (b)    Change in Control Provisions.    Upon the occurrence of a Change in Control (as defined in subsection (f)), the following provisions shall be applicable for the period commencing on the date on which a Change in Control occurs and ending with the earlier of the fifth anniversary of such date or the date on which all unallocated Stock have been fully allocated to the ESOP Accounts of Participants (the "Change in Control Period"):

            (i)    upon a Change in Control, QCI shall immediately make a contribution to the Plan in an amount sufficient to permit the Trustee to pay off all outstanding Acquisition Loans;

            (ii)   the Trustee shall immediately use such contribution to repay all outstanding Acquisition Loans;

            (iii)  Financed Shares released from a loan suspense account as a result of such prepayment of an Acquisition Loan shall be allocated to the ESOP Accounts of Participants, without regard to the matching formula in section 3.2, in proportion to their Compensation for the Plan Year;

            (iv)  to the extent that such allocations of released shares, together with other annual additions, would exceed the limitations in Article III, such shares shall be reallocated among other Participants to the maximum extent permitted;

            (v)   any released shares which may not be allocated to Participants' ESOP Accounts in the Plan Year in which the Change in Control occurs shall be held in a section 415 suspense account, pursuant to Treasury Regulations section 1.415-6(b)(6), and shall be allocated to Participants' ESOP Accounts, in proportion to their Compensation, in each subsequent year to the maximum extent permitted by section 415 of the Code.

          (c)    Restrictions on Trustees.    The assets of the Plan shall not be transferred to any successor Trustee (whether by spin-off, merger, consolidation, transfer of assets, or otherwise) or to any other funding vehicle unless it is trusteed by a corporate Trustee which has trust assets in excess of ten billion dollars and such successor Trustee specifically agrees in writing to comply with the provisions of this section.

          (d)    Amendment.    The provisions of this section may not be amended during a Change in Control Period without the written consent of a majority of both (i) all Participants who were actively employed by a Participating Company immediately prior to the Change in Control, and (ii) all Participants who are actively employed by a Participating Company at the date of such amendment. A Participant shall not be deemed to have consented in a form approved by Qwest to any amendments affecting this section unless actual written consent is received by QCI.

          (e)    Restriction on Plan Termination or Merger.    The Plan may not be terminated, nor may the Plan be merged or consolidated with, nor may the assets of the Plan be transferred to, any other Plan (other than pursuant to an interchange agreement) during any period in which any shares are unallocated.

          (f)    Change in Control.    For purposes of this section 3A.8, a "Change in Control" shall be deemed to have occurred if a change in the beneficial ownership of QCI's voting stock or a change in the composition of its board of directors is the result of any of the following:

            (i)    any "person" (as such term is used in sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) is or becomes a beneficial owner of (or otherwise has the authority to vote), directly or indirectly, stock representing 20% or more of the total voting power of its then outstanding stock, unless through a transaction arranged by, or consummated with the prior approval of its board of directors;

            (ii)   if a tender offer (for which a filing has been made with the Securities and Exchange Commission which purports to comply with the requirements of section 14(d) of the Securities Exchange Act of 1934 and the corresponding Securities and Exchange Commission rules) is made for Stock, which has not been arranged by or consummated with the prior approval of QCI's board of directors, then upon the first to occur: either (i) any time during the offer when the person (using the definition in (i) above) making the offer owns or has accepted for payment Stock with 20% or more of the total voting power of voting stock, or (ii) three business days before the offer is to terminate unless the offer is withdrawn first if the person making the offer could own, by the terms of the offer plus any shares owned by this person, stock with 50% or more of the total voting power of QCI shares when the offer terminates; or

            (iii)  any period of two consecutive calendar years during which there shall cease to be a majority of QCI's board of directors comprised as follows: individuals who at the beginning of such period constitute the board of directors and any new director(s) whose election by the board of directors or nomination for election by QCI's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

          (g)    Notice.    QCI shall give written notice to the Trustee of any of the events described in paragraphs (b)(i), (b)(ii), or (b)(iii) of this section upon the occurrence of such event.

        3A.9    ESOP Diversification.

          (a)    ESOP Account Diversification Prior to April 8, 2002.

          The following applies with respect to Participant diversification of ESOP Accounts prior to April 8, 2002:

            (i)    Special One-Time Election.    An Employee who has attained age 55 may direct that all or any portion of the amounts credited to his ESOP Account be transferred among the funds specified in paragraphs (b), (c), (d), (e), (f) and (i) of section 9.4 in accordance with section 9.3. The direction described in this section 3A.9(a)(i) may be exercised only one time by any Employee and applies to amounts in the ESOP Account at the time of the direction.

            (ii)    Qualified Participant.    Each Participant who has attained age 55 and has completed at least 10 years of participation in the ESOP may elect, in accordance with section 9.3, that any whole percentage of his ESOP Account be transferred among the funds specified in paragraphs (b), (c), (d), (e), (f) and (i) of section 9.4; provided, however, that he shall have no right to make a transfer election if the value of his ESOP Account, at the time of the transfer, is $500 or less. The election under this section 3A.9(a)(ii) may be made once each Plan Year during the six consecutive Plan Years beginning with the Plan Year in which the Participant first elects a transfer under this subsection.

            (iii)    Non-Employee Account Owners.    A former Employee, Alternate Payee or beneficiary may direct that all or any portion of the amounts credited to his ESOP Account be transferred among the funds specified in paragraphs (b), (c), (d), (e), (f) and (i) of section 9.4 in accordance with section 9.3. There is no limitation on the number of such transfers.

            (iv)    Pre-85 Match.    The Pre-85 Matching Contribution Account may be invested in any of the funds specified in paragraphs (b), (c), (d), (e), (f) and (i) of section 9.4 in accordance with section 9.3.

            (v)    Management Employee Diversification Election.    A Management Employee may direct that all or a portion of the contributions (and earnings thereon) credited to his ESOP Account on or after January 1, 2001 be transferred among the funds specified in paragraphs (b), (c), (d), (e), (f) and (i) of section 9.4 in accordance with sections 9.3 and 9.4.

            (vi)    Crediting of Diversified Amounts.    All diversified amounts shall remain credited to a Management Employee's ESOP Account after diversification.

          (b)    Diversification of ESOP Account Effective April 8, 2002.    Notwithstanding any other provision of the Plan, effective as of April 8, 2002, each Management Employee, Occupational Employee and non-Employee Account Owner may direct that all or a portion of the contributions (and earnings thereon) credited to his ESOP Account, irrespective of when contributed or credited, be transferred among the funds available for Participant investments as specified in section 9.4, to the extent such funds are available to receive contributions or transfers.

**end of Article IIIA**

ARTICLE IV

Interests in the Trust Fund

        4.1    Participants' Accounts.

        The Committee shall establish and maintain separate accounts in the name of each Participant, but the maintenance of such accounts shall not require any segregation of assets of the Trust Fund. Each account shall contain the contributions specified below and the increase or decrease in the net worth of the Trust Fund attributable to such contributions.

          (a)    Before-Tax Account.    Before-Tax account shall be established for each Participant who makes Before-Tax Contributions, receives an allocation of QNECs, or makes a direct transfer of amounts subject to the distribution rules of Code section 401(k)(2)(B)(i). The Committee may elect to establish subaccounts for the different types of contributions allocated to this account.

          (b)    After-Tax Account.    An After-Tax account shall be established for each Participant who makes After-Tax Contributions or who has after-tax contributions rolled over from another qualified plan or transferred to this Plan, and the earnings thereon. The Committee may elect to establish subaccounts for the different types of contributions allocated to this account or for rollovers.

          (c)    ESOP Account.    An ESOP Account shall be established for each Participant who receives an allocation of Company Matching Contributions. The Committee may elect to establish subaccounts for the different types of contributions allocated to this account.

          (d)    Rollover Account.    A Rollover account shall be established for each Participant who makes a Rollover Contribution, a direct rollover and the earnings thereon, or a direct transfer of employer contributions other than amounts subject to the distribution rules of Code section 401(k)(2)(B)(i), and the earnings thereon.

          (e)    Other Accounts.    The Committee may establish other accounts for Participants who have an account or accounts directly transferred into this Plan from another qualified plan or for any other purpose as the Committee deems advisable.

        4.2    Valuation of Trust Fund.

          (a)    General.    The Trustee shall value the assets of the Trust Fund as of the close of business for each day the New York Stock Exchange is open for business, and as of any other dates determined by the Committee, at their current fair market value and determine the net worth of the Trust Fund. In addition, the Committee may direct the Trustee to have a special valuation of the assets of the Trust Fund when the Committee determines, in its sole discretion, that such valuation is necessary or appropriate. The Trustee shall allocate the expenses of the Trust Fund occurring since the preceding Valuation Date, pursuant to section 9.2, and then determine the increase or decrease in the net worth of the Trust Fund that has occurred since the preceding Valuation Date. The Trustee shall determine the share of the increase or decrease that is attributable to the non-separately accounted for portion of the Trust Fund and to any amount separately accounted for, as described in subsections (b) and (c).

          (b)    Mandatory Separate Accounting.    The Trustee shall separately account for (i) loans and loan repayments, pursuant to section 7.3, (ii) any individually directed investments permitted under section 9.3, and (iii) amounts subject to a Domestic Relations Order, to provide a more equitable allocation of any increase or decrease in the net worth of the Trust Fund.

          (c)    Permissible Separate Accounting.    The Trustee may separately account for the following amounts to provide a more equitable allocation of any increase or decrease in the net worth of the Trust Fund:

            (i)    Company Matching Contributions made since the preceding Valuation Date;

            (ii)   Participant Contributions, Rollover Contributions, and direct transfers that were received by the Trustee since the preceding Valuation Date;

            (iii)  Company Matching Contributions and Before-Tax Contributions of Highly Compensated Employees that may need to be distributed or forfeited to satisfy the ADP and ACP tests of Article III;

            (iv)  Any portion of the Specified Minimum Employer Contribution under section 3.14 that is to be allocated to a suspense account; and

            (v)   Any other amounts for which separate accounting will provide a more equitable allocation of the increase or decrease in the net worth of the Trust Fund.

        4.3    Allocation of Increase or Decrease in Net Worth.

          (a)   The Trustee shall, as of each Valuation Date, allocate the increase or decrease in the net worth of the Trust Fund that has occurred since the preceding Valuation Date between the non-separately accounted for portion of the Trust Fund and the amounts separately accounted for that are identified in subsections 4.2(b) and 4.2(c).

          (b)   The increase or decrease attributable to the non-separately accounted for portion of the Trust Fund shall be allocated among the appropriate accounts in the ratio that the dollar value of each such account bore to the aggregate dollar value of all such accounts on the preceding Valuation Date after all allocations and credits made as of such date had been completed.

          (c)   After the allocation in subsection (b) is completed, the Trustee shall allocate any amounts separately accounted for (including the increase or decrease in the net worth of the Trust Fund attributable to such amounts) to the appropriate account(s) if such separate accounting is no longer necessary.

          (d)   Notwithstanding any other provision in this Article IV, and in accordance with the Trust Agreement, if Participants' instructions to liquidate investments in any fund cannot be effected by the settlement date for purchases in the fund in which the proceeds of such liquidation are to be invested, the Trustee shall make such purchases as and when cash becomes available. On any day that the Trustee determines that it will be unable to purchase units of investment in any fund for such day because of market conditions, such purchase shall be effective as soon as practicable. In addition, QAM may establish special procedures to value the purchases and redemptions during any period of market upheaval, when transactions are suspended, when there are large redemption requests from Account Owners, or to handle any other extraordinary or abnormal situation. In the event that shares of a fund are sold over a period extending beyond one day in accordance with this section, the value ascribed to such shares shall be the average price of the shares for the extended period. The average price shall apply only to those shares that are sold and not to the fund as a whole.

        4.4    Fees.

        In accordance with section 8.9, the Committee has full discretionary authority to allocate to Accounts, in any manner the Committee determines to be equitable, those Plan taxes and expenses that are properly chargeable to the Plan and that are not paid by use of forfeitures or by the Company.

**end of Article IV**

ARTICLE V

Amount of Benefits

        5.1    Vesting Schedule—Forfeitures.

          (a)    Management.    A Management Employee shall have a fully vested and nonforfeitable interest in all his Account(s) at all times.

          (b)    Occupational.    This subsection applies only to Participants who are Occupational Employees. All the Participants' Accounts in this Plan, except for the ESOP Account, are fully vested. Unless one of the exceptions below provides for faster vesting, a Participant's ESOP Account will be 0% vested until his Period of Service is three years, at which time the ESOP Account will be fully vested.

            (i)    A Participant's ESOP Account is 100% vested if the Participant is entitled to retire on an immediate service pension under the Qwest Pension Plan.

            (ii)   A Participant's ESOP Account is 100% vested if the Participant separates from service at the expiration of Company-provided disability benefits.

            (iii)  A Participant's ESOP Account is 100% vested if the Participant dies or attains Normal Retirement Age while an Employee.

            (iv)  A Participant's ESOP Account is 100% vested if the Participant separates from service pursuant to the terms of the applicable bargaining agreement that is similar in nature to the provisions of the Management Separation Plan or, in accordance with a Participating Company's practices with respect to technological displacement or layoff.

            (v)   The PAYSOP subaccount of an ESOP Account is 100% vested.

            (vi)  A Participant's ESOP Account is 100% vested if the Participant ceases to participate in the Plan as a result of a sale or other disposition by a Participating Company of (A) substantially all the assets used by such Participating Company in a trade or business in which the Participant is employed to an unrelated corporation, or (B) its interest in a subsidiary in which the Participant is employed to an unrelated entity or individual.

          (c)    Change in Employment Classification.

            (i)    In the event an Occupational Employee becomes a Management Employee, all amounts credited to such Employee shall be 100% vested including amounts attributable to contributions made on behalf of such Employee while he was an Occupational Employee regardless of his Period of Service.

            (ii)   In the event a Management Employee becomes an Occupational Employee, all amounts credited to such Employee shall be 100% vested including amounts attributable to contributions made on behalf of such Employee while he is an Occupational Employee regardless of his Period of Service.

          (d)    Vesting for Rehires.    If a rehired Participant has an ESOP Account balance when he is rehired (or if his previously forfeited ESOP Account balance is restored pursuant to section 5.3), all service from both episodes of employment shall be taken into account when determining the vested percentage of his ESOP Account. If a rehired Participant has forfeited his ESOP Account, the forfeiture may be restored under section 5.3; whether or not such forfeiture is restored, all service from both episodes of employment shall be taken into account when determining the vested percentage of the ESOP Account if the Participant notifies the Committee of his past service.

        5.2    Forfeitures.

          (a)   Notwithstanding the vesting rules of section 5.1, the Company Contributions may be reduced, pursuant to section 3.7, if a contribution is made under a mistake of fact or if the contribution is not deductible. Any such reduction shall be allocated as specified in section 3.7.

          (b)   Notwithstanding the vesting rules of section 5.1, Annual Additions to a Participant's accounts and any increase or decrease in the net worth of the Trust Fund attributable to such Annual Additions may be reduced to satisfy the limits described in section 3.8. Any such reduction shall be allocated as specified in section 3.8.

          (c)   Notwithstanding the vesting rules of section 5.1, Company Matching Contributions and any increase or decrease in the net worth of the Trust Fund attributable to such contributions may be forfeited as of the last day of the Plan Year if the Participant Contribution that they matched was returned under section 3.1, 3.9, 3.10 or 3.11. Any such forfeiture shall be allocated as specified in section 5.5.

          (d)   Notwithstanding the vesting rules of section 5.1, a missing individual's vested accounts shall be forfeited as provided in section 13.11. Any such forfeiture shall be allocated as specified in section 5.5.

          (e)   A Participant's non-vested interest in his ESOP Account shall be forfeited on the day he incurs a five-year Period of Severance, unless an earlier forfeiture is permitted by one of the following rules. If a Participant has a vested Account balance of $0 when he terminates employment with the Controlled Group, his non-vested interest in his ESOP Account shall be forfeited as of his last day of employment. If a Participant receives a distribution of his entire vested interest in his Accounts, his non-vested interest in his ESOP Account shall be forfeited as of the day he received such distribution. Forfeitures pursuant to this subsection shall be allocated as specified in section 5.5.

          (f)    The following rules will apply with respect to uncashed checks:

            (i)    with respect to active Participants, any uncashed check outstanding for one year or more, whose value is less than $10, will be cancelled, and the amount will be applied to Plan expenses;

            (ii)   with respect to Participants who have terminated employment with the Company, any uncashed check outstanding for one year or more, whose value is less than $50, will be cancelled, and the amount will be applied to Plan expenses; and

            (iii)  any check not described in (i) or (ii) of this subsection shall be treated in accordance with section 13.11.

        5.3    Restoration of Forfeitures.

          (a)   The forfeiture of a missing individual's account(s), as described in section 13.11, shall be restored to such individual if he makes a claim for such amount.

          (b)   If a former Participant who has suffered a forfeiture becomes an Employee before the fifth anniversary of his Severance from Service Date, he may repay to the Plan the entire amount previously distributed to him within 60 months after such reemployment; if he does so, any amounts previously forfeited (unadjusted for any increase or decrease in the value of Trust assets subsequent to the date on which the forfeiture occurred) shall be reinstated to the Participant's Accounts within a reasonable time after such repayment. Such reinstatement shall be made from forfeitures of Participants occurring during the Plan Year in which such reinstatement occurs to the extent such forfeitures are attributable to contributions by the same Participating Company and earnings on such contributions; provided, however, if such forfeitures are not sufficient to provide such reinstatement, the reinstatement shall be made from the current year's contribution by that Participating Company to the Plan.

          (c)   If a Participant is rehired after having incurred a five-year Break in Service from his Severance from Service Date, then no amount forfeited from his ESOP Account shall be restored to that account.

          (d)   All the rights, benefits, and features available to a missing individual when the forfeiture occurred shall be available with respect to the restored forfeiture.

        5.4    Method of Forfeiture Restoration.

        Forfeitures that are restored pursuant to section 5.3 shall be accomplished by an allocation of the forfeitures occurring during the Plan Year, pursuant to section 5.5, or if such forfeitures are insufficient, by a special Company Contribution, pursuant to subsection 3.3(b).

        5.5    Allocation of Forfeitures.

        As of the last day of each Plan Year, the forfeitures that occurred during the Plan Year shall be allocated as follows. Forfeitures arising in accounts of Employees of each Participating Employer shall be aggregated and then allocated as follows. The forfeitures shall first be used to restore forfeitures pursuant to section 5.4. Any remaining forfeitures may be used, to the extent permitted by ERISA, to pay reasonable expenses of Plan administration and to reduce Company Contributions to the Plan. QCI shall decide on behalf of each employer, each Plan Year, the amount of reasonable administrative expenses that shall be paid out of forfeitures and the amount and type(s) of Company Contributions the forfeitures shall reduce.

        5.6    Transfers—Portability.

        If any other employer adopts this or a similar profit sharing plan and enters into a reciprocal agreement with the Company that provides that (a) the transfer of a Participant from such employer to the Company (or vice versa) shall not be deemed a termination of employment for purposes of the plans, and (b) service with either or both employers shall be credited for purposes of vesting under both plans, then the transferred Participant's account shall be unaffected by the transfer if deemed advisable by the Committee.

**end of Article V**

ARTICLE VI

Distribution of Benefits

        6.1    Beneficiaries.

          (a)    Designating Beneficiaries.    A Participant may designate a beneficiary or beneficiaries to receive any benefits that may become payable under the Plan on account of his death and which under the Plan may be paid to a beneficiary other than his Spouse, and may change or revoke any prior designation of beneficiary or beneficiaries by filing with the Committee a written designation of beneficiary signed by him. No such designation shall be effective unless filed with the Committee prior to the death of the Participant. The last such designation shall govern the designation of beneficiary. Each such designation shall be made upon a form furnished by or otherwise acceptable to the Committee. If no beneficiary has been properly designated, or if no designated beneficiary survives the Participant, the death benefits, if any, payable to the beneficiary of the deceased Participant shall be paid to the Participant's surviving spouse. If there is no surviving spouse, the estate (which shall include the Participant's probate estate or living trust) shall be the beneficiary, provided that in any case where there is no such personal representative of the Participant's estate duly appointed and acting in that capacity within 90 days after the

  Participant's death (or such extended period as the Committee determines is reasonably necessary to allow such personal representative to be appointed, but not to exceed 180 days after the Participant's death), such benefits shall be payable in the following order:

            (i)    the Participant's issue;

            (ii)   the Participant's parents;

            (iii)  the issue of the Participant's parents; or

            (iv)  such person as may be chosen in the discretion of the Committee. A category of beneficiary described in one of the four clauses set forth above shall only be eligible to receive a benefit if no person described in a preceding clause is alive at the time of death. If the issue described in clauses (i) and (ii) are of different degrees of kinship to the Participant, the rules of intestate succession then in existence under the Colorado Probate Code shall determine the amount to be taken by each beneficiary. As a condition to such payment, the Committee may require such receipts, releases, indemnity agreements, proofs and other documents which it may deem necessary or desirable.

          (b)    Special Rule for Married Participants.    If the Participant is a married Participant, his or her Spouse shall be the sole beneficiary unless the Spouse has consented to the designation of a different beneficiary. A Spouse may waive the right to consent to the designation of a subsequent beneficiary or may retain such right. To be effective, the Spouse's consent must be in writing, witnessed by a notary public, and filed with the Committee. Any spousal consent shall be effective only as to the Spouse who signed the consent.

          (c)    Disclaimers.    Any individual or legal entity who is a beneficiary may disclaim all or any portion of his interest in the Plan, provided that the disclaimer satisfies the requirements of Code section 2518(b) and applicable state law. The legal guardian of a minor or legally incompetent person may disclaim for such person. The personal representative (or the individual or legal entity acting in the capacity of the personal representative according to applicable state law) may disclaim on behalf of a beneficiary who has died. The amount disclaimed shall be distributed as if the disclaimant had predeceased the individual whose death caused the disclaimant to become a beneficiary.

          (d)    Simultaneous Death.    In the event of the occurrence of the death of the Participant and his beneficiary (and/or contingent beneficiary, if applicable) at the same time (as recorded on the death certificates), the Participant shall be deemed to have survived his beneficiary.

        6.2    Consent.

          (a)    General.    Except for distributions identified in subsection (b), distributions may be made only after the appropriate consent has been obtained under this subsection. Distributions to a Participant or to a beneficiary (other than a beneficiary of a deceased Alternate Payee) shall be made only with the Participant's or beneficiary's consent to the time of distribution. Distributions to an Alternate Payee or his or her beneficiary shall be made as specified in the QDRO and in accordance with section 13.9. To be effective, the consent must be filed with the Committee according to the procedures adopted by the Committee, within 90 days before the distribution is to commence. A consent once given shall be irrevocable after distribution has been processed.

          (b)    Exceptions to General Rule.    Consent is not required for the following distributions:

            (i)    Corrective distributions under Article III that are returned to the Participant because the contribution is not deductible by the Company or because the contribution would exceed the limits of Code sections 401(a)(17), 415(c)(1), 402(g), 401(k)(3), 401(m)(2), 401(m)(9), or any other limitation of the Code;

            (ii)   Distributions that are required to comply with Code section 401(a)(9);

            (iii)  Distributions pursuant to Code section 401(a)(14);

            (iv)  Distributions of dividends pursuant to section 3A.7;

            (v)   Distributions of invalid rollovers pursuant to subsection 3.6(a); and

            (vi)  Distributions that must occur by a deadline specified in the Plan.

        6.3    Distributable Amount.

        The distributable amount of the Participant's Account(s) is the value of his Account(s) as of the Valuation Date coincident with or next preceding the date distribution is made to the Participant or beneficiary, reduced by any amount that is payable to an Alternate Payee pursuant to section 13.9, and reduced by the outstanding balance of any Plan loan for which the Participant has pledged his account(s). Furthermore, the Committee shall temporarily suspend or limit distributions (by reducing the distributable amount), as explained in section 13.9, when the Committee is informed that a Domestic Relations Order affecting the Participant's Accounts is or may be in the process of becoming QDRO. The distributable amount shall also be zero (except to the extent necessary to comply with Code section 401(a)(9)) while the Committee has suspended withdrawals because it believes that the Plan may have a cause of action against the Participant, as explained in subsection 13.9(h).

        6.4    Manner of Distribution.

          (a)    General.    The distributable amount shall be paid in a single payment, except as otherwise provided in the remainder of this section.

          (b)    Partial Withdrawals and Installments.    Withdrawals of less than the distributable amount are available to Employees as specified in section 6.6, to those Employees over 70 1/2 who are Five-Percent Owners as described in paragraph 6.5(c)(ii), to former Employees who have attained age 70 1/2, to beneficiaries as described in subsection 6.5(a)(iii) and to former Employees who elect annual installments pursuant to section 6.9 or deferred withdrawals under section 6.10. Installment payments, other than payments under section 6.6 and 6.10, shall be made annually if such installment payments are elected or requested to be made.

          (c)    Grandfather Rules.    Installments were previously a distribution option for certain transferred accounts under the Plan. Annuities were a distribution option for some amounts that were transferred to this Plan. Any Account Owner who elected installments or an annuity when those forms of distribution were available shall receive the benefit so elected. Otherwise, payments shall be made in accordance with the Appendices attached to this Plan.

          (d)    Cash or In-Kind.    Hardship distributions under section 6.6(d) shall be paid in cash. All other withdrawals and distributions shall be paid in cash except (i) to the extent that the withdrawn amount was invested in the Qwest Shares Fund or AT&T Shares Fund and the Account Owner elects to receive that portion of his withdrawal in whole shares of common stock of the Company or AT&T Corp., as applicable (with fractional shares paid in cash); or (ii) to the extent that the Committee permits in-kind distributions.

        6.5    Time of Distribution.

        All distributions except in-service withdrawals under section 6.6 shall be subject to the following rules.

          (a)    Earliest Date of Distribution.    Unless an earlier distribution is permitted by subsection (b) or required by subsection (c), the earliest date that a Participant may elect to receive a distribution is as follows.

            (i)    Termination of Employment.    A Participant may elect to receive a distribution as soon as practicable after he terminates employment. Effective January 1, 2002, a Participant's deferrals, qualified nonelective contributions, qualified matching contributions and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

            (ii)    During Employment.    A Participant may not obtain a distribution while employed by the Controlled Group, except as provided in section 6.6 (relating to in-service withdrawals) and except as provided in paragraph 6.5(c)(ii) and (iii) (relating to the minimum distributions required on and after a Five-Percent Owner's Required Beginning Date).

            (iii)    After Death.    After the death of the Participant, the Participant's beneficiary shall elect to receive a distribution in a lump sum or installments with the Participant's total Account balance being distributed to such beneficiary (or the beneficiary's beneficiary if the beneficiary dies) over a period not exceeding five years after the date of the Participant's death or, if the beneficiary is a designated beneficiary, the designated beneficiary's life expectancy. The Plan Administrator may not direct payment of the deceased Participant's Account over the life expectancy of the beneficiary unless payment will commence no later than the December 31 following the close of the calendar year in which the Participant's death occurred or, if the designated beneficiary is the Participant's surviving Spouse, December 31 of the calendar year in which the Participant would have attained age 70 1/2. A beneficiary may accelerate payment of all or some of the deceased Participant's Account at any time. In the event the beneficiary, other than a beneficiary who is the spouse of the Participant, does not elect to receive a full distribution within five years of the date of the Participant's death, or the beneficiary has not elected to begin receiving distributions over his life expectancy as described above, the Committee shall pay the Participant's entire account balance to the beneficiary by the end of the fifth calendar year following the Participant's death.

          (b)    Compliance With Code section 401(a)(14).    Notwithstanding subsection (a), unless a Participant elects otherwise, his distribution shall commence no later than 60 days after the close of the latest of: (i) the Plan Year in which the Participant attains Normal Retirement Age; (ii) the Plan Year in which occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; and (iii) the Plan Year in which the Participant terminates employment with the Controlled Group. If a Participant does not affirmatively elect a distribution, he shall be deemed to have elected to defer the distribution to a date later than that specified in the preceding sentence.

          (c)    Latest Date of Distribution.

            (i)    Former Employees.    Except as provided in section 6.5(c)(iii), a Participant who is not an Employee shall receive a single payment of his distributable amount by his Required Beginning Date. If a Five-Percent Owner terminates employment after his Required Beginning Date, the Plan shall distribute the entire distributable amount to him as soon as administratively practicable after the termination of employment.

            (ii)    Current Employees.    Except as provided in section 6.5(c)(iii), an Employee who is not a Five-Percent Owner is not required to receive any distributions until he ceases to be an Employee. An Employee who is a Five-Percent Owner shall receive annual distributions of at least the minimum amount required to be distributed pursuant to Code section 401(a)(9). A Five-Percent Owner may request that his first minimum required distribution be distributed in the calendar year preceding his Required Beginning Date; the Committee shall comply with this request to the extent it is administratively practicable to do so.

            (iii)    Required Distributions Effective January 1, 2002.    With respect to distributions under the Plan in calendar years beginning on and after January 1, 2002, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary except section 6.5(a)(iii) above. This paragraph shall continue in effect until the end of the last calendar year beginning with the effective date of final regulations under section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service. This subsection 6.5(c)(iii) shall be effective December 31, 2001 with respect to individuals who participated in the Classic Qwest Plan. The Committee may apply reasonable and nondiscriminatory policies as it deems appropriate with respect to payment of distributions under this section.

          (d)    Alternate Payee.    Distributions to an Alternate Payee shall be made in accordance with the provisions of the QDRO and pursuant to subsection 13.9.

        6.6    In-Service Withdrawals.

        A Participant may withdraw amounts from his account(s) while he is employed by the Company or an Affiliate only as provided in this section and subsection 6.5(c). To request a withdrawal, a Participant must follow the procedures established by the Committee. The amount withdrawn shall not exceed the distributable amount.

          (a)    Rollover Contribution Account.    A Participant may withdraw all or any portion of his Rollover Contributions Account at any time, subject to the limits of subsection (c).

          (b)    After Age 59 1/2.    A Participant who has attained age 59 1/2 may withdraw all or any portion of his Before-Tax account, ESOP Account, Rollover account or other accounts at any time, subject to the limits of subsection (c).

          (c)    Regular In-Service Withdrawals.    Withdrawals under this subsection may be made at any time subject to the limitations contained herein.

            (i)    Partial Withdrawal.

              (A)    Amount of Withdrawal.    A Participant may withdraw any specified dollar amount (in $25 increments, with a $100 minimum) from his After-Tax Account, Rollover Account and his vested ESOP Account, except for (1) any After-Tax Contribution that was matched during the Plan Year of the withdrawal or the two preceding Plan Years, (2) any ESOP Account contribution for the Plan Year of the withdrawal or for the preceding two Plan Years, or (3) investment earnings on the amounts in (1) or (2).

              (B)    Source of Withdrawal.    A withdrawal under this subsection (i) shall be taken in the following order: first from the Participant's unmatched After-Tax Contributions and corresponding earnings, matched After-Tax Contributions and corresponding earnings, Rollover Account, and ESOP Account (to the extent those amounts may be withdrawn). ESOP Account contributions and investment earnings thereon contributed within the Plan Year of withdrawal or preceding two Plan Years may not be withdrawn.

              (C)    Limits.    Only two withdrawals are permitted under this subsection (i) in any one Plan Year. As soon as administratively practicable after the second withdrawal, the matching formula for the Employee shall be zero for the next three months.

            (ii)    Full Withdrawal.

              (A)    Amount of Withdrawal.    A Participant may withdraw the entire amount from his After-Tax Account, his vested ESOP Account, and his Rollover Account, except for any Company contribution for the Plan Year of the withdrawal or for the preceding two Plan Years (or investment earnings thereon). Furthermore, a Participant over age 59 1/2 may elect to withdraw, in addition to those amounts identified in the preceding sentence, the entire amount from his Before-Tax Account.

              (B)    Limits.    Only one full withdrawal is permitted under this subsection (ii) in any one Plan Year, except that a second full withdrawal is permitted if it is made in conjunction with a hardship withdrawal under subsection (d). As soon as administratively practicable after the full withdrawal, the matching formula for the Employee shall be zero for the next six months beginning on the date of withdrawal. In the event that a full withdrawal occurs before the expiration of a suspension period prescribed by section 6.6(c)(i)(C), the six-month suspension period for Occupational Employees shall begin upon the expiration of the suspension period described in section 6.6(c)(i)(C). With respect to Management Employees, the six-month suspension period shall begin as of the date the full withdrawal occurs.

            (iii)    Committee Procedures.    The Committee may establish reasonable procedures, including but not limited to a prescribed hierarchy of Accounts from which distributions under this section may be made in accordance with legal requirements and administrative feasibility.

          (d)    Hardship.    A Participant may withdraw all or any portion of his Before-Tax Contributions account (but not any earnings attributable to such account after December 31, 1988) subject to the limits of this subsection, if the Participant has an immediate and heavy financial need, as defined in subparagraph (i), and the withdrawal is needed to satisfy the financial need, as explained in subparagraph (ii), and the withdrawal is not greater than the maximum permissible withdrawal described in subparagraph (iii).

            (i)    Financial Need.    A distribution will be deemed to be made on account of an immediate and heavy financial need of a Participant if the distribution is on account of: (A) medical expenses described in Code section 213(d) incurred by the Participant, the Participant's spouse or any dependents of the Participant (as defined in Code section 152); (B) purchase (excluding mortgage payments) of a principal residence for the Participant; (C) payment of tuition, related educational fees, and room and board expenses for the next 12 months post-secondary education for the Participant, his spouse, children, or dependents (as defined in Code section 152); or (D) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

            (ii)    Deemed Satisfaction of Need.    The withdrawal is deemed to satisfy an immediate and heavy financial need of the Participant if all of the following requirements are satisfied: (A) the distribution is not in excess of the immediate and heavy financial need of the Participant (including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the hardship withdrawal); (B) the Participant has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all Plans maintained by the Company; (C) prior to January 1, 2002 the Participant's deferrals and additional Participant Contributions under this Plan and all other plans maintained by the Company will be suspended for at least 12 months after receipt of the hardship distribution, effective for distributions on and after January 1, 2002, such contributions will be suspended for six months after receipt of the distribution; and (D) with respect to hardship distributions made prior to January 1, 2002 the Participant may not make, under this Plan and all other plans maintained by the Company, Participant deferral contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code section 402(g) for such next taxable year less the amount of such Participant's Before Tax Contributions for the taxable year of the hardship distribution.

            (iii)    Maximum Withdrawal.    An Employee may not withdraw more than the sum of the amount needed to satisfy his financial need and any taxes and penalties resulting from the withdrawal. An Employee may not withdraw any increase in the net worth of the Trust Fund occurring after December 31, 1988 allocated to his Before-Tax account.

          (e)    Frequency and Procedures.    The Committee shall issue such rules as to the frequency of withdrawals, and withdrawal procedures, as it deems appropriate. The Committee may postpone the withdrawal until after the next Valuation Date. The Committee may have a special valuation of the Trust Fund performed before a withdrawal is permitted. The Committee may charge a fee for the withdrawal as well as a fee for having a special valuation performed.

        6.7    Direct Rollover Election.

          (a)    General Rule.    A Participant, an Alternate Payee who is the Spouse or former Spouse of the Participant, or a surviving Spouse of a deceased Participant (collectively, the "distributee") may direct the Trustee to pay all or any portion of his "eligible rollover distribution" to an "eligible retirement plan" in a "direct rollover." This direct rollover option is not available to other Account Owners (i.e., non-Spouse beneficiaries and Alternate Payees who are not the Spouse or former Spouse of the Participant). Within a reasonable period of time before an eligible rollover distribution, the Committee shall inform the distributee of this direct rollover option, the appropriate withholding rules, other rollover options, the options regarding income taxation, and any other information required by Code section 402(f).

          (b)    Definition of Eligible Rollover Distribution.    For purposes of this section only, an "eligible rollover distribution" is any distribution or in-service withdrawal other than (i) distributions required under Code section 401(a)(9), (ii) distributions of amounts that have already been subject to federal income tax (such as defaulted loans or after-tax voluntary contributions), (iii) installment payments in a series of substantially equal payments made at least annually and (A) made over a specified period of ten or more years, (B) made for the life or life expectancy of the distributee, or (C) made for the joint life or joint life expectancy of the distributee and his designated beneficiary, (iv) a distribution to satisfy the limits of Code section 415 or 402(g), (v) a distribution to satisfy the ADP, ACP, or multiple use tests, (vi) any other actual or deemed distribution specified in the regulations issued under Code section 402(c), or (vii) any hardship withdrawal by an Employee under age 59 1/2 pursuant to subsection 6.6(d).

          (c)    Definition of Eligible Retirement Plan.    For purposes of this section only, (i) for a Participant or an Alternate Payee who is the Spouse or former Spouse of the Participant, an "eligible retirement plan" is an individual retirement account or annuity described in Code section 408(a) or 408(b), an annuity plan described in Code section 403(a), or the qualified trust of a defined contribution plan that accepts eligible rollover distributions, and (ii) for a surviving Spouse of a deceased Participant, an "eligible retirement plan" is an individual retirement account or annuity.

          (d)    Definition of Direct Rollover. For purposes of this section only, a "direct rollover" is a payment by the Trustee to the eligible retirement plan specified by the distributee.

    (e)    If a distributee will receive an eligible rollover distribution of at least $200, the distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover; provided, however, that a distributee may not elect to have an eligible rollover distribution of less than $500 paid directly to an eligible retirement plan unless the distributee elects to have the entire eligible rollover distribution paid directly to the eligible retirement plan.

        6.8    Direct Rollovers of Plan Distributions Effective January 1, 2002.

        This section shall apply to distributions made after December 31, 2001.

          (a)    Modification of Definition of Eligible Retirement Plan.    For purposes of the direct rollover provisions in section 6.7 of the Plan, an eligible retirement plan shall also mean an annuity contract described in section 403(b) of the Code and an eligible plan under section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in section 414(p) of the Code.

          (b)    Modification of Definition of Eligible Rollover Distribution To Exclude Hardship Distributions.    For purposes of the direct rollover provisions in section 6.7 of the Plan, any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

          (c)    Modification of Definition of Eligible Rollover Distribution To Include After-tax Employee Contributions.    For purposes of the direct rollover provisions in section 6.7 of the Plan, a portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

        6.9    Installments.

          (a)    General.    A Participant may elect in accordance with section 9.6 that all of the amount distributable be distributed in the form of approximately equal annual installments to be paid over a period not to exceed the Participant's life expectancy (calculated at the time distributions begin, according to IRS tables, and rounded down to a whole year). Each installment shall consist of an approximately equal payment amount. Installments are paid annually, at approximately the same time each year. A Participant who elects installments may elect a lump sum payment of the remaining balance at any time.

          (b)    Rehire.    If a Participant who is receiving installments becomes an Employee again, the installments will continue as originally scheduled, unless the Participant elects to discontinue installments during the period of reemployment.

            (i)    Installments Continued.    This clause (i) applies if installments are continued during the later episode of employment. A separate Account will be established for the Participant's benefits for the later episode of employment. The Participant's Account from the earlier episode of employment is not available for distribution under section 6.6 and is ignored when determining the amount the Participant can borrow under Article VII. If the Participant's later episode of employment terminates before all installments are paid, then installment payments will continue to be made on the same schedule, but the amount of each remaining payment will be increased so that the entire vested balance in all the Participant's Accounts (from both episodes of employment) are paid out in the remaining installments.

            (ii)    Installments Discontinued.    This clause (ii) applies if installments are discontinued during the later episode of employment. Benefits from the later episode of employment will be added to the Account containing the benefits from the earlier episode of employment. The Participant may take in-service distributions under section 6.6 from his entire Account, and may borrow from his entire Account as permitted under Article VII. When the Participant again terminates employment, he may make a new distribution election under this section, and that election shall apply to his entire Account.

          (c)    Installments Unavailable for Participants With PCRA Investments.    Effective May 1, 2000, a Participant may not elect installments if any portion of his Account is invested in the PCRA. A Participant who elected installments before May 1, 2000 shall not be permitted to invest any additional amounts in the PCRA, and shall be required to sell all amounts in the PCRA no later than April 30, 2001.

          (d)    Accounts and Investments From Which Installments are Taken.    An installment shall be taken pro-rata from each of the Participant's Accounts, in proportion to be vested balance of each Account and pro rata from each investment fund in the Accounts.

        6.10    Deferred Withdrawals.

        A Participant who has not elected installment payments may elect, in accordance with section 9.6 to receive one or two deferred withdrawals in any Plan Year. Deferred withdrawals shall either be (i) not be less than $100 and shall be in increments of $25, or (ii) shall be the entire vested Account balance (ignoring any dividends that are awaiting distribution under section 3A.7). A deferred withdrawal shall be taken from the following Accounts, in the following order: After-Tax Account (unmatched After-Tax Contributions and corresponding earnings distributed before matched After-Tax Contributions and corresponding earnings); ESOP Account; Rollover Account; Before-Tax Account (unmatched Before-Tax Contributions and corresponding earnings distributed before matched Before-Tax Contributions and corresponding earnings).

        6.11    Return of Basis.

        For purposes of Code section 72, the Plan contains two separate contracts, one for After-Tax Contributions made before 1987 and the investment earnings thereon, and the other for all other contributions and their investment earnings.

**end of Article VI**

ARTICLE VII

Loans

        The Committee is authorized, as one of the Plan fiduciaries, to establish a Participant loan program at the time determined by the Committee and communicated to the Employees. The Committee shall administer the Plan's loan program in accordance with the following rules. To the extent it is not inconsistent with the Plan, such loan program is hereby incorporated in the Plan by this reference. The Committee may establish such other rules and procedures as it determines, in its sole discretion, to be necessary or desirable to administer the loan program.

        7.1    Availability.

        Loans shall be available only to active Employees and Employees on an authorized or legally protected leave of absence (collectively referred to in this section as "Borrowers"), provided however, that with respect to loans made prior to January 1, 2002, no loan shall be made to any individual while the individual falls into any of the following categories, nor shall any loan be made of amounts accrued while such individual fell into any of the following categories:

          (a)   owner-employee within the meaning of Code section 401(c)(3); or

          (b)   Employee or officer who owns (or is considered as owning within the meaning of Code section 318(a)(1) on any day during the taxable year of the Company or Affiliate) 5% or more of the stock of the Company or any Affiliate that is an S corporation; or

          (c)   sibling (of the whole- or half-blood), spouse, ancestor or lineal descendant of any individual described in subsection (a) or (b),

unless such individual has furnished to the Committee a written exemption from the prohibited transaction provisions of ERISA and the Code, granted by the Department of Labor and covering the loan. Furthermore, no loan shall be made to a Borrower while the Committee has suspended withdrawals because it believes that the Plan may have a cause of action against the Borrower, as explained in subsection 13.9(h). Loans shall be made on a reasonably equivalent basis to eligible Borrowers who have demonstrated to the satisfaction of the Committee that they intend to repay their loans.

        7.2    Loan Amount.

        The Committee may establish a minimum loan amount of no more than $1,000. A Borrower may have no more than one loan outstanding at any time and a borrower may not take a loan within six months after the effective date of a previous loan. The maximum outstanding indebtedness under this Plan shall not exceed one-half the vested portion of the Borrower's account(s) under this Plan, less any portion allocated to an Alternate Payee. The maximum total outstanding indebtedness of the Borrower under this Plan and all other plans maintained by the Controlled Group is the lesser of:

          (a)   $50,000, reduced by the excess (if any) of (i) the highest outstanding balance of loans to the Borrower from this Plan and all other plans maintained by the Controlled Group during the one-year period ending on the day before such loan is made, over (ii) the outstanding balance of loans to the Borrower from this Plan and all other plans maintained by the Controlled Group on the date such loan is made; or

          (b)   one-half the vested percentage of the Borrower's account(s) under this Plan and all other qualified plans maintained by the Controlled Group.

        Notwithstanding the foregoing, the Committee may, in its sole discretion, establish lesser limits on the amounts that may be borrowed, which limits shall be applied in a non-discriminatory manner. No loan shall be made of amounts that are required to be distributed, pursuant to section 6.5, prior to the end of the term of the loan.

        7.3    Repayment.

        All loans shall be repaid, with interest, in substantially level amortized payments made not less frequently than quarterly. The Committee shall select the method for determining the interest rate, which must be a reasonable rate of interest. In the absence of Committee action the Trustee shall establish the interest rate which shall be equal to the prime rate as published in The Wall Street Journal on the last day of the calendar month preceding the date of the loan plus one percentage point. The minimum term for a loan is one year. The maximum term for a loan is five years unless the proceeds of such loan are used to acquire the principal residence of the Borrower, in which case the maximum term for the loan is 15 years. Loans shall be amortized on a yearly basis unless otherwise permitted in a uniform and nondiscriminatory manner by the Committee. A loan may be prepaid in full through payroll withholding, a bank check, or a cashier's check at any time on or after the first day of the third calendar month following the effective date of the loan. Loan repayments shall be accelerated, and all loans shall be payable in full 90 days after the Borrower separates from service. If the Borrower is an active Employee or on a paid leave of absence, loans shall be repaid through payroll withholding unless the Employee is pre-paying his loan, in which case the pre-payment need not be through payroll withholding.

        7.4    Administration.

        A Borrower shall apply for a loan by following the procedures specified by the Committee. The Committee may impose a loan application fee, a loan origination fee, and loan maintenance fees. All loans shall be evidenced by one or more promissory notes and shall be fully secured. Such evidence may be embodied in the endorsement of the check constituting loan proceeds or other manner authorized by the Internal Revenue Service and Department of Labor. No Borrower whose account(s) are so pledged may obtain distribution of any portion of his account(s) that have been pledged. The rights of the Trustee under such pledge shall have priority over all claims of the Borrower, his beneficiaries, and creditors. Loans shall be treated as a directed investment of the Borrower under section 9.3.

**end of Article VII**

ARTICLE VIII

Allocation of Responsibilities—Named Fiduciaries

        8.1    No Joint Fiduciary Responsibilities.

        The named fiduciaries designated in the Plan or Trust Agreement shall have only the responsibilities specifically allocated to them herein or in the Trust Agreement. Named fiduciaries shall have only the responsibilities specifically allocated to them in such appointment. All allocations of responsibilities to named fiduciaries are intended to be mutually exclusive, and there shall be no sharing of fiduciary responsibilities. Whenever one named fiduciary is required by the Plan, Trust Agreement or appointment to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the responsibility of the named fiduciary giving the directions shall be deemed his sole responsibility, and the responsibility of the named fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law. In addition, the Company may allocate responsibility for the operation and administration of the Plan in accordance with its terms.

        8.2    The Participating Companies.

        Each Participating Company shall be responsible for (a) making its respective contributions hereunder and (b) keeping accurate records with respect to its Employees and their Compensation and furnishing such data to the Committee.

        8.3    The Company.

          (a)   Acting in its capacity as Plan sponsor and not as a fiduciary, the Company or its delegate shall be responsible for:

            (i)    Amendment or termination of the Plan pursuant to the terms of Article X herein;

            (ii)   Subject to section 8.9(d), appointment of any third party service providers and vendors to the Plan other than fiduciaries; and

            (iii)  Appointment and removal of the members of the Committee, the Plan Design Committee and the Investment Committee.

          (b)   The Company shall also be responsible for exercise of the Plan Administrator's duties in the absence of the Committee. The term "Plan Administrator" shall have the same meaning as the term "administrator" as defined in section 3(16)(A) of ERISA.

        8.4    The Committee.

        The Company or its delegate shall appoint the Committee consisting of not fewer than one nor more than seven persons. The Committee shall be a named fiduciary of the Plan. The members of the Committee shall hold office at the pleasure of the Company or its delegate and shall serve without compensation. The Committee shall comply with the provisions of ERISA pertaining to the powers and responsibilities of administrators and named fiduciaries. The Committee may delegate its responsibility to employees of the Company or any Affiliate or to agents outside of the Company and Affiliates.

        8.5    The Investment Committee.

        The Company or its delegate shall appoint the Investment Committee consisting of at least one person but not more than seven persons. The Investment Committee shall be a named fiduciary of the Plan. The members of the Investment Committee shall hold office at the pleasure of the Company or its delegate and shall serve without compensation. The Investment Committee shall comply with the provisions of ERISA pertaining to the powers and responsibilities of named fiduciaries. The Investment Committee may delegate its responsibility to employees of the Company or any Participating Companies or to agents outside of the Company and Participating Companies.

        8.6    Plan Design Committee.

        The Company or its delegate shall appoint the Plan Design Committee. The Plan Design Committee shall not be a fiduciary of the Plan. The Plan Design Committee may make determinations with respect to Plan design matters, including authorization to amend the Plan pursuant to section 10.4. The members of the Plan Design Committee shall hold office at the pleasure of the Company or its delegate and shall serve without compensation. The Plan Design Committee shall establish reasonable procedures for purposes of conducting its business as it deems appropriate.

        8.7    Delegation.

        The Committee, the Investment Committee, QAM and the other named fiduciaries may delegate any of their responsibilities hereunder by designating in writing other persons to carry out specified responsibilities, except as may be limited or prohibited by the Code or ERISA. Unless otherwise stated in the delegation, each delegation shall include all power, authority and discretion of the named fiduciary making such delegation with respect to the function delegated.

        8.8    The Trustee.

        The Trustee shall be responsible for: (a) the investment of the Trust Fund to the extent and in the manner provided in the Trust Agreement; (b) the custody and preservation of Trust assets delivered to it; and (c) making such payments from the Trust Fund as the Committee, the Investment Committee and QAM shall direct.

        8.9    Allocation of Fiduciary Responsibilities.

          (a)   The Committee shall be the Plan Administrator and shall have all power and authority necessary for that purpose, including, but not by way of limitation, the full discretion and power to interpret and construe the Plan, to make factual determinations, to determine the eligibility, status and rights of all persons under the Plan and in general to decide any dispute. The Committee shall direct the Trustee concerning all non-investment-related distributions from the Trust Fund, in accordance with the provisions of the Plan and the Trust Agreement, and shall have such other powers in the administration of the Trust Fund as may be conferred upon it by the Trust Agreement. The Committee shall maintain all Plan records except to the extent responsibility is delegated to others to maintain records of the Trust Fund. The Committee shall have the discretion and authority to determine conclusively for all parties all questions arising in the administration of the Plan, and any decision of the Committee shall not be subject to further review.

          (b)   The Investment Committee (or its delegate) shall be the named fiduciary solely with regard to the following functions regarding the management and investment of Plan assets:

            (i)    appointing and removing Trustees;

            (ii)   approving processes and policies for the payment of investment-related Plan expenses and approving reimbursement of expenses of QAM; and

            (iii)  approving the investment funds which are to be internally managed by QAM and the general investment strategies with respect to such internally managed investment funds.

        The Investment Committee shall have all power and authority necessary for these purposes.

          (c)   QAM shall be the named fiduciary for all purposes of the management and investment of Plan assets except for those functions which are the responsibility of the Investment Committee as set forth in subsection (b) and except as provided in subsection (e) below. Such powers of QAM shall include, without limitation, appointing, removing and monitoring investment managers and other persons appropriate for trust management and reviewing the performance of all investment funds. QAM shall have all power and authority necessary for these purposes.

          (d)   With regard to their respective functions, the Committee's, the Investment Committee's and QAM's authority shall include the following:

            (i)    the selection of agents and fiduciaries to operate and administer the Plan and Trust;

            (ii)   the selection of agents and other providers of services to the Plan;

            (iii)  the periodic review of the performance of such agents, service providers, managers and fiduciaries;

            (iv)  certifying to the Trustee the names and specimen signatures of the members of the Committee, the Investment Committee or QAM (or their delegates) acting from time to time;

            (v)   approving all expenses other than those subject to the approval of the Investment Committee; and

            (vi)  establishing compensation arrangements for other fiduciaries, agents and service providers.

            (vii) to the extent necessary or advisable QAM may establish policies and procedures or take such actions as authorized by section 4.3(d) of the Plan.

          (e)   Notwithstanding the preceding provisions of this section or any other provision of this Plan, neither the Investment Committee, the Committee, QAM, the Board of Directors, a Participating Company, the Trustee nor any investment manager shall be a fiduciary with respect to the designation or direction by an Account Owner of investment funds with respect to that Account Owner's Account. Each Account Owner shall be the named fiduciary (except as otherwise provided by section 404(c) of ERISA) with respect to any designation, direction or other exercise of control of investment funds with respect to his Account. As a result, with respect to designations and directions described in this Plan and any other exercise of control by an Account Owner over assets in his Account, such Account Owner shall be solely responsible for such actions and neither the Investment Committee, the Committee, QAM, the Trustee, a Participating Company, the Board of Directors nor any other person or entity which is otherwise a fiduciary shall be liable for any loss or liability which results from such Account Owner's exercise of control.

        8.10    Organization of the Committee.

          (a)   The Committee shall elect a chairman and appoint a secretary. The Committee may adopt such bylaws and rules of procedures as it deems desirable for the conduct of its affairs and for the administration of the Plan.

          (b)   The Investment Committee and the Plan Design Committee may adopt bylaws and rules of procedure as it deems desirable.

          (c)   The Committee and the Investment Committee may appoint agents (who need not be members of the committee) to whom they may delegate such powers as they deem appropriate. Each committee may make its determinations with or without meetings. Each committee may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf. The action of a majority of either committee shall constitute the action of that committee.

        8.11    Agent for Process.

        The General Counsel of the Company shall be the agent of the Plan for service of all legal process.

        8.12    Plan Expenses.

        The expenses of the Committee shall be borne by the Company. Notwithstanding the preceding sentence, all expenses of any party lawfully payable from the assets of the Plan shall be paid from such assets except to the extent the Company or its delegate determines otherwise.

**end of Article VIII**

ARTICLE IX

Trust Agreement—Investments

        9.1    Trust Agreement.

        The Company has entered into a Trust Agreement to provide for the holding, investment and administration of the funds of the Plan. The Trust Agreement shall be part of the Plan, and the rights and duties of any person under the Plan shall be subject to all terms and provisions of the Trust Agreement.

        9.2    Expenses of Trust.

          (a)   Except as provided in subsection (b) below, all taxes upon or in respect of the Trust shall be paid by the Trustee out of the Trust assets. All reasonable expenses of administering the Trust shall be paid by the Trustee, pursuant to the written direction of the Committee, out of the Trust assets to the extent they are not paid by the Company; provided however, that the reasonable expenses of administering the Trust shall be paid from certain Trust assets as provided in section 4.4. No fiduciary shall receive any compensation for services rendered to the Plan if the fiduciary is being compensated on a full time basis by the Company.

          (b)   All expenses of individually directed transactions in Trust assets, including without limitation the Trustee's transaction fee, brokerage commissions, transfer taxes, and any taxes and penalties that may be imposed as a result of a Participant's investment direction, shall be assessed against the Account(s) of the Account Owner directing such transactions. Any income or excise tax imposed as a result of an individually directed transaction shall be assessed against the Account of the Account Owner directing such transaction.

        9.3    Investments.

          (a)    Section 404(c) Plan.    Except to the extent that the Plan requires the ESOP Accounts to be invested in Stock, this Plan is intended to constitute a plan described in section 404(c) of ERISA and the regulations thereunder. Accordingly, the Committee intends to provide to Account Owner the information described in section 2550.404c-1(b)(2)(i)(B)(1) of the Department of Labor Regulations. In addition, upon request by an Account Owner, the Committee shall provide the information described in sections 2550.404c-1(b)(2)(i)(B)(2) of the Department of Labor Regulations.

        The Committee may take such other actions or implement such other procedures as it deems necessary or desirable in order that the Plan comply with section 404(c) of ERISA.

          (b)    Directed Investments.

            (i)    General.    An Account Owner's Account, except to the extent limited by Article IIIA, shall be invested, upon the direction of each Account Owner, in any one or more of a series of investment options established upon the direction of QAM and in accordance with section 9.4. One investment option may be a brokerage account with restricted investment alternatives. One investment option shall be the Qwest Shares Fund. Up to 100% of the Plan's assets may be comprised of Stock. The options available for investment and, to the extent the options include investment funds, the principal features of such investment funds, including a general description of the investment objectives, the risk and return characteristics, and the type and diversification of the investment portfolio of each fund, shall be communicated to the Account Owners from time to time. Any restrictions on the investment options or on the purchase or sale of any investment options shall be established by QAM and communicated to Account Owners from time to time. Any changes in the available investment options shall be communicated to all Account Owners.

            (ii)    Special Rules for the ESOP Account.    An Account Owner's ESOP Account shall be invested in the Qwest Shares Fund, except to the extent that other investment options are available under section 3A.9.

            (iii)    Special Rule for Management Employees.    If a Management Employee is automatically enrolled under subsection 3.1(g), his Before-Tax Contributions (and the associated match) shall be invested in the default investment option selected by QAM.

          (c)    Change in Investment Directions.    Account Owners may change their investment directions in writing, by telephone, computer, or other paperless media, or by any other means made available by the recordkeeper with respect to the investment of new contributions and with respect to the investment of existing amounts allocated to Accounts at any time, subject to such restrictions and procedures as are established by the recordkeeper or the Committee. Such changes shall be effective prospectively, as of the time established by the Committee. The Committee shall establish procedures for giving investment directions, which shall be communicated to Account Owners.

          (d)    Loans.    Loans under Article VII shall be treated as an investment of the Account Owner, with the result that all loan repayments, including interest, shall be allocated solely to the borrower's Account.

          (e)    Special Rules for Stock.    The Committee shall take such actions and establish such procedures as it deems necessary to ensure the confidentiality of information relating to the purchase, sale, and holding of Stock, and the exercise of voting, tender and similar rights with respect to such shares by an Account Owner. Notwithstanding the foregoing, such information may be disclosed to the extent necessary to comply with applicable state and federal laws. In the event of a tender or exchange offer with respect to QCI, or in the event of a contested election with respect to its board of directors, QCI shall, at its own expense, appoint an independent fiduciary to carry out the Committee's administrative functions with respect to Stock. Such independent fiduciary shall not be an "affiliate" of any Participating Company as such term is defined in section 2550.404c-1(e)(3) of the Department of Labor Regulations.

        9.4    Investment Funds.

        The following investment funds shall be established under this Plan:

          (a)   Conservative Asset Allocation Fund;

          (b)   Moderate Asset Allocation Fund;

          (c)   Aggressive Asset Allocation Fund;

          (d)   U.S. Stock Fund;

          (e)   Bond Fund;

          (f)    Interest Income Fund;

          (g)   International Stock Fund;

          (h)   Qwest Shares Fund;

          (i)    Personal Choice Retirement Account ("PCRA"); and

          (j)    AT&T Shares Fund (Frozen not available for contributions or transfers in);

          (k)   U.S. Small/Midcap Stock Fund.

        QAM shall select the specific investments for the investment funds (other than the PCRA) either by selecting a mutual fund, common, group or collective trust fund, or similar vehicle, or by designating itself, an investment manager, as defined in ERISA, or the Trustee who will be responsible for investment of all or a portion of a particular fund.

        The Account Owner may designate in accordance with section 9.3 that amounts contributed to his Account initially will be invested in any one or more of the investment funds, other than the AT&T Shares Fund or the PCRA, provided that such designation shall be in increments of 1% of the aggregate contributions. Any direction for investment of an Account shall be deemed to be a continuing direction until changed.

        An Account Owner may direct that the investment of his Account be redirected into any or all other investment funds in 1% increments of the aggregate balance in accordance with section 9.3; provided, however, that transfers may not be made (a) from the Interest Income Fund to the PCRA, or (b) from any investment fund to the AT&T Shares Fund. The preceding sentence shall also apply to the ESOP Account of a former Employee, Alternate Payee, beneficiary or Participant who can diversify his ESOP Account pursuant to section 3A.9. When the Account Owner provides an investment direction for his After-Tax or Before-Tax Contributions, the same investment direction will apply to the corresponding match (unless the match must be invested in the Qwest Shares Fund). The Committee may establish any other rules and regulations regarding the investment funds (including establishing any blackout periods or limitations on investing) as it deems appropriate in its sole discretion; any such rules shall be deemed adopted upon the earlier of adoption of a rule or written (or electronic) notice to affected Participants.

        Notwithstanding the foregoing or any other provision of this Plan, effective August 7, 2002, no Account Owner may direct investment of any portion of any Account into the Qwest Shares Fund nor may the Account Owner redirect the investment of any portion of any Account into the Qwest Shares Fund until further notice from the Company (without any need for an amendment). The foregoing shall not affect the rule in Section 3A.2 permitting the Participating Companies to contribute in cash or Qwest Shares.

        9.5    Special Rules Regarding PCRA.

        Effective May 1, 2000, a Participant may not elect installment payments if any portion of his Account is invested in the PCRA. A Participant who elected installment payments before May 1, 2000 shall not be permitted to invest any additional amounts in the PCRA and shall be required to sell all amounts in the PCRA no later than April 30, 2001.

        The PCRA vendor has the exclusive right to terminate any Participant's PCRA account, at any time, for any reason. If the vendor exercises this right, the Participant will no longer be permitted to invest through PCRA and the Participant may direct where the funds will be invested in the core funds. If after 10 business days the Participant has not given direction as to which of the core funds the returning PCRA funds should be invested in, the funds will be transferred and invested in the Moderate Asset Allocation Fund at the next available transfer date, or any other "default fund" as determined by QAM in its sole discretion.

        9.6    Requirements for Participant Elections.

          (a)   This section 9.6 sets forth the requirements for Participants (and other Account Owners to the extent applicable) to make (i) initial and subsequent elections with respect to investment of contributions into investment funds as set forth in section 9.4, (ii) initial elections, suspensions or changes in Participant Contributions pursuant to section 3.1, (iii) elections with respect to redirection of Account balances into investment funds, pursuant to sections 9.3 and 9.4, and (iv) requests for distributions pursuant to sections 6.5, 6.6, 6.9 and 6.10 and loans pursuant to Article VII.

          (b)   (i) The elections described in subsection (a) shall be made according to such rules and procedures that the Committee establishes.

            (ii)   Elections described in section 9.6(a)(i) and (ii) will generally be effective as soon as administratively practicable, except that the initial election is not effective before the date the Participant is eligible to participate in the Plan.

            (iii)  Elections described in section 9.6(a)(iii) will generally be effective as soon as administratively practicable.

            (iv)  Requests described in section 9.6(a)(iv) will be processed as soon as administratively practicable which, generally, will be on the last Valuation Date of the week in which the Plan's records reflect the individual's eligibility to receive a distribution and a request for a distribution is properly made by the Participant and received by the Plan. Proceeds from transactions described in section 9.6(a)(iv) will be delivered as soon as practicable thereafter.

            (v)   Elections under sections 9.6(a)(i) and (ii) and (iii) shall be made through the Qwest Service Center, unless the Committee determines otherwise. The Committee (or its delegate) shall send the Participant a written confirmation containing the particulars of such election. If the Participant fails to object, in writing, within 120 days after the election was effective that the written confirmation is incorrect, the particulars set forth in such written confirmation shall be deemed conclusive evidence of the election made by the Participant.

          (c)   If an Account Owner properly requested the Committee or Participating Company or recordkeeper to take some action with respect to his Account or his participation in the Plan, and such action was not taken, the Committee shall correct the mistaken action or the omission to act only if the Account Owner notifies the Committee in writing of the mistake or omission within 120 days of the mistake or omission.

          (d)   Notwithstanding the foregoing, Participant elections and directions may be executed pursuant to policies and procedures adopted by QAM pursuant to and in accordance with section 4.3(d).

**end of Article IX**

ARTICLE X

Termination and Amendment

        10.1    Termination of Plan or Discontinuance of Contributions.

          (a)   The Board of Directors of the Company may terminate the Plan. In addition, the Plan Design Committee, with the consent of the Chairman of the Board (or, at any time when there is no Chairman of the Board, the President) and subject to the approval of the Board of Directors (or without such approval in the case of changes that, in the opinion of the Plan Design Committee, are required by federal or state statutes applicable to the Company or any other Participating Company or authorized or made desirable by such statutes) may terminate the Plan. Upon termination or partial termination, the Accounts of all affected Participants shall become fully vested and shall be distributed among them and their beneficiaries.

          (b)   The Participating Companies expect to continue the Plan indefinitely, but the continuance of the Plan and the payment of contributions are not assumed as contractual obligations. Any Participating Company may withdraw from the Plan as to its Employees at any time by resolution of the Participating Company's Board of Directors. Upon withdrawal by any Participating Company, Sections 11.3 and 11.4 shall apply.

        10.2    Allocations Upon Termination or Discontinuance of Company Contributions.

        Upon the termination or partial termination of the Plan or upon the complete discontinuance of contributions, the Committee shall promptly notify the Trustee of such termination or discontinuance. The Trustee shall then determine, in the manner prescribed in section 4.2, the net worth of the Trust Fund as of the close of the last business day of the calendar month in which such notice was received by the Trustee. The Trustee shall advise the Committee of any increase or decrease in such net worth that has occurred since the preceding Valuation Date. After crediting to the Salary Deferral Contributions account of each Participant the amount contributed by him since the preceding Valuation Date, the Committee shall thereupon allocate, in the manner described in section 4.3, among the accounts of the Participants then remaining in the Plan, any such increase or decrease in the net worth of the Trust Fund. Immediately after the allocation of such increase or decrease in net worth, the Committee shall allocate among the accounts of the Participants then remaining in the Plan, in the manner described in sections 3.2, 3.12, 3.14, 4.1, and 5.5, any Company Contributions, Qualified Non-Elective Contributions, Specified Minimum Employer Contributions, or forfeitures occurring since the preceding Valuation Date.

        10.3    Procedure Upon Termination of Plan or Discontinuance of Contributions.

        If the Plan has been terminated or partially terminated, or if a complete discontinuance of contributions to the Plan has occurred, then after the allocations required under section 10.2 have been completed, the Trustee shall distribute or transfer the account(s) of affected Participants as follows.

          (a)   If the Company or Affiliate maintains or establishes another defined contribution plan (other than an employee stock ownership plan defined in Code section 4975(e)(7)), then no amount in his accounts may be distributed to any Participant. Account balances shall be directly transferred to the other defined contribution plan.

          (b)   If the Company or Affiliate does not maintain another defined contribution plan (other than an employee stock ownership plan, defined in Code section 4975(e)(7)), then the Trustee shall distribute the Participant's account(s) to the Participant in a lump sum (other than an annuity) without the consent of Participant.

        Any distribution or transfer made pursuant to this section may be in cash, in kind, or partly in cash and partly in kind. After all such distributions or transfers have been made, the Trustee shall be discharged from all obligation under the Trust; no Account Owner who has received any such distribution, or for whom any such transfer has been made, shall have any further right or claim under the Plan or Trust.

        10.4    Amendment by QCI.

        The Company expects this Plan to be permanent, but as future conditions cannot be foreseen, it reserves the right to amend the Plan at any time, without prior notice to anyone. The Plan may be amended by a writing approved by the Company's Board of Directors and signed on behalf of the Company by an officer of the Company duly authorized by the Board of Directors. The Plan may also be amended in writing by the Plan Design Committee or other person(s) to the extent authority to amend the Plan has been delegated to the Plan Design Committee or such person(s) by the Board of Directors. Each amendment shall be effective on such date as the Company or its delegee may determine. No amendment or modification that affects the rights, powers, privileges, immunities or obligations of the Trustee may be made without the consent of the Trustee. Amendments may modify the rights and interests of Employees who are Participants in the Plan at the time thereof as well as future Participants, but amendments may not diminish the accrued benefit (as defined in Section 411(d)(6) of the Code) of any Participant as of the effective date of such amendment.

        10.5    Amendment to Vesting Schedule.

        If the vesting schedule is amended, each Participant with at least three Years of Service may elect, within the period specified in the following sentence after the adoption of the amendment, to have his nonforfeitable percentage computed under the Plan without regard to such amendment. The period during which the election may be made shall commence with the date the amendment is adopted and shall end on the latest of:

          (a)   60 days after the amendment is adopted;

          (b)   60 days after the amendment becomes effective; or

          (c)   60 days after the Participant is issued written notice of the amendment by the Company or Committee.

**end of Article X**

ARTICLE XI

Plan Adoption by Affiliates

        11.1    Adoption of Plan.

        Any corporation, whether or not presently existing, which is or shall become a subsidiary of a Participating Company after the date this Plan is adopted may, with the consent of the Plan Design Committee, become a party to the Plan and Trust by adopting the Plan and Trust for its Employees or by being designated by the Company or Plan Design Committee to participate in this Plan.

        11.2    Agent of Affiliate.

        By becoming a party to the Plan, each Affiliate appoints QCI as its agent with authority to act for it in all transactions in which it believes such agency will facilitate the administration of the Plan. QCI, or the Plan Design Committee in the case of Plan amendment, shall have the sole authority to amend and terminate the Plan.

        11.3    Disaffiliation and Withdrawal from Plan.

          (a)    Disaffiliation.    Unless QCI or its delegate (in its sole discretion) determines otherwise, any Affiliate that has adopted the Plan and thereafter ceases for any reason to be an Affiliate shall forthwith cease to be a party to the Plan.

          (b)    Withdrawal.    Any Affiliate may, by appropriate action and written notice thereof to QCI, provide for the discontinuance of its participation in the Plan. Such withdrawal from the Plan shall not be effective until the end of the Plan Year in which the Affiliate gives written notice of its discontinuance of participation in the Plan, unless QCI approves an earlier withdrawal.

        11.4    Effect of Disaffiliation or Withdrawal.

        If at the time of disaffiliation or withdrawal, the disaffiliating or withdrawing entity, by appropriate action, adopts a substantially identical plan that provides for direct transfers from this Plan, then, as to employees of such entity, no plan termination shall have occurred; the new plan shall be deemed a continuation of this Plan for such employees. In such case, the Trustee shall transfer to the trustee of the new plan all of the assets held for the benefit of Employees of the disaffiliating or withdrawing entity, and no forfeitures or acceleration of vesting shall occur solely by reason of such action. Such payment shall operate as a complete discharge of the Trustee, and of all organizations except the disaffiliating or withdrawing entity, of all obligations under this Plan to employees of the disaffiliating or withdrawing entity and to their beneficiaries. A new plan shall not be deemed substantially identical to this Plan if it provides slower vesting than this Plan. Nothing in this section authorizes the divesting of any vested percentage of a Participant's Account.

        11.5    Distribution Upon Disaffiliation or Withdrawal.

          (a)    Disaffiliation.    If an entity disaffiliates from QCI and the provisions of section 11.4 are not followed, then the following rules apply to the account(s) of Participants of the disaffiliating entity.

            (i)    If the disaffiliating entity maintains a defined contribution plan (other than an employee stock ownership plan within the meaning of Code section 4975(e)(7)), then the Trustee shall transfer the Participant's account(s) to the other plan unless the Participant consents to an immediate distribution in a lump sum (other than an annuity) of the vested portion of his account(s). Notwithstanding the preceding sentence, a Participant may not receive an immediate distribution to the extent that such a distribution would violate the Code or ERISA.

            (ii)   If the disaffiliating entity does not maintain a defined contribution plan (other than an employee stock ownership plan within the meaning of Code section 4975(e)(7)), then the Trustee shall distribute the vested portion of Participant's account(s) to the Participant in a lump sum (other than an annuity), upon the consent of the Participant. If the Participant does not consent to an immediate distribution, then distribution may only be made according to Article VI.

          (b)    Withdrawal.    If an Affiliate withdraws from the Plan and the provisions of section 12.4 are not followed, then the following rules apply to the account(s) of Participants who are employees of the withdrawing entity.

            (i)    If the withdrawing entity maintains a defined contribution plan that accepts transfers from this Plan, then the Participant may transfer his account(s) from this Plan to such plan. No forfeitures or acceleration of vesting shall occur solely by reason of such transfer.

            (ii)   If the withdrawing entity does not maintain a defined contribution plan that accepts transfers from this Plan, then the Participant's account(s) shall remain in this Plan and shall be distributed according to Article VI.

          (c)    Distribution or Transfer.    Any distribution or transfer made pursuant to this section may be in cash, in kind, or partly in cash and partly in kind. After such distribution or transfer has been made, no Participant or beneficiary who has received any such distribution, or for whom any such transfer has been made, shall have any further right or claim under the Plan or Trust.

**end of Article XI**

ARTICLE XII

Top-Heavy Provisions

        12.1    Application of Top-Heavy Provisions.

        The provisions of this Article XII shall be applicable only if the Plan becomes "top-heavy" as defined below. If the Plan becomes "top-heavy" for a Plan Year, the provisions of this Article XII shall apply to the Plan effective as of the first day of such Plan Year and shall continue to apply to the Plan (whether or not the Plan ceases to be "top-heavy") until the Plan is terminated or otherwise amended.

        12.2    Determination of Top-Heavy Status.

        The Plan shall be considered "top-heavy" for a Plan Year if, as of the last day of the prior Plan Year (hereinafter, the "determination date"), the aggregate of the account balances of key employees under the Plan (and under all other plans required or permitted to be aggregated with this Plan) exceeds 60% of the aggregate of the account balances of all Employees under the Plan (and under all other plans required or permitted to be aggregated with this Plan). For purposes of determining the account balance or the present value of the accrued benefit of any Employee, distributions made with respect to such Employee within a five-year period ending on the determination date must be included. This shall also apply to distributions under a terminated plan which, if it had not been terminated, would have been required to be included in an aggregation group. However, if any individual has not performed any services for any employer maintaining the Plan (other than benefits under the Plan) at any time during the five-year period ending on the determination date, any accrued benefit for such individual (and the account of such individual) shall not be taken into account. Each plan of the Company in which a key employee participates and each other plan of the Company which enables this Plan to meet the requirements of Code section 401(a) or Code section 410 is required to be aggregated to test for top-heaviness. Plans of the Company, which, when considered with the Plan and other plans of the Company that are required to be aggregated with this Plan, would continue to satisfy the requirements of Code sections 401(a) and 410, may be aggregated to test for top-heaviness. If one or more of the plans required or permitted to be aggregated with this Plan is a defined benefit plan, the Plan will be top-heavy if the sum of the aggregate account balances of the key employees under the Plan (and under all other plans required or permitted to be aggregated with this Plan) and the aggregate present values of the accrued benefits of the key employees under the defined benefit plan or plans required or permitted to be aggregated with this Plan exceeds 60% of the sum of the aggregate account balances of all Employees under the Plan (and under all other plans required or permitted to be aggregated with this Plan) and the aggregate present values of the accrued benefits of all Employees under the defined benefit plan or plans required or permitted to be aggregated with this Plan. For purposes of computing the present values of the accrued benefits under a defined benefit plan, if the aggregation group includes more than one defined benefit plan, the same actuarial assumptions shall be used with respect to each such defined benefit plan. The foregoing top-heavy ratio shall be computed in accordance with the provisions of Code section 416(g), together with the regulations and rulings thereunder.

        12.3    Special Vesting Rule.

        The amount credited to the Participant's Company Contributions account shall vest in accordance with the following schedule if such schedule is more rapid than the vesting schedule in section 5.1:

Years of Service	Vested Percentage
fewer than 3	0
3 or more	100

        12.4    Special Minimum Contribution.

        Notwithstanding the provisions of the Plan to the contrary, each active Participant in the Plan who is not a Key Employee and who is employed by the Company on the last day of the Plan Year, regardless of whether the Participant received credit for 1,000 or more Hours of Service, made any required Employee contributions for such year or satisfied any other requirement for eligibility to share in Company Contributions, shall be entitled to a minimum Company Contribution, together with forfeitures, for each Plan Year of an amount not less than the lesser of (i) 3% of such Participant's Compensation for such year or (ii) the largest percentage of Compensation provided for any Key Employee as a Company Contribution (including forfeitures) or Salary Deferral Contribution for that Plan Year; provided however, that Social Security contributions may not be used to reduce this contribution. If the Company Contributions and the allocation of the Company Contributions do not satisfy the requirements of the preceding sentence for any Plan Year when this Plan is a top-heavy plan, the Company shall contribute an additional amount to the Plan such that each Non-Key Employee shall receive an allocation of at least the minimum contribution required by this section for such Plan Year. For purposes of this section, Qualified Non-Elective Contributions shall be considered to be Company Contributions.

        12.5    Change in Top-Heavy Status.

        If the Plan shall cease to be a "top-heavy" plan as defined in this Article XII, and if any change in the benefit structure, vesting schedule or other component of a Participant's accrued benefit, shall occur as a result of such change in top-heavy status, the nonforfeitable portion of each Participant's benefit attributable to Company Contributions and forfeitures shall not be decreased as a result of such change. In addition, each Participant with at least three Years of Service with the Company on the date of such change, may elect to have his nonforfeitable percentage computed under the Plan without regard to such change in status. The period during which the election may be made shall commence on the date the Plan ceases to be a top-heavy plan and shall end on the later of (a) 60 days after the change in status occurs, (b) 60 days after the change in status becomes effective, or (c) 60 days after the Participant is issued written notice of the change by the Company or the Committee.

        12.6    Top-Heavy Rules Effective December 31, 2002.

        This section shall apply for purposes of determining whether the Plan is a top-heavy plan under section 416(g) of the Code for Plan Years beginning December 31, 2002 and whether the Plan satisfies the minimum benefits requirements of section 416(c) of the Code for such years.

          (a)    Determination of Top-Heavy Status.

            (i)    Key Employee.    Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual Compensation greater than $130,000 (as adjusted under section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5% owner of the employer or a 1% owner of the employer having annual Compensation within the meaning of section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

            (ii)    Determination of Present Values and Amounts.    This section 12.6 shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the determination date.

            (iii)    Distributions During Year Ending on the Determination Date.    The present values of accrued benefits and the amounts of Account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death or disability, this provision shall be applied by substituting "five-year period" for "one-year period."

            (iv)    Employees Not Performing Services During Year Ending on the Determination Date.    The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the determination date shall not be taken into account.

          (b)    Minimum Benefits.

            (i)    Matching Contributions.    Company Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the Plan. The preceding sentence shall apply with respect to matching contributions under the Plan. Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

            (ii)    Contributions Under Other Plans.    Any minimum benefits required pursuant to this Article XII shall be provided through this Plan.

**end of Article XII**

ARTICLE XIII

Miscellaneous

        13.1    Right to Dismiss Employees—No Employment Contract.

        The Company may terminate the employment of any Employee as freely and with the same effect as if this Plan were not in existence. Participation in this Plan by an Employee shall not constitute an express or implied contract of employment between the Company and the Employee.

        13.2    Claims Procedure.

          (a)    Claims Procedures Prior to January 1, 2002.

            (i)    All claims shall be filed in writing by the Account Owner, his beneficiary or the authorized representative of the claimant, by completing such procedures as the Committee shall require. Such procedures shall be reasonable and may include the completion of forms and the submission of documents and additional information. For purposes of this section, a request for a Plan loan or an in-service withdrawal shall be considered a claim.

            (ii)   The Committee or its delegate shall review all materials and shall decide whether to approve or deny the claim. If a claim is denied in whole or in part, written notice of denial shall be furnished by the Committee to the claimant within 90 days after the receipt of the claim by the Committee, unless special circumstances require an extension of time for processing the claim, in which event notification of the extension shall be provided to the Participant or beneficiary and the extension shall not exceed 90 days. Such written notice shall set forth the specific reasons for such denial, specific reference to pertinent Plan provisions, a description of any additional material or information necessary for the claimant to perfect his claims and an explanation of why such material or information is necessary, all written in a manner calculated to be understood by the claimant. Such notice shall include appropriate information as to the steps to be taken if the claimant wishes to submit his claim for review. The claimant or his authorized representative may request such a review upon written application. He may review pertinent documents and he may submit issues or comments in writing. The claimant or his duly authorized representative must request such review within the reasonable period of time prescribed by the Committee. In no event shall such a period of time be less than 60 days. Upon review, the claimant will have the opportunity to submit written comments, documents, records and other information relating to his claim for benefits. The claimant, upon request and free of charge, shall have reasonable access to, and copies of, all documents, records and other information relevant to his claim for benefits. The Committee shall decide all such reviews. A decision on review shall be rendered within 60 days of the receipt of request for review by the Committee. If special circumstances require a further extension of time for processing, a decision shall be rendered not later than 120 days following the Committee's receipt of the request for review. If such an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The Committee's decision on review shall be furnished to the claimant. Such decision shall be in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent Plan provisions on which the decision is based.

            (iii)  The Committee or its delegate shall have total discretionary authority to determine eligibility, status, and rights of all persons under the Plan, to construe any and all terms of the Plan and to decide all claims under the Plan.

          (b)    Claims Procedures Effective January 1, 2002.    Notwithstanding the foregoing, the following procedure will apply with respect to claims filed on and after January 1, 2002:

            (i)    Definitions.    For purposes of this section, the following terms shall have the meanings set forth below:

              (A)  Adverse Benefit Determination. Adverse Benefit Determination means the denial of a claim. It does not encompass the amendment or termination of the Plan. However, it also includes any denial, reduction or termination of benefits or a failure to provide or make payment (in whole or in part) for a benefit and any denial, reduction, termination or failure to provide or make a payment that is based upon on a determination of a Participant's or beneficiary's eligibility to participate in a Plan.

              (B)  Claimant. Claimant means either a Plan Participant or a beneficiary of a Plan Participant with respect to whom a benefits determination is being or has been made.

              (C)  Notice, Notify or Notification. Notice, Notify or Notification means the delivery or furnishing of information to an individual in a manner that satisfies the standards of ERISA's regulations on disclosure (29 C.F.R. § 2520.104l-1(b)).

              (D)  Relevant Document. A document, record or other information is considered "relevant" to a Participant's benefit claim if such document, record or other information was relied upon in making the benefit determination; was submitted, considered or generated in the course of making the benefit determination, without regard to whether such document, record or other information was relied upon in making the benefit determination; or demonstrates compliance with the administrative processes and safe-guards required to assure consistent application of Plan provisions with respect to similarly-situated Claimants.

            (ii)    Filing of Claim.    Any Participant, beneficiary, or his duly authorized representative may file a claim for a Plan benefit to which the Claimant believes that he is entitled. Such a claim must be in writing and delivered to the Committee, or its delegate. Delivery of the claim must be made by first class mail, postage prepaid, or electronically or by facsimile.

            (iii)    Initial Determination of Claim.

              (A)  Within a reasonable period of time, but not later than 90 days after receipt of such claim, the Committee or its delegate shall Notify the Claimant, of the determination on the claim, whether granting or denying, in whole or in part, unless special circumstances require an extension of time for processing the claim. In no event may the extension period exceed 90 days from the end of the initial period. If an extension is necessary, the Claimant will be given a written notice to this effect prior to the expiration of the initial 90-day period. The Notice will explain the special circumstances requiring the extension and date by which the Committee or its delegate expects to render a determination on the claim.

              (B)  The Committee or its delegate has full discretion to deny or grant a claim in whole or in part. Such decisions shall be made in accordance with the governing Plan documents and, where appropriate, Plan provisions will be applied consistently with respect to similarly situated Claimants. The Committee shall have the discretion to determine which Claimants are similarly situated. If Notice regarding a claim is not furnished in accordance with this paragraph (iii), the claim will be deemed denied and the Claimant will be permitted to exercise his right of review pursuant to paragraph (v) of this section.

            (iv)    Duty of Committee Upon an Adverse Benefit Determination.    The Committee or its delegate will provide to every Claimant who has received an Adverse Benefit Determination, written Notice setting forth in a manner calculated to be understood by the Claimant:

              (A)  the specific reason or reasons for the denial;

              (B)  reference to the specific Plan provisions on which the Adverse Benefit Determination is based;

              (C)  a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why the material or information is necessary; and

              (D)  an explanation of the Plan's claim review procedures and the time limits applicable to such procedures, including a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination.

            (v)    Request for Review Of An Adverse Benefit Determination.    Within 60 days after receipt by the Claimant of written Notification of the Adverse Benefit Determination, the Claimant or his duly authorized representative, upon written application to the Committee, may request the Committee to review the Adverse Benefit Determination, to review Relevant Documents and to submit issues and comments in writing. Delivery of the request for review of the Adverse Benefit Determination must be made by first class mail, postage prepaid, or electronically or by facsimile.

            On review of an Adverse Benefit Determination, upon request and free of charge, Claimants will have reasonable access to, and copies of, all documents, records and other information relevant to a Claimant's claim for benefits.

            (vi)    Decision on Review.

              (A)  The Committee or its delegate shall make a prompt decision on review and shall have full discretion to deny or grant an appeal in whole or in part. The decision on review shall be written in a manner calculated to be understood by the Claimant, and shall include specific reasons for the decision and references to the specific Plan provisions on which the decision is based. The decision on review shall be made not later than 60 days after the Committee's receipt of a request for a review, unless special circumstances require an extension of time for processing. In no event may the extension period exceed 60 days from the end of the initial period. If an extension is necessary, the Claimant will be given a written Notice to this effect prior to the expiration of the initial 60-day period. The Notice will explain the special circumstances requiring the extension and date by which the Committee or its delegate expect to render a determination on the claim. If Notice of the decision on the review is not furnished in accordance with this section 13.2(b)(vi), the claim shall be deemed to have been denied and the Claimant shall be permitted to exercise his right to legal remedy pursuant to section 13.2(b)(vii).

              (B)  The Committee's or its delegate's review will take into account all comments, documents, records and other information submitted regardless of whether the information was previously considered on initial review. Such decisions shall be made in accordance with the governing Plan documents and, where appropriate, Plan provisions will be applied consistently with respect to similarly situated Claimants. The Committee shall have the discretion to determine which Claimants are similarly situated.

              (C)  On review of an Adverse Benefit Determination, upon request and free of charge, Claimants will have reasonable access to, and copies of, all documents, records and other information relevant to a Claimant's claim for benefits.

              (D)  Notice of Adverse Benefit Determination on appeal must contain the following: the specific reason or reasons for the Adverse Benefit Determination; reference to the specific Plan provisions on which the Adverse Benefit Determination is based; and a statement of the Claimant's right to bring a civil action under Section 502(a) of ERISA following an Adverse Benefit Determination.

            (vii)    Legal Remedy.    After exhausting the claims procedure as provided under this Plan, nothing shall prevent any person from pursuing any other legal remedy.

        13.3    Source of Benefits.

        All benefits payable under the Plan shall be paid solely from the Trust Fund, and the Company assumes no liability or responsibility therefor.

        13.4    Exclusive Benefit of Employees.

        It is the intention of the Company that no part of the Trust, other than as provided in sections 3.7, 4.4, 9.2, and 13.9, or as permitted by the Code or ERISA, ever to be used for or diverted to purposes other than for the exclusive benefit of the Employees and their beneficiaries.

        13.5    Forms of Notices.

        Wherever provision is made in the Plan for the filing of any notice, election or designation by a Participant, the action of such Participant shall be evidenced by the execution of such form or by taking such other action as the Committee may prescribe for the purpose.

        13.6    Failure of Any Other Corporation to Qualify.

        If any entity adopts this Plan but fails to obtain or retain the qualification of the Plan under the applicable provisions of the Code, such entity shall withdraw from this Plan upon a determination by the Internal Revenue Service that it has failed to obtain or retain such qualification. Within 30 days after the date of such determination, the assets of the Trust Fund held for the benefit of the Employees of such entity shall be segregated and disposed of in accordance with the Plan and Trust.

        13.7    Notice of Adoption of the Plan.

        The Company shall provide each of its Employees with notice of the adoption of this Plan and of any amendments and of the salient provisions thereof prior to the end of the first Plan Year. A complete copy of the Plan shall also be made available for inspection by Employees.

        13.8    Plan Merger.

        If this Plan merges or consolidates with, or transfers its assets or liabilities to, any other qualified plan of deferred compensation, provisions shall be made so that each Account Owner would (if the Plan then terminated) be entitled to receive a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer if this Plan had then been terminated. Any such merger or consolidation with, or transfer of any assets or liabilities to, any other plan shall be to a plan qualified under Code section 401(a) and shall be subject to the approval of the Plan Design Committee or its designee. In the event of a transfer of Plan assets pursuant to this section, any corresponding benefit liabilities shall also be transferred.

        At the discretion of the Company or Plan Design Committee, the Plan shall accept assets transferred directly from a plan qualified under Code section 401(a).

        13.9    Inalienability of Benefits—Domestic Relations Orders.

          (a)    No Assignment of Benefits.    Except as provided in Article VII (relating to Plan loans) compliance with a tax levy under Code section 6331, the collection by the United States on a judgment resulting from an unpaid tax assessment, and subsections (b) and (g) below, no Account Owner shall have any right to assign, alienate, transfer, hypothecate, encumber, or anticipate his interest in any benefits under this Plan, nor shall such benefits be subject to any legal process to levy upon or attach the same for payment of any claim against any such Account Owner.

          (b)    Exception: QDROs.    Subsection (a) shall apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a Domestic Relations Order unless such Domestic Relations Order is a Qualified Domestic Relations Order in

  which case the Plan shall make payment of benefits in accordance with the applicable requirements of any such Qualified Domestic Relations Order.

          (c)    Requirements for QDROs.    In order to be a Qualified Domestic Relations Order, the Domestic Relations Order (i) must clearly specify the name and the last known mailing address (if any) of the Participant; (ii) must specify the name and mailing address of each Alternate Payee covered by the order; (iii) must specify either the amount or percentage of the Participant's benefits to be paid by the Plan to each such Alternate Payee, or the manner in which such amount or percentage is to be determined; (iv) must specify the number of payments or period to which such order applies; (v) must specify each plan to which such order applies; (vi) may not require the Plan to provide any type or form of benefit, or any option, not otherwise provided under the Plan, (vii) may not require the Plan to provide increased benefits (determined on the basis of actuarial value); and (viii) may not require the payment of benefits to an Alternate Payee if such benefits have already been designated to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

          (d)    Payments Prior to Participant's Separation From Service.    In the case of any payment before a Participant has separated from service, the account balance as of the date specified in the Qualified Domestic Relations Order shall be the vested portion of the Participant's account(s) on such date.

          (e)    Procedures.

            (i)    General.    The Committee shall establish reasonable procedures to determine the qualified status of Domestic Relations Orders and to administer distributions under QDROs. Such procedures shall be in writing and shall permit the Participant and an Alternate Payee to designate a representative to receive copies of notices.

            (ii)    Notice to Participant and Alternate Payee; Review.    When the Committee receives a Domestic Relations Order, it shall promptly notify the Participant and each Alternate Payee of the receipt of such order and provide them with copies of the Plan's procedures for determining the qualified status of the Order. Within a reasonable period after receipt of the order, the Committee shall determine whether such order is a Qualified Domestic Relations Order and notify the Participant and each Alternate Payee of such determination.

            (iii)    Separate Accounting.    During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined (by the Committee, by a court of competent jurisdiction, or otherwise), the Committee shall separately account for the amounts (hereinafter referred to as the "segregated amounts") that would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If the order (or modification thereof) is determined to be a Qualified Domestic Relations Order within 18 months after the date the first payment would have been required by such order, the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons entitled thereto. However, if it is determined that the order is not a Qualified Domestic Relations Order, or if the issue as to whether such order is a Qualified Domestic Relations Order is not resolved within 18 months after the date the first payment would have been required by such order, then the Committee shall pay the segregated amounts (plus any interest thereon) to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order that is made after the close of the 18-month period shall be applied prospectively only. If the Plan's fiduciaries act in accordance with fiduciary provisions of ERISA in treating a Domestic Relations Order as being (or not being) a Qualified Domestic Relations Order or in taking action in accordance with this subsection (e), then the Plan's obligation to the Participant and each

    Alternate Payee shall be discharged to the extent of any payment made pursuant to the acts of such fiduciaries.

            (iv)    Plan Loans, Withdrawals, and Distributions.    Upon receiving a Domestic Relations Order (whether in draft form or entered by a court) or upon receiving information that causes the Committee to reasonably believe that a Domestic Relations Order will be submitted, the Committee shall place a hold on the Participant's accounts that prohibits the Participant from receiving the proceeds of a Plan loan, receiving an in-service withdrawal, or receiving a distribution upon termination of employment. However, the Participant may receive the proceeds of a Plan loan, receive an in-service withdrawal, or receive a distribution upon termination of employment if all prospective Alternate Payees consent in writing to the loan, in-service withdrawal or distribution. If the Committee places the hold on the account as the result of receiving information that causes the Committee to believe that a Domestic Relations Order will be submitted and if the Committee does not receive a Domestic Relations Order (either in draft form or entered by a court) within 90 days after the Committee placed the hold on the Participant's accounts, the hold will be removed from the Participant's accounts. If the Committee places the hold on the Participant's accounts as a result of receiving a Domestic Relations Order (either in draft form or entered by a court), the hold shall remain on the Participant's accounts until the first to occur of (A) the 90th day after the date the Committee responds to the parties with its comments on the Domestic Relations Order, or (B) the date the Committee determines that the Domestic Relations Order is a QDRO and the Participant's accounts are divided between the Participant and the Alternate Payee on the records of the Plan. However, if the Participant's accounts are affected by the separate accounting requirement of section 13.9(e)(iii) above, the hold shall continue to the extent necessary for the Plan and the Committee to comply with the separate accounting requirement. Nothing in this subsection 13.9(e)(iv) shall prevent the Participant from exercising investment control over the assets in his accounts during the pendency of a hold on the accounts.

          (f)    Rights of Alternate Payee.    The Alternate Payee shall have the following rights under the Plan:

            (i)    Single Payment.    The only form of payment available to an Alternate Payee is a single payment of the distributable amount (measured at the time the payment is processed). If the Alternate Payee is awarded more than the distributable amount, the Alternate Payee shall initially receive a distribution of the distributable amount, with additional payments made as soon as administratively convenient after more of the amount awarded to the Alternate Payee becomes distributable.

            (ii)    Timing of Distribution.    Subject to the limits imposed by this paragraph, the Alternate Payee may choose (or the QDRO may specify) the date of the distribution. If the value of the nonforfeitable portion of an Alternate Payee's Account is $5,000 or less, the Alternate Payee shall receive a distribution as soon as practicable, provided that the value is $5,000 or less when the distribution is processed. Otherwise, the distribution to the Alternate Payee may occur at any time after the Committee determines that the Domestic Relations Order is a QDRO and before the Participant's Required Beginning Date (unless the order is determined to be a QDRO after the Participant's Required Beginning Date, in which case the distribution to the Alternate Payee shall be made as soon as administratively practicable after the order is determined to be a QDRO).

            (iii)    Death of Alternate Payee.    The Alternate Payee may designate one or more beneficiaries, as specified in section 6.1. When the Alternate Payee dies, the Alternate Payee's beneficiary shall receive a complete distribution of the distributable amount in a single payment as soon as administratively convenient.

            (iv)    Investing.    An Alternate Payee may direct the investment of his Account pursuant to section 9.3.

            (v)    Claims.    The Alternate Payee may bring claims against the Plan pursuant to section 13.2.

          (g)    Exception: Recoup Plan Losses.    Subsection (a) shall not apply to any offset of a Participant's benefits against an amount that the Participant is ordered or required to pay to the Plan if the following conditions are met.

            (i)    The order or requirement to pay must arise (A) under a judgment of conviction for a crime involving the Plan, (B) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA, or (iii) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of part 4 of subtitle B of title I of ERISA by a fiduciary or any other person.

            (ii)   The judgment, order, decree, or settlement agreement must expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's benefits provided under the Plan.

            (iii)  To the extent that the survivor annuity requirements of Code section 401(a)(11) apply with respect to distributions from the Plan to the Participant, if the Participant is married at the time at which the offset is to be made, (A) either the Participant's Spouse must have already waived his right to a qualified preretirement survivor annuity and a qualified joint and survivor annuity or the Participant's Spouse must consent in writing to such offset with such consent witnessed by a notary public or representative of the Plan (or it is established to the satisfaction of a Plan representative that such consent may not be obtained by reason of circumstances described in Code section 417(a)(2)(B)), or (B) the Participant's Spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation of part 4 of subtitle B of title I of ERISA, or (C) in such judgment, order, decree, or settlement, the Participant's Spouse retains the right to receive a survivor annuity under a qualified joint and survivor annuity pursuant to Code section 401(a)(11)(A)(i) and under a qualified preretirement survivor annuity provided pursuant to Code section 401(a)(11)(A)(ii). The value of the Spouse's survivor annuity in subparagraph (C) shall be determined as if the Participant terminated employment on the date of the offset, there was no offset, the Plan permitted commencement of benefits only on or after Normal Retirement Age, the Plan provided only the "minimum-required qualified joint and survivor annuity," and the amount of the qualified preretirement survivor annuity under the Plan is equal to the amount of the survivor annuity payable under the "minimum-required qualified joint and survivor annuity." For purposes of this paragraph only, the "minimum-required qualified joint and survivor annuity" is the qualified joint and survivor annuity which is the actuarial equivalent of the Participant's accrued benefit (within the meaning of Code section 411(a)(7)) and under which the survivor annuity is 50% of the amount of the annuity which is payable during the joint lives of the Participant and his or her Spouse.

          (h)    Suspensions.    The Committee shall temporarily prevent the Account Owner from borrowing from his or her Accounts and shall temporarily suspend distributions and withdrawals from his or her Accounts, except to the extent necessary to make the required minimum distributions under Code section 401(a)(9), when the Committee has reason to believe that the Plan may be entitled to an offset of the Participant's benefits described in subsection (g). The Committee shall promulgate reasonable and non-discriminatory rules regarding such suspensions, including but not limited to how long such suspensions remain in effect.

        13.10    Payments Due Minors or Incapacitated Persons.

        If any person entitled to a payment under the Plan is a minor, or if the Committee determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated as such, the Committee shall have the power to cause the payments becoming due to such person to be made to the legal guardian or conservator of such person, or if none, to a parent of a minor or the responsible adult with whom a minor maintains his residence or to a custodian for a minor under the Uniform Gifts to Minors Act (or Gift to Minors Act), if permitted by the laws of the State in which the minor resides. Payments made pursuant to such power shall operate as a complete discharge of the Trust Fund, the Trustee, and the Committee.

        13.11    Disposition of Unclaimed Payments.

        Each Participant must file with the Committee from time to time in writing his post office address and the post office address of each of his beneficiaries and each change of post office address. Any communication, statement, or notice addressed to an Account Owner at his last post office address filed with the Committee, or if no address is filed with the Committee then at his last post office address as shown on the Company's records, will be binding on the Account Owner and beneficiaries for all purposes of the Plan. Neither the Committee nor the Trustee shall be required to search for or locate an Account Owner. If the Committee notifies an Account Owner that he is entitled to a distribution and also notifies him of the provisions of this section, and the Participant or beneficiary fails to claim his benefits under the Plan or make his address known to the Committee, within one year after the notification, the benefits under the Plan of the Account Owner will, after the Committee takes reasonable measures to locate the Participant, either be forfeited and used to pay Plan expenses as of the end of any Plan Year following the one-year waiting period, or continue to be held in the Trust Fund for the benefit of the Account Owner. If an Account Owner's Account is forfeited pursuant to this section and if the Account Owner should later make a claim for his benefit, the Company shall contribute to the Trust Fund, for distribution, shares of Stock and cash equal in value to the amount forfeited.

        13.12    Pronouns: Gender and Number.

        Unless the context clearly indicates otherwise, words in either gender shall include the other gender and the singular shall include the plural and vice versa.

        13.13    Applicable Law.

        This Plan shall be construed and regulated by ERISA, the Code, and, to the extent applicable, the laws of the State of Colorado without regard to the conflicts of law provisions.

*The Remainder of This Page Is Intentionally Left Blank*

        Executed this 27 day of Aug., 2002.

PLAN DESIGN COMMITTEE
By:	/s/ BARRY K. ALLEN Barry K. Allen Executive Vice President and Chief Human Resources Officer
By:	/s/ DEBBIE COLIA Debbie Colia Vice President—Human Resources

APPENDIX A
Provisions Applicable to Supernet, Inc. 401(k) Profit Sharing Plan

        Each individual who was an employee of Supernet, Inc. ("Supernet") and whose account balance was transferred from the Supernet, Inc. 401(k) Profit Sharing Plan (the "Supernet Plan") to the Classic Qwest Plan shall be eligible to receive distributions from the Plan in accordance with this Appendix A with respect to the amount so transferred ("Supernet Accounts").

        The required form of distribution and the optional distribution forms provided for in this Appendix A shall not be available for any distribution of a Supernet Account that is made on and after February 1, 2002. The sole forms of distribution for Supernet Employees for distributions made on and after February 1, 2002 is the forms of distribution provided for in Article VI of the Plan.

Distributions: General

        Unless waived in writing by the Supernet Employee or other beneficiary after such person becomes entitled to a distribution from the Plan by reason of a Participant's death, disability, retirement, or other termination of employment with the Company, or a termination or partial termination of the Plan, then in addition to and notwithstanding any other provisions of the Plan, the Participant or other beneficiary shall have the right to receive his vested interest in the balance of his Supernet Accounts in the following forms. The annuity requirements, below, however, are automatic with respect to Supernet Account balances unless waived as provided for herein.

        To the extent that this Appendix A does not provide for an alternative or contrary requirement or procedure for distribution of a Participant's Supernet Accounts, the provisions of the Plan shall control. For example, all of the consent and beneficiary designation provisions of the Plan govern the distribution of Supernet Accounts to the extent not inconsistent with the annuity requirements below.

        Whether or not specifically stated hereinafter, the following provision applies only to the Supernet Account balances.

Distributions: Required Forms

        This section shall apply to distributions of Supernet Accounts that are made or commence prior to February 1, 2002.

        Unmarried Participant: Single Life Annuity:    Unless the Participant elects one of the optional forms of benefit set forth below, the Participant's account balance shall be paid in the form of an annuity for the life of the Participant.

Married Participant: Qualified Joint and Survivor Annuity:

        (a)    Eligibility and Conditions.    Unless the Participant elects, as provided in paragraph (c) below, not to receive benefits in the form of a qualified joint and survivor annuity, benefits attributable to Supernet Account balances will be paid in a form having the effect of a qualified joint and survivor annuity (as defined in paragraph (b)(2) below) with respect to any Participant who (1) terminates employment for any reason and (2) satisfies the marriage requirements provided in paragraph (d)(2) below.

        (b)    Definitions.    As used in this paragraph

          (1)    Life Annuity.    The term "life annuity" means an annuity that provides retirement payments and requires the survival of the Participant or the Participant's spouse as one of the conditions for any payment or possible payment under the annuity.

          (2)    Qualified Joint and Survivor Annuity.    The term "qualified joint and survivor annuity" means an annuity for the life of the Participant with a survivor annuity for the life of the Participant's spouse that is one-half of the amount of the annuity payable during the joint lives of the Participant and his or her spouse. A qualified joint and survivor annuity shall be the actuarial equivalent of a life annuity for the life of the Participant. The Committee shall direct the Trustee to apply the entire vested amount in all of the Participant's Supernet Account to the purchase of an annuity contract that satisfies all of the requirements of this paragraph and to distribute the contract to the Participant. Payments to the spouse of a deceased Participant shall not be terminated or reduced because of such spouse's remarriage.

          (3)    Normal Retirement Age.    The term "normal retirement age" means the Participant's 65th birthday.

          (4)    Annuity Starting Date.    The term "annuity starting date" means (i) the first day of the first period for which an amount is payable as an annuity, whether by reason of retirement or by reason of disability, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.

          (5)    Day.    The term "day" means a calendar day.

        (c)    Election Not to Take Joint and Survivor Annuity.

          (1)    In General.    Each Participant may elect, at any time during the election period described in paragraph (c)(3) below, not to receive a qualified joint and survivor annuity. The election shall be in writing and clearly indicate that the Participant is electing to receive all of his or her Supernet Account in a form other than that of a qualified joint and survivor annuity.

          (2)    Consent of Spouse.    An election under paragraph (c)(1) above shall not be effective unless (i) the Participant's spouse consents in writing to the election, (ii) the election designates a beneficiary (or a form of benefits) that may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse) and (iii) the spouse's consent acknowledges the effect of the election and the consent is witnessed by a Committee member or a notary public. The spouse's consent shall be filed with the Committee at the same time that the Participant's election under paragraph (c)(1) is filed with the Committee. If a spousal consent is not filed together with the Participant's election, the election shall take effect nevertheless if it is established to the satisfaction of the Committee that the Participant is not married, the Participant's spouse cannot be located, or that other circumstances prescribed in the Treasury Regulations exist. Any spousal consent or establishment that spousal consent cannot be obtained shall be effective only with respect to such spouse.

          (3)    Election period.    The Participant shall have an election period which shall be not more than 90 days and not less than 30 days before the annuity starting date. The Participant, with the consent of his spouse may waive the 30-day period so long as the distribution does not commence earlier than the eighth day after the Participant receives the information described in paragraph (c)(4) below.

          (4)    Information to be Provided by Committee.

            (i)    The Committee shall provide to the Participants, at the time and in the manner specified in paragraph (c)(4)(ii), the following information, as applicable to the Supernet Account balances under the Plan, written in nontechnical language:

              (A)  A general explanation of the terms and conditions of the qualified joint and survivor annuity; the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity form of benefit; the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity; the right to revoke an election to waive; and the effect of such a revocation; and

              (B)  A general explanation of the relative financial effect on a Participant's annuity of the election. Various methods may be used to explain such relative financial effect, including information as to the benefits the Participant would receive under the qualified joint and survivor annuity stated as an arithmetic or percentage reduction from a single life annuity; a table showing the difference between a straight life annuity and a qualified joint and survivor annuity in terms of a reduction in dollar amounts or a table showing a percentage reduction from the straight life annuity. The notice and explanation required by this paragraph (c)(4)(i) must also inform the Participant of the availability of the additional information specified in paragraph (c)(4)(iii) and how such information may be obtained.

            (ii)   The method or methods used to provide the information may vary. If mail or personal delivery is used, then, whether or not the information has been previously provided, there must be a mailing or personal delivery of the information by such time as to reasonably assure that, generally, it will be received on a date that is no less than 30 days and no more than 90 days before the annuity starting date; provided, however, that the information may be received after the annuity starting date. If a method other than mail or personal delivery is used to provide Participants with some or all of such information, it must be a method that is reasonably calculated to reach the attention of a Participant on or about the date prescribed in the immediately preceding sentence and to continue to reach the attention of such Participant during the election period applicable to the Participant for which the information is being provided (as, for example, by permanent posting, repeated publication, etc.).

            (iii)  The Committee must furnish to a particular Participant, upon a timely written request, a written explanation in nontechnical language of the terms and conditions of the qualified joint and survivor annuity and the financial effect upon the particular Participant's annuity of making any election under this paragraph. Such financial effect shall be given in terms of dollars per annuity payment. The Committee need not comply with more than one such request made by a particular Participant. This explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant within 30 days from the date of the Participant's written request.

          (5)    Election is Revocable.    Any election made under this paragraph (c) may be revoked in writing at any time during the specified election period, and after such election has been revoked, another election under this paragraph may be made at any time during the specified election period.

          (6)    Election by Surviving Spouse.    The spouse of a deceased Participant may elect to have the benefits attributable to Supernet Account balances paid in a form other than a survivor annuity. The Committee must furnish to the spouse, within a reasonable amount of time after a written request has been made by the spouse, a written explanation in nontechnical language of the survivor annuity and any other form of payment which may be selected. This explanation must state the financial effect (in terms of dollars) of each form of payment. The Committee need not respond to more than one such request.

        (d)    Additional Plan Provisions.

          (1)    Claim for Benefits.    As a condition precedent to the payment of benefits, a Participant must state in writing to the Committee the form in which he or she wishes benefits to be paid and provide all the information reasonably necessary for the payment of such benefits. However, if a Participant files a claim for benefits with the Committee and provides the Committee with all the information necessary for the payment of benefits but does not indicate a preference as to the form for the payment of benefits, benefits attributable to Supernet Account balances must be paid in the form of a qualified joint and survivor annuity if the Participant has attained normal retirement age unless such Participant has made an effective election not to receive benefits in such form.

          (2)    Marriage Requirements.

            (i)    In General.    A joint and survivor annuity will be paid only if

              (A)  the Participant and his or her spouse have been married to each other throughout a period of one year ending on the annuity starting date; and

              (B)  the Participant shall notify the Committee of his or her marital status within 30 days after request is made for such information.

            (ii)    Special Rule.    If a Participant marries within one year before his or her annuity starting date and if the Participant and such spouse have been married for at least a one year period that ends on or before the Participant's date of death, the Participant and such spouse shall be treated as having been married throughout the one-year period ending on the Participant's annuity starting date.

          (3)    Effect of Participant's Death on an Election or Revocation of Election.    The effect of an election or a revocation of an election timely made under paragraph (c) above shall not be altered by the death of the Participant within any particular time period after such election or revocation shall be made effective.

        (e)    Amount of Benefits.    The amount of benefits shall be as provided in paragraph (b) above.

        (f)    Commencement and Duration.    The monthly surviving spouse's benefit shall be payable to the spouse for life, beginning as of the first day of the calendar month coincident with or next following the Participant's death.

Distributions: Optional Benefit Forms

        An unmarried Participant may elect that his or her Supernet Account balance be paid in one of the optional forms specified below. A married Participant may, with the consent of his or her spouse, elect that benefits be paid in one of the optional forms specified below. The spouse's consent shall satisfy the requirements in paragraph (c) above. A Participant, with the consent of his or her spouse if applicable, may elect that his or her Supernet Account balance be paid in a combination of one of the optional forms listed below and a lump sum.

        Lump Sum:    The Participant may elect to receive his or her Supernet Account balance in a lump sum.

        Single Life Annuity:    The Participant may elect to receive his or her Supernet Account balance in the form of an annuity for the life of the Participant, with no further payments to be made after the Participant's death. If the Participant validly elects this option, the Committee shall direct the Trustee to apply the entire vested amount in all of the Participant's Supernet Account to the purchase of an annuity contract that satisfies all of the requirements of this paragraph and to distribute the contract to the Participant.

        Life Annuity with 120 Payments Guaranteed:    The Participant may elect to receive his or her Supernet Account balance as an annuity for the Participant's life. If the Participant dies before 120 monthly payments have been made, monthly payments will be paid to the Participant's beneficiary until a total of 120 payments have been made to the Participant and the beneficiary. If the Participant dies after 120 monthly payments have been made, no further payments will be made after the Participant's death. If the Participant validly elects this option, the Committee shall direct the Trustee to apply the entire vested amount in all of the Participant's Supernet Account to the purchase of an annuity contract that satisfies all of the requirements of this paragraph and to distribute the contract to the Participant.

        Joint and Survivor Annuity:    The Participant may elect to receive his or her Supernet Account as a joint and survivor annuity that provides for an monthly annuity for the Participant's life with a survivor annuity equal to 50% of the monthly amount paid to the Participant for the life of the Participant's beneficiary. The beneficiary need not be the Participant's spouse. If the Participant validly elects this option, the Committee shall direct the Trustee to apply the entire vested amount in all of the Participant's Supernet Account to the purchase of an annuity contract that satisfies all of the requirements of this paragraph and to distribute the contract to the Participant.

Death Benefits

Married Participant: Qualified Preretirement Survivor Annuity.

        (a)    Eligibility and Conditions.    Unless the Participant elects, as provided in paragraph (c) below, to waive death benefits in the form of a qualified preretirement survivor annuity, death benefits attributable to Supernet Account balances will be paid in a form having the effect of a qualified preretirement survivor annuity (as defined in paragraph (b)(2) below) with respect to any Participant who (1) dies prior to the annuity starting date, and (2) satisfies the marriage requirement of paragraph (d) below.

        (b)    Definitions.    As used in this paragraph

          (1)    Life Annuity.    The term "life annuity" means an annuity that provides retirement payments and requires the survival of the Participant or the Participant's spouse as one of the conditions for any payment or possible payment under the annuity.

          (2)    Qualified Preretirement Survivor Annuity.    The term "qualified preretirement survivor annuity" means an annuity for the life of the surviving spouse of the Participant, which is the actuarial equivalent of 100% of the Participant's Supernet Account balance as of his or her date of death. The Committee shall direct the Trustee to purchase an annuity contract that satisfies all of the requirements of this paragraph (provided that the present value of the annuity contract is not less than 50% of the Participant's vested amount in all of his or her Supernet Accounts at his or her date of death, whether vested before or upon death, including the proceeds of insurance contracts) and to distribute the annuity contract to the surviving spouse.

          (3)    Normal Retirement Age.    The term "normal retirement age" means the Participant's 65th birthday.

          (4)    Annuity Starting Date.    The term "annuity starting date" means (i) the first day of the first period for which an amount is payable as an annuity, whether by reason of retirement or by reason of disability or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.

          (5)    Day.    The term "day" means a calendar day.

        (c)    Election to Waive Qualified Preretirement Survivor Annuity.

          (1)    In General.

            (i)    Each Participant may elect, during the election period described in paragraph (c)(3) below, to waive the payment of death benefits in the form of a qualified preretirement survivor annuity.

            (ii)   The election shall be in writing and clearly indicate that the Participant is electing to waive the payment of death benefits in the form of a qualified preretirement survivor annuity.

          (2)    Consent of Spouse.    An election under paragraph (c)(1) shall not be effective unless (i) the Participant's spouse consents in writing to the election, (ii) the election designates a beneficiary (or a form of benefits) which may not be changed without spousal consent (or the consent of the spouse expressly permits the designations by the Participant without any requirement of further consent by the spouse) and (iii) the spouse's consent acknowledges the effect of the election and the consent is witnessed by a Committee member or a notary public. The spouse's consent shall be filed with the Committee at the same time that the Participant's election under paragraph (c)(1) is filed with the Committee. If a spousal consent is not filed together with the Participant's election, the election shall take effect nevertheless if it is established to the satisfaction of the Committee that the Participant is not married, the Participant's spouse cannot be located, or that other circumstances prescribed in the Treasury Regulations exist. Any spousal consent or establishment that spousal consent cannot be obtained shall be effective only with respect to such spouse.

          (3)    Election period.    The Participant shall have an election period which shall be a period that ends the later of (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, (ii) a reasonable time after the individual becomes a Participant, (iii) a reasonable time after the preretirement survivor annuity ceases to be a fully subsidized benefit, (iv) a reasonable time after the joint and survivor rules become effective to the Participant or (v) a reasonable time after the Participant separates from service before attaining age 35.

          (4)    Information to be Provided by Committee.

            (i)    The Committee shall provide to the Participants, at the time and in the manner specified in this paragraph (c)(4), the following information, as applicable to the Plan, written in nontechnical language:

              (A)  A general explanation of the qualified preretirement survivor annuity; the Participant's right to make, and the effect of, an election to waive the preretirement survivor annuity form of death benefit; the right of the Participant's spouse to consent to the election to waive the preretirement survivor annuity; the right to revoke an election to waive; and the effect of such a revocation.

              (B)  A general explanation of the relative financial effect on a Participant's death benefits of the election. Various methods may be used to explain such relative financial effect.

            (ii)   The method or methods used to provide the information may vary. If mail or personal delivery is used, then, whether or not the information has been previously provided, there must be a mailing or personal delivery of the information by such time as to reasonably assure that it will be received within the period commencing with the first day of the Plan Year in which the Participant attains age 32 and ending with the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35. If a method other than mail or personal delivery is used to provide Participants with some or all of such information, it must be a method that is reasonably calculated to reach the attention of a Participant on or about the date prescribed in the immediately preceding sentence and to continue to reach the attention of such Participant during the election period applicable to the Participant for which the information is being provided (as, for example, by permanent posting, repeated publication, etc.).

          (5)    Election is Revocable.    Any election made under this paragraph may be revoked in writing at any time during the specified election period, and after such election has been revoked,

  another election under this paragraph may be made at any time during the specified election period.

          (6)    Election by Surviving Spouse.    The surviving spouse may elect to have benefits paid in a lump sum. The Committee must furnish to the spouse, within a reasonable amount of time after a written request has been made by the spouse, a written explanation in nontechnical language of the preretirement survivor annuity and a lump sum. The explanation must state the financial effect (in terms of dollars) of each form of payment. The Committee need not respond to more than one such request.

        (d)    Marriage Requirement.    A preretirement survivor annuity will be paid only if the Participant and his or her spouse have been married to each other throughout a period of one year ending on the date of the Participant's death.

        (e)    Amount of Benefits.    The amount shall be as provided in paragraph (b).

        (f)    Commencement and Duration.    The monthly surviving spouse's benefit shall be payable to the spouse for life, beginning as of the first day of the calendar month coincident with or next following the Participant's death.

Unmarried Participant

        If an unmarried Participant dies before payments have commenced, his or her Supernet Account shall be paid in a lump sum to his or her beneficiary. If an unmarried Participant dies after payments have commenced, his or her Supernet Account shall be paid according to the method of payment selected by the Participant.

APPENDIX B
Provisions Applicable to LCI International 401(k) Savings Plan

        Each individual who was an employee of LCI International Inc. ("LCI") and whose account balance was transferred from the LCI International 401(k) Savings Plan (the "LCI Plan") to the Classic Qwest Plan shall be eligible to receive distributions from the Plan in accordance with this Appendix B with respect to the amount so transferred ("LCI Accounts").

Distributions: Elimination of Benefit Forms

        The required form of distribution and the optional distribution forms provided for in this Appendix B shall not be available for any distribution of an LCI Account that is made on and after February 1, 2002. The sole forms of distribution for LCI Employees for distributions made on and after February 1, 2002 is the lump sum distribution provided for in Article VI of the Plan.

Distributions: General

        Each Participant may elect, with his Spouse's consent if required, a distribution in the form of an Annuity, a single sum cash payment, Employer stock, or a combination of the above. All distributions are subject to the joint and Survivor Annuity Requirements.

        Distributions of Employer stock are limited to the value of the Participant's Employer Stock Account and shall be made by the Trustee.

Timing of Distributions

        If the value of a Participant's Vested Interest exceeds (or at the time of any prior distribution exceeded) $5,000 and is immediately distributable (as defined in this Appendix B), the Participant and his Spouse, if required, must consent to the distribution before it is made.

        Instead of consenting to a distribution, the Participant may make a written election to defer the distribution for a specified period of time ending no later than the Participant's Normal Retirement Age. Such election to defer shall be revocable.

        If the Participant and Spouse, if applicable, do not consent to a distribution or if no election to defer is made within the 90-day period ending on the first day on which all events have occurred which entitle the Participant to a benefit, all benefits shall be deferred to, and distribution shall be made as of the Participant's Normal Retirement Age. The distribution shall be made in accordance with this Appendix B.

        A Participant whose actual retirement date is on or after his Normal Retirement Age may not elect to defer distribution of his benefit beyond the date of his actual retirement.

        If the value of a Participant's vested interest is $5,000 or less at the time it becomes payable, the distribution shall be made in the form of a single sum cash payment and shall be made upon such Participant's termination of employment. Such a distribution may not be deferred.

        Unless the Participant elects otherwise, the payment of benefits under this Plan to the Participant shall begin not later than the 60th day after the close of the Plan Year in which the later of (a) or (b), below, occurs:

          (a)   the date on which the Participant attains his Normal Retirement Age or age 62, if later; or

          (b)   the date on which the Participant terminates his Service (including termination of employment, death or disability) with the Employer.

        Notwithstanding the foregoing, the failure of a Participant and spouse, if required, to consent to a distribution while a benefit is immediately distributable shall be deemed to be an election to defer commencement of payment of any benefit sufficient to satisfy the above paragraph.

Distribution Requirements

          (a)   Except as otherwise provided in Appendix B, the requirements of this section shall apply to any distribution of a Participant's accrued benefit.

          (b)   All distributions required under this Appendix shall be determined and made in accordance with the Income Tax Regulations under Code section 401(a)(9), including the minimum distribution incidental benefit requirement of Code section 1.401(a)(9)-2 of the regulations.

          (c)   Limits on Settlement Options. Distributions, if not made in a lump sum, may only be made over one of the following periods (or a combination thereof):

            (1)   the life of the Participant,

            (2)   the life of the Participant and a designated beneficiary,

            (3)   a period certain not extending beyond the life expectancy of the Participant, or

            (4)   a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated beneficiary.

        Non-Transferable:    The Participant's right to any annuity payments, benefits, and refunds is not transferable and shall be free from the claims of all creditors to the fullest extent permitted by law.

        Death Distribution Provisions:    If the Participant dies before distribution of his Vested Interest commences, the following provisions shall apply:

          (a)   If a distribution is to be made to a beneficiary other than the surviving spouse:

            (1)   If the present value of the Participant's vested interest exceeds (or at the time of any prior distribution exceeded) $5,000, unless the beneficiary elects another form of distribution, that portion of the Participant's vested interest payable to the beneficiary will be distributed in the form of a single sum cash payment within a reasonable period of time after the Committee is notified of the participant's death.

            (2)   If the present value of the Participant's vested interest is $5,000 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and shall be paid within a reasonable period of time after the Committee is notified of the Participant's death.

          (b)   If the distribution is to be made to a beneficiary who is the surviving Spouse, such distribution will be made in accordance with the following:

            (1)   If the present value of the Participant's vested interest exceeds $5,000 and is immediately distributable, the surviving Spouse must consent to the distribution before it is made. If the surviving Spouse does not consent to a distribution, all benefits shall be deferred to a date that complies with the terms of the 6ltion entitled "Death Distribution Commencement Date."

            (2)   If the present value of the Participant's Vested Interest payable to the surviving Spouse is $5,000 or less at the time it becomes payable, the distribution shall always be made in the form of a single sum cash payment and shall be paid within a reasonable period of time after the Committee is notified of the Participant's death.

Death Distribution Commencement Date

        Upon the death of the Participant, the following distribution provisions shall take effect:

          (A)  If the Participant dies after distribution of his entire vested interest has commenced, the remaining portion of such vested interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

In no event shall distribution of the Participant's remaining vested interest be made in a lump sum after the Participant's death unless such distribution is consented to, in writing, by the Participant's surviving Spouse, if any.

          (B)  If the Participant dies before distribution of his vested interest commences, the Participant's entire vested interest will be distributed no later than five years after the Participant's death except to the extent that an election is made to receive distributions in accordance with (1) or (2) below:

            (1)   If any portion of the Participant's Vested Interest is payable to a designated beneficiary, distributions may be made in substantially equal installments over the life or life expectancy of the designated beneficiary (or over a period not extending beyond the life expectancy of such beneficiary), commencing no later than one year after the Participant's death.

            (2)   If the designated beneficiary is the Participant's surviving Spouse, the date distributions are required to begin in accordance with (1) above shall not be earlier than the date on which the Participant would have attained age 70 1/2. However, the surviving Spouse may elect, at any time following the Participant's death, to defer the date on which distributions will begin until no later than the date on which the Participant would have attained age 70 1/2 and, if the Spouse dies before payments begin, subsequent distributions shall be made as if the Spouse had been the Participant.

          (C)  For purposes of (B) above, payments will be calculated by use of the return multiples specified in section 1.72-9 of the Income Tax Regulations. Life expectancy of a surviving Spouse may be recalculated annually; however, in the case of any other designated beneficiary, such life expectancy will be calculated at the time payment first commences without further recalculation.

          (D)  For purposes of this section any amount paid to a child of the Participant will be treated as if it had been paid to the surviving Spouse if the amount becomes payable to the surviving Spouse when the child reaches the age of majority.

Distributions pursuant to the preceding section may be made without regard to the age or employment status of the Participant.

Joint and Survivor Annuity Requirements

        The following Joint and Survivor Annuity Requirements shall apply to the distribution of LCI Accounts as follows:

        General:    The provisions of this Appendix shall take precedence over any conflicting provision in this Plan.

        The provisions of this Appendix shall apply to any Participant who is credited with at least one Hour of Service with the Employer on or after August 23, 1984, and such other Participants as provided in the section entitled "Transitional Rules" set forth below in this Appendix B.

        Payment of Qualified Joint and Survivor Annuity:    Unless an optional form of benefit is selected pursuant to a Qualified Election within the ninety-day period ending on the first day on which all events have occurred which entitle the Participant to a benefit, a married Participant's vested interest will be paid in the form of a Qualified Joint and Survivor Annuity.

        An unmarried Participant will be provided a single life annuity unless the Participant elects another form of benefit during the applicable Election Period.

        Payment of Qualified Preretirement Survivor Annuity:    Unless an optional form of benefit has been selected within the Election Period pursuant to a Qualified Election, if a married Participant dies before his annuity starting date, then 50% of the Participant's vested interest, less the amount of any unpaid loan balance outstanding, shall be applied toward the purchase of an immediate annuity for the life of the surviving Spouse. As an alternative to receiving the benefit in this form of an annuity, the surviving Spouse may elect to receive a single cash payment or any other form of payment provided for in the Plan within a reasonable time after the Participant's death.

Definitions:

        (a)    Election Period:    The period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant' s death. If a Participant separates from service prior to the first day of the Plan Year in which age 35 is attained, with respect to the account balance as of the date of separation, the Election Period shall begin on the date of separation.

A Participant who has not attained age 35 as of the end of a Plan Year, may make a special Qualified Election to waive the Qualified Preretirement Survivor Annuity for the period beginning on the date of such election and ending on the first day of the Plan Year in which the Participant will attain age 35. Such election shall not be valid unless the Participant receives a written explanation of the Qualified Preretirement Survivor annuity in such terms as are comparable to the explanation required under this Appendix B. Qualified Preretirement Survivor Annuity coverage will be automatically reinstated as of the first day of the Plan Year in which the Participant attains age 35. Any new waiver on or after such date shall be subject to the full requirements of this Appendix.

        (b)    Qualified Election:    A waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity. Any waiver of a Qualified Joint and Survivor Annuity or a Qualified Preretirement Survivor Annuity shall not be effective unless: (i) the Participant's Spouse consents in writing to the election; (ii) the election designates a specific beneficiary, including any class of beneficiaries or any contingent beneficiaries, which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent); (iii) the Spouse's consent acknowledges the effect of the election; and (iv) the Spouse's consent is witnessed by a Plan representative or notary public. Additionally, a Participant's waiver of the Qualified Joint and Survivor Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a Plan representative that such written consent cannot be obtained because:

            (1)   there is no Spouse;

            (2)   the Spouse cannot be located;

            (3)   the Participant is legally separated or has been abandoned within the meaning of local law, and the Participant has a court order to such effect;

            (4)   of other circumstances as the Secretary of the Treasury may by regulations prescribe, the Participant's election to waive coverage will be considered a Qualified Election.

Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific beneficiary, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a Participant without the consent of the Spouse at any time before the commencement of benefits. The number of revocations shall not be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in this Appendix B.

        (c)    Qualified Joint and Survivor Annuity:    An immediate annuity for the life of the Participant with a survivor annuity for the life of the Spouse which is not less than 50% and not more than 100% of the amount of the annuity which is payable during the joint lives of the Participant and the Spouse and which is the amount of benefit which can be purchased with the Participant's entire vested interest. If no survivor annuity percentage has been specified in an election, the percentage payable to the Spouse will be 50%. Notwithstanding the above paragraph, a Qualified Joint and Survivor Annuity for an unmarried Participant shall mean an annuity for the life of the Participant.

        (d)    Qualified Preretirement Survivor Annuity:    A survivor annuity for the life of the Spouse in the amount which can be purchased with 50% of the Participant's vested interest. Such annuity shall be provided proportionately from both employer contributions and employee contributions.

        (e)    Spouse: The Spouse of the Participant.    A former Spouse may be treated as the Spouse or surviving Spouse to the extent provided under a Qualified Domestic Relations Order as described in Code section 414(p).

Consent Requirements

        Only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance is immediately distributable. Neither the consent of the Participant nor the Participant's Spouse shall be required to the extent that a distribution is required to satisfy section 401(a)(9) or section 415 of the Code. An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving Spouse) before the Participant attains (or would have attained if not deceased) the later of Normal Retirement Age or age 62.

Notice Requirements

          (a)   In the case of a Qualified Joint and Survivor Annuity as described in this Appendix B, the Committee shall provide each Participant within a period no less than 30 days and no more than 90 days prior to the commencement of benefit a written explanation of: (i) the terms and conditions of a Qualified Joint and Survivor Annuity; (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit; (iii) the rights of a Participant's Spouse; (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity; (v) a general description of the eligibility conditions and other material features of the optional forms of benefit; and (vi) sufficient additional information to explain the relative values of the optional forms of benefit available to them under this Plan. The Participant and Spouse may elect in writing to waive the 30-day period; provided that benefit payments shall not commence until the eighth day after the notice is furnished.

          (b)   In the case of a Qualified Preretirement Survivor Annuity as described in this Appendix B, the Committee shall provide each Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of a Qualified Joint and Survivor Annuity.

        If a Participant enters the Plan after the first day of the Plan Year in which the Participant attained age 32, the Committee shall provide notice no later than the close of the second Plan Year succeeding the entry of the Participant in the Plan.

        If a Participant enters the Plan after he has attained age 35, the Committee shall provide notice within a reasonable period of time following the entry of the Participant in the Plan.

        If a Participant's termination of employment occurs before the Participant attains age 35, the Committee shall provide notice within one year of such termination of employment.

Transitional Rules

          (a)   Any living Participant not receiving benefits on August 23, 1984, who would otherwise not receive the benefits prescribed by the previous provisions of this Appendix must be given the opportunity to elect to have the provisions of this Appendix relating to the Qualified Preretirement Survivor Annuity apply if such Participant is credited with at least one Hour of Service under this Plan or a predecessor plan in a Plan Year beginning on or after January 1, 1976, and such Participant had at least 10 Years of Service for vesting purposes when he separated from service.

          (b)   Any living Participant not receiving benefits on August 23, 1984, who was credited with at least one Hour of Service under this Plan or a predecessor plan on or after September 2, 1974, and who is not otherwise credited with any service in a Plan Year beginning on or after January 1, 1976, must be given the opportunity to have his or her benefits paid in accordance with this Appendix B.

          (c)   The respective opportunities to elect must be afforded to the appropriate Participants during the period commencing on August 23, 1984, and ending on the date benefits would otherwise commence to said Participants.

          (d)   Any Participant who has elected pursuant to (b) above and any Participant who does not elect under (a) above or who meets the requirements of section (a) above except that such Participant does not have at least 10 Years of Service for vesting purposes when he separates from Service, shall have his benefits distributed in accordance with all of the following requirements if benefits would have been payable in the form of a life annuity:

            (1)    Automatic Joint and Survivor Annuity.    If benefits in the form of a life annuity become payable to a married Participant who:

              (A)  begins to receive payments under the Plan on or after Normal Retirement Age; or

              (B)  dies on or after Normal Retirement Age while still working for the employer; or

              (C)  begins to receive payments on or after the Qualified Early Retirement Age; or

              (D)  separates from Service on or after attaining Normal Retirement Age (or the Qualified Early Retirement Age) and after satisfying the eligibility requirements for the payment of benefits under the Plan and thereafter dies before beginning to receive such benefits;

  then such benefits will be received under this Plan in the form of a Qualified Joint and Survivor Annuity, unless the Participant has elected otherwise during the election period. The election period must begin at least six months before the Participant attains Qualified Early Retirement

  Age and end not more than 90 days before the commencement of benefits. Any election hereunder will be in writing and may be changed by the Participant at any time.

            (2)    Election of Early Survivor Annuity:    A Participant who is employed after attaining the Qualified Early Retirement Age will be given the opportunity to elect, during the election period, to have a survivor annuity payable on death. If the Participant elects the survivor annuity, payments under such annuity must not be less than the payments which would have been made to the Spouse under the Qualified Joint and Survivor Annuity if the Participant had retired on the day before his or her death. Any election under this provision will be in writing and may be changed by the Participant at any time. The election period begins on the later of (1) the 90th day before the Participant attains the Qualified Early Retirement Age, or (2) the date on which participation begins, and ends on the date the Participant terminates employment.

            (3)   For purposes of this section:

              (A)  Qualified Early Retirement Age is the latest of:

                (i)    the earliest date, under the Plan, on which the Participant may elect to receive retirement benefits; or

                (ii)   the first day of the 120th month beginning before the Participant reaches Normal Retirement Age; or

                (iii)  the date the Participant begins participation.

              (B)  Qualified Joint and Survivor Annuity is an annuity for the life of the Participant with a survivor annuity for the life of the Spouse as described in this section.

APPENDIX C
Provisions Applicable to Lightwave Spectrum, Inc. 401(k) Plan

        Each individual who was an employee of Lightwave Spectrum, Inc. ("Lightwave") and whose account balance was transferred from the Lightwave Spectrum, Inc. 401(k) Plan (the "Lightwave Plan") to the Classic Qwest Plan shall be eligible to receive distributions from the Plan in accordance with this Appendix C with respect to the amount so transferred ("Lightwave Accounts").

Distributions: Elimination of Benefit Forms

        The required form of distribution and the optional distribution forms provided for in this Appendix C shall not be available for any distribution of a Lightwave Account that is made on and after February 1, 2002. The sole forms of distribution for Lightwave Employees for distributions made on and after February 1, 2002 is the forms of distribution provided for in Article VI of the Plan.

Distributions: General

        Unless waived in writing by the Lightwave employee or other beneficiary after such person becomes entitled to a distribution from the Plan by reason of a Participant's death, disability, retirement, or other termination of employment with the Company, or a termination or partial termination of the Plan, then in addition to and notwithstanding any other provisions of the Plan, the Participant or other beneficiary shall have the right to receive his vested interest in the balance of his Lightwave Accounts in the following forms. The annuity requirements, below, however, are automatic with respect to Lightwave Account balances unless waived as provided for therein.

        To the extent that this Appendix C does not provide for an alternative or contrary requirement or procedure for distribution of a Participant's Lightwave Accounts, the provisions of the Plan shall control. For example, all of the consent and beneficiary designation provisions of the Plan govern the distribution of Lightwave Accounts to the extent not inconsistent with the annuity requirements below.

        Whether or not specifically stated hereinafter, the following provisions apply only to the Lightwave Account balances.

Distributions: Required Forms

        Unmarried Participant: Single Life Annuity:    Unless the Participant elects one of the optional forms of benefit set forth below, the Participant's account balance shall be paid in the form of an annuity for the life of the Participant.

Married Participant: Qualified Joint and Survivor Annuity:

        (a)    Eligibility and Conditions.    Unless the Participant elects, as provided in paragraph (c) below, not to receive benefits in the form of a qualified joint and survivor annuity, benefits attributable to Lightwave Account balances will be paid in a form having the effect of a qualified joint and survivor annuity (as defined in paragraph (b)(2) below) with respect to any Participant who (1) terminates employment for any reason and (2) satisfies the marriage requirements provided in paragraph (d)(2) below.

        (b)    Definitions.    As used in this paragraph

          (1)    Life Annuity.    The term "life annuity" means an annuity that provides retirement payments and requires the survival of the Participant or the Participant's spouse as one of the conditions for any payment or possible payment under the annuity.

          (2)    Qualified Joint and Survivor Annuity.    The term "qualified joint and survivor annuity" means an annuity for the life of the Participant with a survivor annuity for the life of the

  Participant's spouse that is one-half of the amount of the annuity payable during the joint lives of the Participant and his or her spouse. A qualified joint and survivor annuity shall be the actuarial equivalent of a life annuity for the life of the Participant. The Committee shall direct the Trustee to apply the entire vested amount in all of the Participant's Lightwave Account to the purchase of an annuity contract that satisfies all of the requirements of this paragraph and to distribute the contract to the Participant. Payments to the spouse of a deceased Participant shall not be terminated or reduced because of such spouse's remarriage.

          (3)    Normal Retirement Age.    The term "normal retirement age" means the Participant's 65th birthday.

          (4)    Early Retirement Age.    The term "early retirement age" means the Participant's 55th birthday and completion of 5 years of service.

          (5)    Annuity Starting Date.    The term "annuity starting date" means (i) the first day of the first period for which an amount is payable as an annuity, whether by reason of retirement or by reason of disability, or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.

          (6)    Day.    The term "day" means a calendar day.

        (c)    Election Not to Take Joint and Survivor Annuity.

          (1)    In General.    Each Participant may elect, at any time during the election period described in paragraph (c)(3) below, not to receive a qualified joint and survivor annuity. The election shall be in writing and clearly indicate that the Participant is electing to receive all of his or her Lightwave Account in a form other than that of a qualified joint and survivor annuity.

          (2)    Consent of Spouse.    An election under paragraph (c)(1) above shall not be effective unless (i) the Participant's spouse consents in writing to the election, (ii) the election designates a beneficiary (or a form of benefits) that may not be changed without spousal consent (or the consent of the spouse expressly permits designations by the Participant without any requirement of further consent by the spouse) and (iii) the spouse's consent acknowledges the effect of the election and the consent is witnessed by a Committee member or a notary public. The spouse's consent shall be filed with the Committee at the same time that the Participant's election under paragraph (c)(1) is filed with the Committee. If a spousal consent is not filed together with the Participant's election, the election shall take effect nevertheless if it is established to the satisfaction of the Committee that the Participant is not married, the Participant's spouse cannot be located, or that other circumstances prescribed in the Treasury Regulations exist. Any spousal consent or establishment that spousal consent cannot be obtained shall be effective only with respect to such spouse.

          (3)    Election period.    The Participant shall have an election period which shall be not more than 90 days and not less than 30 days before the annuity starting date. The Participant, with the consent of his spouse may waive the 30-day period so long as the distribution does not commence earlier than the eighth day after the Participant receives the information described in paragraph (c)(4) below.

          (4)    Information to be Provided by Committee.

            (i)    The Committee shall provide to the Participants, at the time and in the manner specified in paragraph (c)(4)(ii), the following information, as applicable to the Lightwave Account balances under the Plan, written in nontechnical language:

              (A)  A general explanation of the terms and conditions of the qualified joint and survivor annuity; the Participant's right to make, and the effect of, an election to waive the joint and survivor annuity form of benefit; the right of the Participant's spouse to consent to any election to waive the joint and survivor annuity; the right to revoke an election to waive; and the effect of such a revocation; and

              (B)  A general explanation of the relative financial effect on a Participant's annuity of the election. Various methods may be used to explain such relative financial effect, including information as to the benefits the Participant would receive under the qualified joint and survivor annuity stated as an arithmetic or percentage reduction from a single life annuity; a table showing the difference between a straight life annuity and a qualified joint and survivor annuity in terms of a reduction in dollar amounts or a table showing a percentage reduction from the straight life annuity. The notice and explanation required by this paragraph (c)(4)(i) must also inform the Participant of the availability of the additional information specified in paragraph (c)(4)(iii) and how such information may be obtained.

            (ii)   The method or methods used to provide the information may vary. If mail or personal delivery is used, then, whether or not the information has been previously provided, there must be a mailing or personal delivery of the information by such time as to reasonably assure that, generally, it will be received on a date that is no less than 30 days and no more than 90 days before the annuity starting date; provided, however, that the information may be received after the annuity starting date. If a method other than mail or personal delivery is used to provide Participants with some or all of such information, it must be a method that is reasonably calculated to reach the attention of a Participant on or about the date prescribed in the immediately preceding sentence and to continue to reach the attention of such Participant during the election period applicable to the Participant for which the information is being provided (as, for example, by permanent posting, repeated publication, etc.).

            (iii)  The Committee must furnish to a particular Participant, upon a timely written request, a written explanation in nontechnical language of the terms and conditions of the qualified joint and survivor annuity and the financial effect upon the particular Participant's annuity of making any election under this paragraph. Such financial effect shall be given in terms of dollars per annuity payment. The Committee need not comply with more than one such request made by a particular Participant. This explanation must be personally delivered or mailed (first class mail, postage prepaid) to the Participant within 30 days from the date of the Participant's written request.

          (5)    Election is Revocable.    Any election made under this paragraph (c) may be revoked in writing at any time during the specified election period, and after such election has been revoked, another election under this paragraph may be made at any time during the specified election period.

          (6)    Election by Surviving Spouse.    The spouse of a deceased Participant may elect to have the benefits attributable to Lightwave Account balances paid in a form other than a survivor annuity. The Committee must furnish to the spouse, within a reasonable amount of time after a written request has been made by the spouse, a written explanation in nontechnical language of the survivor annuity and any other form of payment which may be selected. This explanation must state the financial effect (in terms of dollars) of each form of payment. The Committee need not respond to more than one such request.

        (d)    Additional Plan Provisions.

          (1)    Claim for Benefits.    As a condition precedent to the payment of benefits, a Participant must state in writing to the Committee the form in which he or she wishes benefits to be paid and provide all the information reasonably necessary for the payment of such benefits. However, if a Participant files a claim for benefits with the Committee and provides the Committee with all the information necessary for the payment of benefits but does not indicate a preference as to the form for the payment of benefits, benefits attributable to Lightwave Account balances must be paid in the form of a qualified joint and survivor annuity if the Participant has attained normal retirement age unless such Participant has made an effective election not to receive benefits in such form.

          (2)    Marriage Requirements.

            (i)    In General.    A joint and survivor annuity will be paid only if

              (A)  the Participant and his or her spouse have been married to each other throughout a period of one year ending on the annuity starting date; and

              (B)  the Participant shall notify the Committee of his or her marital status within 30 days after request is made for such information.

            (ii)    Special Rule.    If a Participant marries within one year before his or her annuity starting date and if the Participant and such spouse have been married for at least a one year period that ends on or before the Participant's date of death, the Participant and such spouse shall be treated as having been married throughout the one-year period ending on the Participant's annuity starting date.

          (3)    Effect of Participant's Death on an Election or Revocation of Election.    The effect of an election or a revocation of an election timely made under paragraph (c) above shall not be altered by the death of the Participant within any particular time period after such election or revocation shall be made effective.

        (e)    Amount of Benefits.    The amount of benefits shall be as provided in paragraph (b) above.

        (f)    Commencement and Duration.    The monthly surviving spouse's benefit shall be payable to the spouse for life, beginning as of the first day of the calendar month coincident with or next following the Participant's death.

Distributions: Optional Benefit Forms

        An unmarried Participant may elect that his or her Lightwave Account balance be paid in one of the optional forms specified below. A married Participant may, with the consent of his or her spouse, elect that benefits be paid in one of the optional forms specified below. The spouse's consent shall satisfy the requirements in paragraph (c) above. A Participant, with the consent of his or her spouse if applicable, may elect that his or her Lightwave Account balance be paid in a combination of one of the optional forms listed below and a lump sum.

        Lump Sum:    The Participant may elect to receive his or her Lightwave Account balance in a lump sum.

        Single Life Annuity:    The Participant may elect to receive his or her Lightwave Account balance in the form of an annuity for the life of the Participant, with no further payments to be made after the Participant's death. If the Participant validly elects this option, the Committee shall direct the Trustee to apply the entire vested amount in all of the Participant's Lightwave Account to the purchase of an annuity contract that satisfies all of the requirements of this paragraph and to distribute the contract to the Participant.

        Life Annuity with 60, 120 or 180 Payments Guaranteed:    The Participant may elect to receive his or her Lightwave Account balance as an annuity for the Participant's life. If the Participant dies before 60, 120, or 180 (as the Participant elects) monthly payments have been made, monthly payments will be paid to the Participant's beneficiary until a total of 60, 120, or 180 (as the Participant elects) payments have been made to the Participant and the beneficiary. If the Participant dies after 60, 120, or 180 (as the Participant elects) monthly payments have been made, no further payments will be made after the

Participant's death. If the Participant validly elects this option, the Committee shall direct the Trustee to apply the entire vested amount in all of the Participant's Lightwave Account to the purchase of an annuity contract that satisfies all of the requirements of this paragraph and to distribute the contract to the Participant.

        Joint and Survivor Annuity:    The Participant may elect to receive his or her Lightwave Account as a joint and survivor annuity that provides for an monthly annuity for the Participant's life with a survivor annuity equal to 50%, 66 2/3%, or 100% of the monthly amount paid to the Participant for the life of the Participant's beneficiary. The beneficiary need not be the Participant's spouse. If the Participant validly elects this option, the Committee shall direct the Trustee to apply the entire vested amount in all of the Participant's Lightwave Account to the purchase of an annuity contract that satisfies all of the requirements of this paragraph and to distribute the contract to the Participant

        Monthly Income for Life-Account Balance Guaranteed.    The Participant may elect to receive his or her Lightwave Account as a monthly income for life. If the Participant dies prior to receiving his or her full Lightwave Account balance, the amount remaining will be paid to the Participant's beneficiary.

        Monthly Income for a Fixed Period.    The Participant may elect to receive his or her Lightwave Account as a monthly income for a fixed period of time not less than 60 months.

        Flexible Payments.    The Participant may elect to receive his or her Lightwave Account in a series of flexible payments that do not have to be equal.

Death Benefits

Married Participant: Qualified Preretirement Survivor Annuity.

        (a)    Eligibility and Conditions.    Unless the Participant elects, as provided in paragraph (c) below, to waive death benefits in the form of a qualified preretirement survivor annuity, death benefits attributable to Lightwave Account balances will be paid in a form having the effect of a qualified preretirement survivor annuity (as defined in paragraph (b)(2) below) with respect to any Participant who (1) dies prior to the annuity starting date, and (2) satisfies the marriage requirement of paragraph (d) below.

        (b)    Definitions.    As used in this paragraph

          (1)    Life Annuity.    The term "life annuity" means an annuity that provides retirement payments and requires the survival of the Participant or the Participant's spouse as one of the conditions for any payment or possible payment under the annuity.

          (2)    Qualified Preretirement Survivor Annuity.    The term "qualified preretirement survivor annuity" means an annuity for the life of the surviving spouse of the Participant, which is the actuarial equivalent of 100% of the Participant's Lightwave Account balance as of his or her date of death. The Committee shall direct the Trustee to purchase an annuity contract that satisfies all of the requirements of this paragraph (provided that the present value of the annuity contract is not less than 50% of the Participant's vested amount in all of his or her Lightwave Accounts at his or her date of death, whether vested before or upon death, including the proceeds of insurance contracts) and to distribute the annuity contract to the surviving spouse.

          (3)    Normal Retirement Age.    The term "normal retirement age" means the Participant's 65th birthday.

          (4)    Early Retirement Age.    The term "early retirement age" means the Participant's 55th birthday and completion of 5 years of service.

          (5)    Annuity Starting Date.    The term "annuity starting date" means (i) the first day of the first period for which an amount is payable as an annuity, whether by reason of retirement or by reason of disability or (ii) in the case of a benefit not payable in the form of an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.

          (6)    Day.    The term "day" means a calendar day.

        (c)    Election to Waive Qualified Preretirement Survivor Annuity.

          (1)    In General.

            (i)    Each Participant may elect, during the election period described in paragraph (c)(3) below, to waive the payment of death benefits in the form of a qualified preretirement survivor annuity.

            (ii)   The election shall be in writing and clearly indicate that the Participant is electing to waive the payment of death benefits in the form of a qualified preretirement survivor annuity.

          (2)    Consent of Spouse.    An election under paragraph (c)(1) shall not be effective unless (i) the Participant's spouse consents in writing to the election, (ii) the election designates a beneficiary (or a form of benefits) which may not be changed without spousal consent (or the consent of the spouse expressly permits the designations by the Participant without any requirement of further consent by the spouse) and (iii) the spouse's consent acknowledges the effect of the election and the consent is witnessed by a Committee member or a notary public. The spouse's consent shall be filed with the Committee at the same time that the Participant's election under paragraph (c)(1) is filed with the Committee. If a spousal consent is not filed together with the Participant's election, the election shall take effect nevertheless if it is established to the satisfaction of the Committee that the Participant is not married, the Participant's spouse cannot be located, or that other circumstances prescribed in the Treasury Regulations exist. Any spousal consent or establishment that spousal consent cannot be obtained shall be effective only with respect to such spouse.

          (3)    Election period.    The Participant shall have an election period which shall be a period that ends the later of (i) the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35, (ii) a reasonable time after the individual becomes a Participant, (iii) a reasonable time after the preretirement survivor annuity ceases to be a fully subsidized benefit, (iv) a reasonable time after the joint and survivor rules become effective to the Participant or (v) a reasonable time after the Participant separates from service before attaining age 35.

          (4)    Information to be Provided by Committee.

            (i)    The Committee shall provide to the Participants, at the time and in the manner specified in this paragraph (c)(4), the following information, as applicable to the Plan, written in nontechnical language:

              (A)  A general explanation of the qualified preretirement survivor annuity; the Participant's right to make, and the effect of, an election to waive the preretirement survivor annuity form of death benefit; the right of the Participant's spouse to consent to the election to waive the preretirement survivor annuity; the right to revoke an election to waive; and the effect of such a revocation.

              (B)  A general explanation of the relative financial effect on a Participant's death benefits of the election. Various methods may be used to explain such relative financial effect.

            (ii)   The method or methods used to provide the information may vary. If mail or personal delivery is used, then, whether or not the information has been previously provided, there must be a mailing or personal delivery of the information by such time as to reasonably assure that it will be received within the period commencing with the first day of the Plan Year in which the Participant attains age 32 and ending with the last day of the Plan Year preceding the Plan Year in which the Participant attains age 35. If a method other than mail or personal delivery is used to provide Participants with some or all of such information, it must be a method that is reasonably calculated to reach the attention of a Participant on or about the date prescribed in the immediately preceding sentence and to continue to reach the attention of such Participant during the election period applicable to the Participant for which the information is being provided (as, for example, by permanent posting, repeated publication, etc.).

          (5)    Election is Revocable.    Any election made under this paragraph may be revoked in writing at any time during the specified election period, and after such election has been revoked, another election under this paragraph may be made at any time during the specified election period.

          (6)    Election by Surviving Spouse.    The surviving spouse may elect to have benefits paid in a lump sum. The Committee must furnish to the spouse, within a reasonable amount of time after a written request has been made by the spouse, a written explanation in nontechnical language of the preretirement survivor annuity and a lump sum. The explanation must state the financial effect (in terms of dollars) of each form of payment. The Committee need not respond to more than one such request.

        (d)    Marriage Requirement.    A preretirement survivor annuity will be paid only if the Participant and his or her spouse have been married to each other throughout a period of one year ending on the date of the Participant's death.

        (e)    Amount of Benefits.    The amount shall be as provided in paragraph (b).

        (f)    Commencement and Duration.    The monthly surviving spouse's benefit shall be payable to the spouse for life, beginning as of the first day of the calendar month coincident with or next following the Participant's death.

Unmarried Participant

        If an unmarried Participant dies before payments have commenced, his or her Lightwave Account shall be paid in to his or her beneficiary in one or more of the optional benefit forms described above, as elected by the beneficiary. If an unmarried Participant dies after payments have commenced, his or her Lightwave Account shall be paid according to the method of payment selected by the Participant.

ACTION ON BEHALF OF
THE PLAN DESIGN COMMITTEE OF
QWEST COMMUNICATIONS INTERNATIONAL INC.

        WHEREAS, the undersigned has authority to act on behalf of the Plan Design Committee of Qwest Communications International Inc. (the "Committee"); and

        WHEREAS, pursuant to a resolution adopted by the Executive Committee of the Board of Directors of Qwest Communications International Inc. (the "Corporation") on August 10, 2000, the Committee was delegated full authority to amend and/or terminate each of the employee benefit plans and pension plans of the Corporation (collectively, the "Plans"); and

        WHEREAS, the Committee wishes to delegate to the Vice President of Human Resources—Compensation & Benefits the authority to amend all or any of the Plans if (1) the amendment does not increase the cost of the Plan to Qwest Communications International Inc. (the "Plan Sponsor") or to any Participating Company, (2) the amendment does not have a material effect on the benefits provided under the Plan, (3) the amendment either effects a technical or administrative change to the Plan, or (4) the amendment is recommended by counsel as necessary or desirable to comply with applicable law or an applicable collective bargaining agreement.

        NOW, THEREFORE, BE IT RESOLVED, that the Vice President of Human Resources—Compensation & Benefits is hereby delegated the authority to amend all or any of the Plans if (1) the amendment does not increase the cost of the Plan to the Plan Sponsor or to any Participating Company, (2) the amendment does not have a material effect on the benefits provided under the Plan, (3) the amendment either effects a technical or administrative change to the Plan, or (4) the amendment is recommended by counsel as necessary or desirable to comply with applicable law or an applicable collective bargaining agreement.

        FURTHER RESOLVED, that any amendments to the Plans previously executed by the Vice President of Human Resources—Compensation & Benefits within the terms of the foregoing resolutions are hereby adopted, approved and ratified in all respects.

PLAN DESIGN COMMITTEE,
QWEST COMMUNICATIONS INTERNATIONAL INC.
By	/s/ BARRY ALLEN
Title	EVP—CHRO
Date	12/6/03

AMENDMENT 2002-2.a
QWEST SAVINGS & INVESTMENT PLAN

        WHEREAS, the Plan Design Committee has the authority to amend the Qwest Savings & Investment Plan (the "Plan").

        NOW, THEREFORE, the Plan is amended, effective as of August 7, 2002, to provide as follows:

  I.
  The following paragraph is added at the end of Section 2.5:

            "Notwithstanding the foregoing, effective August 7, 2002, no Account Owner may direct investment of any portion of any Account into the Qwest Shares Fund nor may the Account Owner redirect the investment of any portion of any Account into the Qwest Shares Fund until further notice from the Company (without any need for additional amendment). The foregoing shall not affect the rule in Section 3A.2 permitting the Participating Companies to contribute in cash or Qwest Shares."

        Executed this 7th day of August, 2002.

PLAN DESIGN COMMITTEE
By:	/s/ BARRY ALLEN
Barry Allen
Executive Vice President and Chief Human Resources Officer
By:	/s/ DEBBIE COLIA
Debbie Colia
Vice President—Human Resources

AMENDMENT 2002-1
QWEST SAVINGS & INVESTMENT PLAN

        The Qwest Savings & Investment Plan, as amended and restated as of December 31, 2001 is hereby amended, effective [November 1, 2002], as set forth below:

1.
Section 1.19(h) is added to read as follows:

          "(h) This subsection (h) shall apply only to an Employee employed by each of Qwest Dex, Inc. ("Dex") and SGN LLC ("SGN") pursuant to the Joint Management Agreement (the "Agreement") by and among the Company, Dex, SGN, and Dex Holding LLC. During the period that such Employee is so employed by both Dex and SGN (or until the Agreement is no longer in effect if earlier), such Employee's Compensation shall be determined by treating SGN as an Affiliate of the Company."

2.
Section 1.30(c) is added to read as follows:

          "(c) This subsection (c) shall apply only to an Employee employed by each of Qwest Dex, Inc. ("Dex") and SGN LLC ("SGN") pursuant to the Agreement. During the period that such Employee is so employed by both Dex and SGN (or until the Agreement is no longer in effect if earlier), for purposes of determining if an Employee has earned $80,000, such Employee's earnings shall be determined by including all income received from SGN."

PLAN DESIGN COMMITTEE QWEST COMMUNICATIONS INTERNATIONAL INC.
By:	/s/ Janet K. Cooper	Date:	12/19/2002

Janet K. Cooper Senior Vice President and Treasurer
By:	/s/ Todd Flessner	Date:	12/18/2002

Todd Flessner Sr. Director—Pension & Savings Plans
By:	/s/ Jill R. Sanford	Date:	Dec. 18, 2002

Jill R. Sanford Vice President—Human Resources

AMENDMENT 2002-2
QWEST SAVINGS & INVESTMENT PLAN

        The Qwest Savings & Investment Plan, as amended and restated effective December 31, 2001 ("QSIP") is hereby amended as follows:

        1.     Effective December 31, 2001, Section 9.3(b)(iii) is amended to read as follows:

          "(iii)    Special Rule for Management Employees.    If a Management Employee is automatically enrolled under Subsection 3.1(g), his Before-Tax Contributions shall be invested in the Moderate Asset Allocation Fund subject to the Participant's right to change the investment election."

        2.     Effective December 31, 2001, the second paragraph of Section 9.5 is amended to read as follows:

          "The PCRA vendor has the exclusive right to terminate any Participant's PCRA account. at any time, for any reason. If the vendor exercises this right, the Participant will no longer be permitted to invest through PCRA and the Participant may direct where the funds will be invested in the core funds. If after 10 business days the Participant has not given direction as to which of the core funds the returning PCRA funds should be invested in, the funds will be transferred and invested in the Moderate Asset Allocation Fund subject to the Participant's right to change the investment election."

        3.     Effective October 24, 2002, Article VIII is amended as follows:

"ARTICLE VIII

Allocation of Responsibilities

        8.1    No Joint Responsibilities.

        The Participating Companies, named fiduciaries and other persons designated in the Plan or Trust Agreement shall have only the responsibilities specifically allocated to them herein or in the Trust Agreement or in their appointment.

        All allocations of responsibilities under this Article VIII or otherwise to Participating Companies, named fiduciaries or other persons are intended to be mutually exclusive, and there shall be no sharing of fiduciary or non-fiduciary responsibilities.

        Whenever one named fiduciary is required by the Plan, Trust Agreement or appointment to follow the directions of another named fiduciary, the two named fiduciaries shall not be deemed to have been assigned a shared responsibility, but the giving of directions shall be the only responsibility of the named fiduciary, and the responsibility of the named fiduciary receiving those directions shall be to follow them insofar as such instructions are on their face proper under applicable law.

        In addition, the Company may allocate responsibility for the operation and administration of the Plan in accordance with its terms.

        8.2    The Participating Companies.

        Each Participating Company shall be responsible for (a) making its respective contributions hereunder and (b) keeping accurate records with respect to its Employees and their Compensation and furnishing such data to the Committee.

        8.3    The Company.

          (a)   Acting in its capacity as Plan sponsor and not as a fiduciary, the Company or its delegate shall be responsible for:

              (i)  Amendment or termination of the Plan pursuant to the terms of Article X herein;

             (ii)  Subject to section 8.8(c), appointment of any third party service providers and vendors to the Plan other than fiduciaries; and

            (iii)  Appointment and removal of the members of the Committee and the Plan Design Committee.

          (b)   The Company shall also be responsible for exercise of the Plan Administrator's duties in the absence of the Committee.

        8.4    The Committee.    (EBC)

        The Company or its delegate shall appoint the Committee consisting of not less than one nor more than seven persons. The Committee shall be a named fiduciary of the Plan. The members of the Committee shall hold office at the pleasure of the Company or its delegate and shall serve without compensation. The Committee shall comply with the provisions of ERISA pertaining to the powers and responsibilities of administrators and named fiduciaries.

        8.5    Plan Design Committee.

        The Company or its delegate shall appoint the Plan Design Committee. The Plan Design Committee shall not be a fiduciary of the Plan. The Plan Design Committee may make determinations with respect to Plan design matters, including authorization to amend the Plan pursuant to section 10.4. The members of the Plan Design Committee shall hold office at the pleasure of the Company or its delegate and shall serve without compensation.

        8.6    Delegation.

        The Committee and QAM (as defined in 8.8(b)) and the other named fiduciaries may delegate any of their responsibilities to other persons to carry out specified responsibilities, except as may be limited or prohibited by the Code or ERISA. Such delegates may be employees of the Company or any Participating or non-Participating Companies or outside parties.

        8.7    The Trustee.

        The Trustee shall be responsible for: (a) the investment of the Trust Fund to the extent and in the manner provided in the Trust Agreement: (b) the custody and preservation of Trust assets delivered to it, and (c) making such payments from the Trust Fund as the Committee and QAM shall direct.

        8.8    Allocation of Fiduciary Responsibilities.

          (a)   The Committee shall be the Plan Administrator and shall have all power and authority necessary for that purpose, including, but not by way of limitation, the full discretion and power to interpret and construe the Plan, to make factual determinations, to determine the eligibility, status and rights of all persons under the Plan and in general to decide any dispute. The Committee shall direct the Trustee concerning all non-investment-related distributions from the Trust Fund, in accordance with the provisions of the Plan and the Trust Agreement, and shall have such other powers in the administration of the Trust Fund as may be conferred upon it by the Trust Agreement. The Committee shall maintain all Plan records except to the extent responsibility is delegated to others to maintain records of the Trust Fund. The Committee shall have the discretion and authority to determine conclusively for all parties all questions arising in the administration of the Plan, and any decision of the Committee shall not be subject to further review. The Committee shall also be responsible for approving reimbursement of expenses of the Company and its subsidiaries, other than QAM.

          (b)   QAM shall be the named fiduciary for all purposes of the management and investment of Plan assets except as provided in Subsection (d) below. Such powers of QAM shall include, without limitation, appointing and removing trustees, investment managers and other investment related service providers; authority to enter into trust agreements and amendments thereto, investment management agreements and other investment-related agreements; responsibility for monitoring performance of all investment-related service providers; approving processes and

2

  policies for payment of investment-related Plan expenses and the authority to determine asset allocation ranges and general investment strategies for Plan assets subject to section 4.3(d) below. QAM shall have all power and authority necessary for these purposes.

          (c)   With regard to their respective functions, the Committees and QAM's authority shall include the following;

              (i)  the selection of agents and fiduciaries to operate and administer the Plan and Trust;

             (ii)  the selection of agents and other providers of services to the Plan;

            (iii)  the periodic review of the performance of such agents, service providers, managers and fiduciaries;

            (iv)  certifying to the Trustee the names and specimen signatures of the members of the Committee or QAM (or their delegates) acting from time to time;

             (v)  approving expenses;

            (vi)  establishing compensation arrangements for other fiduciaries, agents and service providers; and

           (vii)  to the extent necessary or advisable QAM may establish policies and procedures or take such actions as authorized by section 4.3(d) of the Plan.

          (d)   Notwithstanding the preceding provisions of this section or any other provision of this Plan, neither the Committee, QAM, the Board of Directors, a Participating Company, the Trustee nor any investment manager shall be a fiduciary with respect to the designation or direction by an Account Owner of investment funds with respect to that Account Owner's Account. Each Account Owner shall be the named fiduciary (except as otherwise provided by section 404(c) of ERISA) with respect to any designation, direction or other exercise of control of investment funds with respect to his Account. As a result, with respect to designations and directions described in this Plan and any other exercise of control by an Account Owner over assets in his Account, such Account Owner shall be solely responsible for such actions and neither the Committee, QAM, the Trustee, a Participating Company, the Board of Directors nor any other person or entity which is otherwise a fiduciary shall be liable for any loss or liability which results from such Account Owner's exercise of control.

        8.9    Organization of the Committee.

          (a)   The Committee shall elect a chairman and appoint a secretary. The Committee may adopt such bylaws and rules of procedures as it deems desirable for the conduct of its affairs and for the administration of the Plan.

          (b)   The Plan Design Committee may adopt by-laws and rules of procedure as it deems desirable.

          (c)   The Committee may appoint agents (who need not be members of the Committee) to whom it may delegate such powers as it deems appropriate. No writing is necessary to effect such appointment.

          (d)   Each committee may make its determinations with or without meetings. Each committee may authorize one or more of its members or agents to sign instructions, notices and determinations on its behalf. The action of a majority of a committee shall constitute the action of that committee.

3

        8.10    Agent for Process.

        The General Counsel of the Company shall be the agent of the Plan for service of all legal process.

        8.11    Plan Expenses.

        The expenses of the Committee shall be borne by the Company. Notwithstanding the preceding sentence, all expenses of any party lawfully payable from the assets of the Plan shall be paid from such assets except to the extent the Company or its delegate determines otherwise."

        4.     Effective October 24, 2002, all references to the Investment Committee in the QSIP are deleted.

        Executed this 9th day of January, 2003.

PLAN DESIGN COMMITTEE
/s/ JILL SANFORD Jill Sanford
/s/ JANET COOPER Janet Cooper
/s/ TODD A. FLESSNER Todd Flessner

4

QWEST SAVINGS & INVESTMENT PLAN
AS AMENDED AND RESTATED EFFECTIVE DECEMBER 31, 2001

AMENDMENT 2002-3

        The Qwest Savings & Investment Plan, as amended and restated effective December 31, 2001 (the "Plan"), is hereby amended as follows effective December 31, 2001 unless otherwise indicated:

        1.     Section 1.8, "Applicable Tax Year," is deleted in its entirety effective December 30, 2002. All references in the Plan to such section and its provisions are deleted.

        2.     Section 1.9, "AT&T Shares Fund" is deleted in its entirety effective July 1, 2003. All references in the Plan to such section and its provisions are deleted.

        3.     Section 1.19, "Compensation," subsection (b)(1)(H), is restated to read as follows:

          "(H) effective January 1, 1997, all amounts received by a Participant who is on a leave of absence, including a military or political leave of absence, approved by the Participating Company with which the Participant is employed and, effective January 1, 2003 with respect to military leave, which the Participating Company treats as subject to federal income tax withholding."

        4.     Section 1.19, "Compensation," is amended by adding the following subsection (b)(ii)(Q):

          "(Q) effective January 1, 2003, subject to section 3.13, amounts received by a Participant who is on military leave of absence, approved by the Participating Company with which the Participant is employed, and which the Participating Company does not treat as subject to federal income tax withholding."

        5.     Section 1.19, "Compensation," is amended by adding the following subsection (c)(i)(C):

          "(C) amounts received by a Participant who is on military leave of absence, approved by the Participating Company with which the Participant is employed, and which the Participating Company treats as subject to federal income tax withholding."

        6.     Section 1.19, "Compensation," is amended by adding the following subsection 1.19(c)(ii)(K):

          "(K) subject to section 3.13, amounts received by a Participant who is on military leave of absence, approved by the Participating Company with which the Participant is employed, and which the Participating Company does not treat as subject to federal income tax withholding."

        7.     Section 1.28, "First Day Participant," is deleted in its entirety effective December 30, 2002. All references in the Plan to such section and its provisions are deleted.

        8.     Section 1.46, "Period of Service," is restated to read as follows:

          "1.46 "Period of Service" means the duration of employment, in general. A Period of Service prior to December 31, 2001 shall be measured according to the Plan provisions then in effect. Beginning December 31, 2001, an Employee's Period of Service commences on the Employee's Employment Commencement Date or Reemployment Commencement Date and ends on the Severance From Service Date. The Period of Service shall include all service performed for the Controlled Group, except for those periods that may be disregarded under the rules of Code section 410(a)(5) or 411(d)(4). A Period of Service shall also include service with AT&T and certain other companies spun off from AT&T effective on or about January 1, 1985, and certain other related companies, but only to the extent required by law or by mutual agreement of such companies."

        9.     Section 1.51, "Plan Year," is restated to read as follows:

          "1.51 "Plan Year" means the period on which the records of the Plan are kept. Effective January 1, 2003, the Plan Year shall be the period commencing on January 1 and ending on the following December 31. Effective prior to December 31, 2002, the Plan Year shall be the period commencing on December 31 and ending on the following December 30. December 31, 2002 shall constitute a short Plan Year."

        10.   Section 1.62, "Specified Minimum Contribution," is deleted in its entirety effective December 30, 2002. All references in the Plan to such section are deleted.

        11.   Section 3.1, "Participant Contributions," subsection (e) is restated to read as follows:

          "(e)    Suspension of Before-Tax Contributions.    If a Participant's Before-Tax Contributions are halted during a Plan Year because of a limit prescribed by the Plan or the law (as opposed to the Participant voluntarily suspending his or her contributions), the Committee shall establish procedures regarding the reactivation of the Participant's election for the next Plan Year. Effective January 1, 2003 and until changed by the Committee, the procedure will be to discontinue the Before-Tax Contributions for the Participant. The Participant may elect to contribute After-Tax Contributions to the extent possible. If the Participant does not thereafter change his or her contribution rate or make an election with respect to After-Tax Contributions, the Committee will reactivate the Participant's Before-Tax Contribution election at the beginning of the next Plan Year."

        12.   Section 3.1, "Participant Contributions," subsection (g), is restated to read as follows:

          "(g)    Default Compensation Reduction Authorization.    This subsection applies to Management Employees only. Each individual who is both a Covered Employee and Management Employee on his Employment Commencement Date or Reemployment Commencement Date and who satisfies the requirements of Section 2.1 will be deemed to have authorized a 3% Before-Tax Contribution, effective for the first full pay period after such Covered Employee satisfies the requirements of Section 2.1. However, no Compensation reduction authorization shall be deemed to have been made if, within a reasonable time prior to the pay date, the Covered Employee affirmatively elects, in a form approved by the Committee (including, if applicable, by means of telephone, computer or other paperless media) to authorize no Compensation reduction under the Plan."

        13.   Section 3.14, "Specified Minimum Employer Contributions" is deleted in its entirety effective December 30, 2002. All references in the Plan to such section and its provisions are deleted.

        14.   Section 3A.9, "ESOP Diversification," subsection (b), is amended by adding the following sentence to that subsection:

  "Effective October 1, 2002, such direction may include an automatic transfer of funds from the Qwest Shares Fund to other investment funds selected by the Account Owner."

        15.   Section 4.2, "Valuation of Trust Fund," subsection (c)(iv) is deleted effective December 30, 2002. Subsection 4.2(c)(v) is redesignated as subsection 4.2(c)(iv).

        16.   Section 6.4, "Manner of Distribution," subsection (d), is amended by adding the following sentence to that subsection:

  "Effective October 1, 2002, in-kind distributions from the PCRAs are permitted subject to any rules or procedures adopted by the Committee."

  References in subsection 6.4(d) to "AT&T Shares Fund" are deleted effective July 1, 2003.

        17.    Section 6.6, "In-Service Withdrawals," subsection (c)(i)(A), is restated to read as follows:

          "(A)    Amount of Withdrawal.    A Participant may withdraw any specified dollar amount (with respect to distributions made prior to October 1, 2002, in $25 increments, with a $100 minimum) from his After-Tax Account, Rollover Account and his vested ESOP Account, except for (1) any After-Tax Contribution that was matched during the Plan Year of the withdrawal or the two preceding Plan Years, (2) any ESOP Account contribution for the Plan Year of the withdrawal or for the preceding two Plan Years, or (3) investment earnings on the amounts in (1) or (2)."

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        18.    Section 6.6, "In-Service Withdrawals," subsection (c)(ii)(B) is restated to read as follows:

          "(B)    Limits.    Only one full withdrawal is permitted under this subsection (ii) in any one Plan Year, except that a second full withdrawal is permitted if it is made in conjunction with a hardship withdrawal under subsection (d). As soon as administratively practicable after the full withdrawal, the matching formula for the Employee shall be zero for the next six months beginning on the date of withdrawal. Effective January 1, 2003. the six-month suspension period shall begin as of the date the full withdrawal occurs and will run concurrent with a suspension pursuant to 6.6(c)(i)(C) if applicable."

        19.    Section 7.3. "Repayment," is restated to read as follows:

          "7.3    Repayment.    All loans shall be repaid, with interest, in substantially level amortized payments made not less frequently than quarterly. The Committee shall select the method for determining the interest rate, which must be a reasonable rate of interest. In the absence of Committee action, the Trustee shall establish the interest rate which shall be equal to the prime rate as published in The Wall Street Journal on the last day of the calendar month preceding the date of the loan plus one percentage point. The minimum term for a loan is one year. The maximum term for a loan is five years unless the proceeds of such loan are used to acquire the principal residence of the Borrower, in which case the maximum term for the loan is 15 years. Effective prior to October 1, 2002, loans shall be amortized on a yearly basis unless otherwise permitted in a uniform and nondiscriminatory manner by the Committee. Effective October 1, 2002, loans shall be amortized on a monthly basis unless otherwise permitted in a uniform and nondiscriminatory manner by the Committee. A loan may be prepaid in full through payroll withholding, a bank check or a cashier's check at any time on or after the second pay cycle following the effective date of the loan or, effective prior to October 1, 2002, the first day of the third calendar month following the effective date of the loan. Loan repayments shall be accelerated. and all loans shall be payable in full 90 days after the Borrower separates from service. If the Borrower is an active Employee or on a paid leave of absence, loans shall be repaid through payroll withholding unless the Employee is prepaying his loan, in which case the prepayment need not be through payroll withholding."

        20.    Section 9.4, "Investment Funds," is amended effective July 1, 2003 by removing section 9.4(j), "AT&T Shares Fund" and all references in such section and in the Plan to the AT&T Shares Fund are deleted.

        21.    Section 9.6, "Requirements for Participants Elections," subsection (b)(iv), is restated to read as follows: "(iv) Requests described in Section 9.6(a)(iv) will be processed as soon as administratively practicable which, prior to October 1, 2002, generally, will be on the last Valuation Date of the week in which the Plan's records reflect the individual's eligibility to receive a distribution and a request for a distribution is properly made by the Participant and received by the Plan. Proceeds from transactions described in Section 9.6(a)(iv) will be delivered as soon as practicable thereafter."

        22.    Section 10.2, "Allocations Upon Termination or Discontinuance of Company Contributions," is restated effective December 30. 2002 to read as follows:

          "Section 10.2    Allocations Upon Termination or Discontinuance of Company Contributions.    Upon the termination or partial termination of the Plan or upon the complete discontinuance of contributions, the Committee shall promptly notify the Trustee of such termination or discontinuance. The Trustee shall then determine, in the manner prescribed in section 4.2. the net worth of the Trust Fund as of the close of the last business day of the calendar month in which such notice was received by the Trustee. The Trustee shall advise the Committee of any increase or decrease in such net worth that has occurred since the preceding Valuation Date. After crediting to the Before-Tax Contributions account and After-Tax Contributions account

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  of each Participant the amount contributed by him since the preceding Valuation Date, the Committee shall thereupon allocate, in the manner described in section 4.3, among the accounts of the Participants then remaining in the Plan, any such increase or decrease in the net worth of the Trust Fund. Immediately after the allocation of such increase or decrease in net worth, the Committee shall allocate among the accounts of the Participants then remaining in the Plan, in the manner described in sections 3.2. 3.12. 4.1. and 5.5, any Company Contributions. Qualified Non-Elective Contributions or forfeitures occurring since the preceding Valuation Date."

  Executed this 23rd day of January, 2003.

PLAN DESIGN COMMITTEE
/s/ JILL SANFORD Jill Sanford
/s/ JANET COOPER Janet Cooper
/s/ TODD FLESSNER Todd Flessner

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AMENDMENT 2003-1
QWEST SAVINGS & INVESTMENT PLAN

        The Qwest Savings & Investment Plan, as amended and restated effective December 31, 2001, unless otherwise indicated, is hereby amended as follows effective December 31, 2000 except as provided in subsection (c) below:

        1.    Section 1.30 is restated to read as follows:

          "Highly Compensated Employee means:

    (a)
    Any Employee who, at any time during the Plan Year or the Look-Back Year, was a Five-Percent Owner, or

    (b)
    Any Employee who earned at least $80,000 (as adjusted by the Secretary of the Treasury) during the Look-Back Year and was a member of the Top-Paid Group.

    (c)
    This subsection (c) is effective November 1, 2002 and shall apply only to an Employee employed by each of Qwest Dex, Inc. ("Dex") and SGN LLC ("SGN") pursuant to the Joint Management Agreement (the "Agreement"). During the period that such Employee is so employed by both Dex and SGN (or until the Agreement is no longer in effect if earlier), for purposes of determining if an Employee has earned $80,000, such Employee's earnings shall be determined by including all income received from SGN.

    (d)
    For Plan Years other than Plan Years running concurrent with the calendar year, the calendar year beginning within the Look-Back Year will be treated as the Look-Back Year for purposes of determining whether an Employee is a Highly Compensated Employee on account of the Employee's Compensation for the Look-Back Year under Section 414(q)(1)(B)."

        2.    Section 1.36 is restated to read as follows:

          "Look-Back Year means, except as provided in Section 1.30, the twelve months immediately preceding the Plan Year."

Executed this 17th day of March 2003.

PLAN DESIGN COMMITTEE QWEST COMMUNICATIONS INTERNATIONAL INC.
By:	/s/ JANET K. COOPER Janet K. Cooper Senior Vice President and Treasurer	Date:	3/17/03
By:	/s/ TODD A. FLESSNER Todd A. Flessner Sr. Director—Pension & Savings Plans	Date:	3/17/03
By:	/s/ JILL R. SANFORD Jill R. Sanford Vice President—Human Resources	Date:	3/17/03

AMENDMENT 2003-2
QWEST SAVINGS & INVESTMENT PLAN

        The undersigned is acting on behalf of the Plan Design Committee pursuant to the authorization and direction of the Plan Design Committee given at a meeting held on May 22, 2003. In accordance with such authorization and direction, the Qwest Savings & Investment Plan, as amended and restated effective December 31. 2001, unless otherwise indicated is hereby amended as follows:

        1.    Section 1.21 "Covered Employee." paragraph (a). "General," and paragraph (b), "Exclusions," are hereby restated effective May 1, 2003 to read as follows:

          (a)    General.    A Covered Employee shall mean an Employee of a Participating Company who is: (i) a regular or regular-term Employee in active service (on a full-time or part-time basis); (ii) a regular flexible Employee; or (iii) a person classified as a temporary Employee, incidental Employee or an intern.

          (b)    Exclusions.    A Covered Employee shall not include any Employee of a non-Participating Company. Anyone classified as an "occasional employee" or "ETC Employee" shall not be a Covered Employee. A Covered Employee shall not include any Leased Employees or any individuals who would be Leased Employees but for their length of service with the Company and Affiliates. A Covered Employee, who is a Management Employee, shall not include any individual who enters into an agreement with the Participating Company stating that he is not to participate in the Plan.

        2.    Section 6.4 "Manner of Distribution" is hereby amended effective June 1, 2003 by adding the following paragraph (e), "Distributions Not Exceeding $5,000," to read as follows:

          (e)    Distributions Not Exceeding $5,000.    Notwithstanding any provision of this Plan to the contrary, effective June 1, 2003 the Committee shall mandate a distribution in a single lump sum to a Participant who has terminated employment and whose vested Account equals $5,000 or less at the time of the distribution. For purposes of this paragraph, amounts held in a Participant's Rollover Contribution account, as described in section 3.6, shall be disregarded for purposes of determining the value of the Participant's Account.

        3.    Section 6.5 "Time of Distribution" is hereby amended effective June 1, 2003 by adding the following paragraph (e), "Timing of Small Account Distributions," to read as follows:

          (e)    Timing of Small Account Distributions.    In the case of a distribution described in section 6.4(e), distributions shall be made as soon as reasonably practicable after the Participant becomes eligible to receive a distribution in accordance with uniformly applied and non-discriminatory procedures.

        Executed this 22nd day of May, 2003.

PLAN DEIGN COMMITTEE. QWEST COMMUNICATIONS INTERNATIONAL INC.
By	/s/ JILL SANFORD Jill Sanford
Its:	Vice-President—Compensation, Benefits and HRIS

AMENDMENT 2003-3
QWEST SAVINGS & INVESTMENT PLAN

        The undersigned is acting on behalf of the Compensation and Human Resources Committee of the Board of Directors of Qwest Communications International Inc. (the "Committee") pursuant to the authorization and direction of the Committee given at a meeting held on September 16, 2003. In accordance with such authorization and direction, the Qwest Savings & Investment Plan, as amended and restated effective December 31, 2001, is hereby amended effective as stated below as follows:

        1.     Effective as soon as administratively practicable on or after August 17, 2003, Section 3.1, "Participant Contributions," paragraph (b), "Plan Design Limits," is hereby restated to read as follows:

          (b)    Plan Design Limits.    A Participant's Participant Contributions in a Plan Year shall be at least 1% and shall not exceed 25% of Compensation for each pay period with respect to Management Employees and Occupational Employees. A Participant may only elect to make Participant Contributions from his Compensation, subject to Code section 401(a)(17) limitations, for the Plan Year that he receives while eligible to make Participant Contributions.

        2.     Effective December 31, 2001, Section 3.9, "Contribution Limits for Highly Compensated Employees (ADP Test)," paragraph (e), "Determining Amounts Returned," is hereby amended to correct a scrivener's error by restating the first sentence to read as follows:

          (e)    Determining Amounts Returned.    If the ADP test is not satisfied and the Committee elects to return contributions pursuant to paragraph (d)(ii) above, the following procedure shall be applied to determine the amounts to be returned.

        3.     Effective January 1, 2003, Section 6.4, "Manner of Distribution," paragraph (a), "General," and paragraph (b), "Partial Withdrawals and Installments," are hereby restated to read as follows:

          (a)    General.    The distributable amount shall be paid in a single payment, installments or partial withdrawal, except as otherwise provided in the remainder of this section.

          (b)    Partial Withdrawals and Installments.    Except as provided in paragraph (e) of this Section 6.4 (relating to distributions of $5,000 or less), withdrawals of less than the distributable amount are available to Employees as specified in Section 6.6, to those Employees over 70 1/2 who are Five-Percent Owners as described in paragraph 6.5(c)(11) and to ally former Employees or beneficiaries eligible to receive a distribution under Section 6.5. A partial withdrawal shall be taken from the following Accounts in the following order: After-Tax Account (unmatched After-Tax Contributions and corresponding earnings distributed before Matched After-Tax Contributions and corresponding earnings); Rollover Account; ESOP Account and any related Matching Contribution Account: and Before-Tax Account (unmatched Before-Tax Contributions and corresponding earnings distributed before Matched Before-Tax Contributions and corresponding earnings). Installment payments made pursuant to section 6.9 shall be made annually if such installment payments are elected or requested to be made.

        4.     Effective January 1, 2003, Section 6.5. "Time of Distribution," paragraph (a), "Earliest Date of Distribution," subparagraph (iii), "After Death," the first sentence is hereby restated to read as follows:

          After the death of the Participant, the Participant's beneficiary shall elect to receive a distribution in a lump sum, partial withdrawal or installments with the Participant's total Account balance being distributed to such beneficiary (or the beneficiary's beneficiary if the beneficiary dies) over a period not exceeding five years after the date of the Participant's death or, if the beneficiary is a designated beneficiary, the designated beneficiary's life expectancy.

COMPENSATION AND HUMAN RESOURCES COMMITTEE,

QWEST COMMUNICATIONS INTERNATIONAL, INC.

By	/s/ JILL R SANFORD
Title	VP—HR
Date	11/25/03

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AMENDMENT 2003-4
QWEST SAVINGS & INVESTMENT PLAN

        WHEREAS, the undersigned is acting on behalf of the Plan Design Committee of Qwest Communications International Inc. (the "Committee"), which has the authority to amend the Qwest Savings & Investment Plan, as amended and restated effective December 31, 2001 (the "Plan"), pursuant to Section 10.4 of the Plan: and

        WHEREAS, the Plan has historically provided for the inclusion of a Qwest Shares Fund (or predecessor employer stock fund) as an investment fund under the Plan: and

        WHEREAS, no fiduciary has had authority or responsibility under the Plan for the management of such employer stock fund or the evaluation of the propriety of offering such fund as an investment fund under the Plan: and

        WHEREAS, the Plan has not and does not authorize the appointment of an independent fiduciary to be responsible for the investment of Plan assets in the Qwest Shares Fund: and

        WHEREAS, effective August 7, 2002, the Plan was amended to provide that no additional amounts could be invested by participants in the Qwest Shares Fund until further notice (without need for an amendment): and

        WHEREAS, the Committee has determined to amend the Plan to authorize Qwest Asset Management Company ("QAM") to appoint an independent fiduciary to be responsible for the management and investment of Plan assets in the Qwest Shares Fund.

        NOW THEREFORE, the Plan is hereby amended effective as of the date of execution hereof as follows:

        Section 8.8. "Allocation of Fiduciary Responsibilities," paragraph (d), is hereby restated to read as follows:

  (d)
  (i)    Notwithstanding the preceding provisions of this section or any other provision of this Plan, neither the Committee, QAM, the Board of Directors, a Participating Company, the Trustee nor any investment manager shall be a fiduciary with respect to the designation or direction by an Account Owner of investment funds with respect to that Account Owners Account. Each Account Owner shall be the named fiduciary (except as otherwise provided by section 404(c) of ERISA) with respect to any designation, direction or other exercise of control of investment funds with respect to his Account. As a result, with respect to designations and directions described in this Plan and any other exercise of control by an Account Owner over assets in his Account, such Account Owner shall be solely responsible for such actions and neither the Committee, QAM, the Trustee, a Participating Company, the Board of Directors nor any other person or entity which is otherwise a fiduciary shall be liable for any loss or liability which results from such Account Owner's exercise of control.

    (ii)    Notwithstanding any other provision of the Plan to the contrary, QAM shall have the authority to appoint an investment manager/independent fiduciary to be solely responsible for the management and investment of Plan assets in the Qwest Shares Fund (including the responsibility for evaluating the propriety of allowing additional Participant investments in such fund. Should the Company decide to again allow such investment), and to remove any investment manager/independent fiduciary so appointed. No other person or entity which is otherwise a fiduciary under the Plan shall have any fiduciary responsibility or authority with respect to the investment of Plan assets in the Qwest Shares Fund.

PLAN DESIGN COMMITTEE.

QWEST COMMUNICATIONS INTERNATIONAL INC.

By	/s/ JILL R SANFORD
Title	VP—HR
Date	12/8/03

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AMENDMENT 2003-5

QWEST SAVINGS & INVESTMENT PLAN

        The Qwest Savings & Investment Plan, as amended and restated effective December 31, 2001 (the "Plan"), is hereby amended as follows effective as of the dates indicated:

        1.     Section 3.1(c), "Catch-up Contributions," is hereby amended effective January 1, 2003, by adding the following paragraph to that subsection:

          "Notwithstanding any provision contained in the Plan to the contrary, a Participant eligible to make catch-up contributions may defer an amount for any payroll period in addition to the amount described in Section 3.1(b). Such additional amount may be equal to a pro-rata share of the applicable dollar catch-up limit or such other amount as is otherwise necessary to permit the eligible Participant to elect to defer the applicable maximum catch-up amount. The Committee may establish such rules, policies and procedures as it deems necessary for purposes of the administration of this subsection."

        2.     Section 3.2(b)(i)(B), "Customer Service Agents," is hereby amended effective January 1, 2004 by replacing "65%" where it appears in that subsection with "81%."

        3.     Section 3.8(b), "Correction," is hereby amended effective December 31, 2001 by clarifying the second sentence of that subsection to read as follows:

    "The Plan shall pay any reduction in the Participant Contributions to the Participant as soon as administratively practicable, subject to any required withholding."

        4.     Effective January 1, 2002 all references to Section 6.5(c)(iii) contained in the Plan are amended to refer to section 6.5(c)(iii) or section 6.12.

        5.     Section 6.12, "Required Minimum Distribution Requirements," is hereby added effective January 1, 2002 to read as follows:

          "6.12.    Minimum Distribution Requirements.

            (a)   General Rules.

              (i)    Effective Date.    The provisions of this section will apply for purposes of determining required minimum distributions for calendar years beginning with the 2002 calendar year.

              (ii)    Coordination with Minimum Distribution Requirements Previously in Effect.    Required minimum distributions for 2002 under this section will be determined as follows. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this section equals or exceeds the required minimum distributions determined under this section, then no additional distributions will be required to be made for 2002 on or after such date to the distributee. If the total amount of 2002 required minimum distributions under the Plan made to the distributee prior to the effective date of this section is less than the amount determined under this section, then required minimum distributions for 2002 on and after such date will be determined so that the total amount of required minimum distributions for 2002 made to the distributee will be the amount determined under this section.

              (iii)    Precedence.    The requirements of this section will take precedence over any inconsistent provisions of the Plan.

              (iv)    Requirements of Treasury Regulations Incorporated.    All distributions required under this section will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code.

              (v)    TEFRA Section 242(b)(2) Elections.    Notwithstanding the other provisions of this section, distributions may be made under a designation made before January 1, 1984,

      in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to section 242(b)(2) of TEFRA.

            (b)    Time and Manner of Distribution.

              (i)    Required Beginning Date.    The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

              (ii)    Death of Participant Before Distributions Begin.    If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

                (A)  If the Participant's surviving Spouse is the Participant's sole designated beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

                (B)  If the Participant's surviving Spouse is not the Participant's sole designated beneficiary, then distributions to the designated beneficiary will begin in accordance with the beneficiary's election by December 31 of the calendar year immediately following the calendar year in which the Participant died and payments shall be made in accordance with section 6.12(d). Such election must be made within a reasonable time prior to the December 31 of the year containing the anniversary of the Participant's death. Alternatively the designated beneficiary may elect to receive his interest in the Plan by December 31 of the calendar year containing the fifth anniversary of the Participant's death. Such election must be made by September 30 of the year following the year of the Participant's death and must provide that the beneficiary's entire interest shall be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death. In the event the beneficiary does not make an election under this subsection, such beneficiary's interest shall be paid in a lump sum as soon as practicable after any election periods expire but in no event no later than December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                (C)  If there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed as soon as practicable, but in no event later than December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                (D)  If the Participant's surviving Spouse is the Participant's sole designated beneficiary and the surviving Spouse dies after the Participant but before distributions to the surviving Spouse begin, this section (b)(ii), other than section (b)(ii)(A), will apply as if the surviving Spouse were the Participant.

              For purposes of this section (b)(ii) and section (d), unless section (b)(ii)(D) applies, distributions are considered to begin on the Participant's Required Beginning Date. If section (b)(ii)(D) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under section (b)(ii)(A).

              (iii)    Forms of Distribution.    Unless the Participant's interest is distributed in the form of a single sum on or before the Required Beginning date, as of the first distribution calendar year distributions will be made in accordance with sections (c) and (d).

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            (c)    Required Minimum Distributions During Participant's Lifetime.

              (i)    Amount of Required Minimum Distribution For Each Distribution Calendar Year.    During the Participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

                (A)  the quotient obtained by dividing the Participant's Account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the distribution calendar year: or

                (B)  if the Participant's sole designated beneficiary for the distribution calendar year is the Participant's Spouse, the quotient obtained by dividing the Participant's Account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the distribution calendar year.

              (ii)    Lifetime Required Minimum Distributions Continue Through Year of Participant's Death.    Required minimum distributions will be determined under this section (c) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant's date of death.

            (d)    Required Minimum Distributions After Participant's Death.

              (i)    Death On or After Date Distributions Begin.

                (A)    Participant Survived by Designated Beneficiary.    If the Participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant's designated beneficiary, determined as follows:

                  (1)   The Participant's remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

                  (2)   If the Participant's surviving Spouse is the Participant's sole designated beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Participant's death using the surviving Spouse's age as of the Spouse's birthday in that year. For distribution calendar years after the year of the surviving Spouse's death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by one for each subsequent calendar year.

                  (3)   If the Participant's surviving Spouse is not the Participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

                (B)    No Designated Beneficiary.    If the Participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's

3

        death is the quotient obtained by dividing the Participant's Account balance by the Participant's remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

              (ii)    Death Before Date Distributions Begin.

                (A)    Participant Survived by Designated Beneficiary.    If the Participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account balance by the remaining life expectancy of the Participant's designated beneficiary, determined as provided in section (d)(i).

                (B)    No Designated Beneficiary.    If the Participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                (C)    Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.    If the Participant dies before the date distributions begin, the Participant's surviving Spouse is the Participant's sole designated beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under section (b)(2)(A) this section (d)(ii) will apply as if the surviving Spouse were the Participant.

            (e)    Definitions

              (i)    Designated Beneficiary.    The individual who is designated as the beneficiary under section 6.1 of the Plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-4, Q&A-1, of the Treasury Regulations.

              (ii)    Distribution calendar year.    A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under section (b)(ii). The required minimum distribution for the Participant's first distribution calendar year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

              (iii)    Life expectancy.    Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury Regulations.

              (iv)    Participant's Account balance.    For purposes of this section, Participant's Account balance means the Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The Account balance for the valuation calendar year includes any amounts rolled

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      over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

              (v)    Required Beginning Date.    Required Beginning Date as defined in section 1.59."

PLAN DESIGN COMMITTEE.
QWEST COMMUNICATIONS INTERNATIONAL INC.
By	/s/ JILL R. SANFORD
Title	VP-HR
Date	12/12/03

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QuickLinks

  Exhibit 4.1
  EXECUTION COPY
QWEST SAVINGS & INVESTMENT PLAN Amended and Restated, Effective December 31, 2001 (Unless Otherwise Indicated)
TABLE OF CONTENTS
QWEST SAVINGS & INVESTMENT PLAN amended and restated, effective December 31, 2001 PREAMBLE
ARTICLE I Definitions
ARTICLE II Participation
ARTICLE III Contributions
ARTICLE IIIA ESOP Provisions
ARTICLE IV Interests in the Trust Fund
ARTICLE V Amount of Benefits
ARTICLE VI Distribution of Benefits
ARTICLE VII Loans
ARTICLE VIII Allocation of Responsibilities—Named Fiduciaries
ARTICLE IX Trust Agreement—Investments
ARTICLE X Termination and Amendment
ARTICLE XI Plan Adoption by Affiliates
ARTICLE XII Top-Heavy Provisions
ARTICLE XIII Miscellaneous
APPENDIX A Provisions Applicable to Supernet, Inc. 401(k) Profit Sharing Plan
APPENDIX B Provisions Applicable to LCI International 401(k) Savings Plan
APPENDIX C Provisions Applicable to Lightwave Spectrum, Inc. 401(k) Plan
ACTION ON BEHALF OF THE PLAN DESIGN COMMITTEE OF QWEST COMMUNICATIONS INTERNATIONAL INC.
AMENDMENT 2002-2.a QWEST SAVINGS & INVESTMENT PLAN
AMENDMENT 2002-1 QWEST SAVINGS & INVESTMENT PLAN
AMENDMENT 2002-2 QWEST SAVINGS & INVESTMENT PLAN
QWEST SAVINGS & INVESTMENT PLAN AS AMENDED AND RESTATED EFFECTIVE DECEMBER 31, 2001 AMENDMENT 2002-3
AMENDMENT 2003-1 QWEST SAVINGS & INVESTMENT PLAN
AMENDMENT 2003-2 QWEST SAVINGS & INVESTMENT PLAN
AMENDMENT 2003-3 QWEST SAVINGS & INVESTMENT PLAN
AMENDMENT 2003-4 QWEST SAVINGS & INVESTMENT PLAN
AMENDMENT 2003-5 QWEST SAVINGS & INVESTMENT PLAN